UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

CVB FINANCIAL CORP.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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OTICE OF 2023 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

NOTICE OF 2025 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD WEDNESDAY, MAY 21, 2025

To Our Shareholders:

The 2025 annual meeting of shareholders of CVB Financial Corp. will be held at 8:00 a.m. local time at CVB Financial Corp.’s Corporate Headquarters, 701 North Haven Avenue, Ontario, CA 91764, on Wednesday, May 21, 2025.

We will hold our annual meeting in person. In addition, we are planning to provide interested shareholders, members of our Board of Directors and our team members, as a courtesy, the opportunity to listen to our annual meeting by remotely dialing into an audio conference call, which will broadcast the proceedings concurrently. There will be no food or refreshments provided at this meeting.

The live audio call will be held concurrent with our annual meeting (8:00 a.m. PDT on May 21, 2025). To join the audio call please dial 1 (833) 630-1956. Questions will be permitted in person and, as a courtesy, when prompted by the moderator for audio participants. A taped replay will be made available approximately one hour after the conclusion of the call and will remain available until 6:00 a.m. PDT on May 28, 2025. To access the replay, please dial 1 (877) 344-7529, access code 5400593.

Please note that, in order to cast your votes on any matters to be considered at our annual meeting or otherwise to be present at our annual meeting for purposes of California law, you should either (i) vote in advance by internet, telephone or return of your proxy card, or (ii) vote in person by attending the annual meeting at its designated location. Listening to the proceedings by audio conference call will not constitute attendance for legal purposes. We will not have the ability to accept or change any shareholder votes on the audio call.

At our annual meeting, we will ask you to act on the following matters:
1.

Election of Directors. Elect eight (8) persons to the Board of Directors to serve for a term of one year and until their successors are elected and qualified. The following eight persons are our nominees:

	George A. Borba, Jr.	Jane Olvera Majors
	David A. Brager	Raymond V. O’Brien III
	Stephen A. Del Guercio	Hal W. Oswalt
	Anna Kan	Kimberly Sheehy
2.	Advisory Compensation Vote. Approve, on an advisory (non-binding) basis, the compensation of our named executive officers for 2024 (“Say-On-Pay”).
3.	Ratification of Appointment of Independent Registered Public Accountants. Ratify the appointment of KPMG LLP as our independent registered public accountants for 2025.
4.	Other Business. Transact any other business that properly comes before the meeting.
If you were a shareholder of record at the close of business on March 28, 2025, you may vote at the annual meeting or at any postponement or adjournment of the meeting.

By Order of the Board of Directors

Michelle L. Edu Assistant Vice President and Corporate Secretary Dated: April 9, 2025

Important Notice Regarding the Availability of Proxy Materials for the 2025 Annual Meeting of Shareholders:

This Proxy Statement, our 2024 Annual Report and our Annual Report on Form 10-K for the fiscal year 2024 are available online on the internet at: https://investors.cbbank.com/annual-meeting.

IT IS IMPORTANT THAT ALL SHAREHOLDERS VOTE. WE URGE YOU TO PLEASE VOTE BY INTERNET OR TELEPHONE, OR TO SIGN, DATE AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE, SO THAT YOUR SHARES WILL BE REPRESENTED WHETHER OR NOT YOU ATTEND THE ANNUAL MEETING. IF YOU DO ATTEND THE ANNUAL MEETING IN PERSON, YOU MAY THEN WITHDRAW YOUR PROXY AND VOTE IN PERSON.

IF YOU RECEIVED A PAPER COPY OF THIS PROXY STATEMENT AND A PROXY CARD, PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING OVER THE INTERNET OR BY TELEPHONE.

TABLE OF CONTENTS

I.	PROXY STATEMENT SUMMARY AND GENERAL INFORMATION	1		Compensation Committee	37
				Compensation Committee Interlocks and Insider Participation	38
	PROXY STATEMENT SUMMARY	2
	GENERAL INFORMATION	3		Certain Relationships and Related Person Transactions	38
	Who We Are	3
	Our Five Core Values	3		Policies and Procedures for Approving Related Person Transactions	38
	Board Oversight and Structure	3
	Our Executive Officers	4		Annual Board and Committee Self-Evaluation Process	39
	Overview of our Financial and Operating Performance in 2024	4
				Director Compensation	40
	CVB Financial Corp. Percentile Rank vs. Peers on Key Performance Indicators	5		Table on Outside Director Compensation for 2024	41
	Our Social Measures	5		Communications with the Board of Directors	42
	Key Elements of Diversity	8
	Environmental Measures	13	III.	PROPOSAL NO. 2:	43
	Shareholder Engagement	16		ADVISORY RESOLUTION TO APPROVE OUR EXECUTIVE COMPENSATION	43
	Who are the Largest Owners of CVB Financial Corp.'s Stock?	17
				Compensation Discussion and Analysis – General Information	44
	How Much Stock do CVB Financial Corp.'s Directors and Executive Officers Own?	18
				2024 Compensation Program Overview	44
	Delinquent Section 16(a) Reports	19		Philosophy and Objectives of Our Executive Compensation Program
	Questions and Answers About the Annual Meeting and Voting	20			46
				Compensation Clawback Policy	47
				Summary of Components of Executive Compensation	48
II.	PROPOSAL NO. 1:	23
	ELECTION OF DIRECTORS	23		Methodologies for Establishing Executive Compensation	50
	Voting for Director Nominees	23
	Nomination of Director Candidates	23		Role of Our Compensation Consultants	51
	The Nominees	24		Peer Group Criteria and Composition for 2024	51
	Director Skills and Experience Matrix	29		Peer Group Criteria and Composition Table	52
	Corporate Governance Principles	30		Compensation Arrangements with our President and Chief Executive Officer	53
	Board Risk Oversight	30
	Board Nominations of Director Candidates	31		Compensation Arrangements with our Other Named Executive Officers	55
	Shareholder Nominations of Director Candidates and Other Proposals	31
				Compensation Discussion and Analysis - Discussion of 2024 Named Executive Officers' Compensation Program	57
	Director Tenure, Age and Diversity	33
	Board Diversity Matrix	34
	Director Independence	34		Base Salary	57
	Executive Sessions	34		Annual Performance Compensation Plans (Incentive Compensation and Plan-Based Discretionary Bonus Amounts)	57
	Director Stock Ownership Guidelines	34
	Policy on Insider Trading, Pledging and Hedging of Company Equity Securities by Directors, Officers and Employees	35
				Table of 2024 Performance Measures and Corresponding Bonus Percentages	60

	Timining of Equity Grants	35		Table of 2024 Performance Measures and Performance Levels Achieved	61
	Director Attendance at Board Meetings and Annual Shareholders Meeting	36
				Table of 2024 Payout Levels by Performance Measure	62
	Committees of the Board of Directors	36
	Audit Committee	36		Plan-Based Discretionary Bonus Percentages and Amounts	63
	Nominating and Corporate Governance Committee	37

page i

Equity-Based Compensation	66		Potential Payments Upon Termination of Employment Table	79
Equity Incentive Grant Practices	67
Equity Incentive Grants to our President and CEO for 2024	67		CEO Pay Ratio Disclosure	80
			Pay Versus Performance	81
Equity Incentive Grants to our Other NEOs for 2024	68		Equity Compensation Plan Information	86
			Equity Compensation Plan Table	87
PRSU Performance Criteria and Measurement Period	68
		IV.	PROPOSAL NO. 3:	88
Equity Compensation for our NEOs for 2025	69		RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM	88

Employee Retirement Plans	69		Selection of Independent Auditors	88
Employee Health and Welfare Benefits	69		Principal Auditor’s Fees	88
Tax Deductibility and Executive Compensation	69		Audit Committee Oversight	88
Compensation Governance and Risk Management	70		Audit Committee Report	89
			Annual Report on Form 10-K	90
Consideration of 2024 Say-On-Pay Results	71		Proposals of Shareholders for 2026	90
Compensation Committee Report	71
Summary of Compensation Table	72
All Other Compensation Table	72
Grants of Plan-Based Incentive Awards Table for 2024	73
Outstanding Equity Awards at Fiscal Year- End Table	74

Option Exercises and Restricted Stock Vested in 2024 Table	75

Deferred Compensation	75
Nonqualified Deferred Compensation Table	76
Potential Payments to our Named Executive Officers Upon Termination or Change in Control	76

page ii

CVB FINANCIAL CORP. 701 North Haven Avenue Ontario, California 91764 (909) 980-4030

PROXY STATEMENT

This proxy statement contains information about the annual meeting of shareholders of CVB Financial Corp. to be held on Wednesday, May 21, 2025, beginning at 8:00 a.m. local time, at CVB Financial Corp.’s Corporate Headquarters, located at 701 North Haven Avenue, Ontario, CA 91764, and at any postponements or adjournments of the meeting. This proxy statement is being made available to our shareholders on or about April 9, 2025.

CVB Financial Corp. is a bank holding company whose principal subsidiary is Citizens Business Bank. CVB Financial Corp.’s common stock is listed on the Nasdaq Stock Market LLC (“Nasdaq”) and CVB Financial Corp. is therefore subject to Nasdaq’s listing requirements. CVB Financial Corp. is incorporated in the State of California and Citizens Business Bank is a California-chartered bank. CVB Financial Corp. and Citizens Business Bank are sometimes referred to collectively in this proxy statement as the “Company.”

We will hold our annual meeting in person. In addition, we are planning to provide interested shareholders, members of our Board of Directors and our team members with the opportunity, as a courtesy, to listen to our annual meeting by remotely dialing into an audio conference call, which will broadcast the proceedings concurrently and allow for questions and answers.

The live audio call will be held concurrently with our annual meeting (8:00 a.m. PDT on May 21, 2025). To join the audio call, please dial 1 (833) 630-1956. Questions will be permitted in person and when prompted by the moderator on the audio call. A taped replay will be made available approximately one hour after the conclusion of the call and will remain available until 6:00 a.m. PDT on May 28, 2025. To access the replay, please dial 1 (877) 344-7529, access code 5400593.

Please note that, in order to cast your votes on any matters to be considered at our annual meeting or otherwise to be present at our annual meeting for purposes of California law, you should either (i) vote in advance by internet, telephone or return your proxy card, or (ii) vote in person by attending the annual meeting at its designated location. Listening to the meeting by audio conference call will not constitute attendance for legal purposes. We will not have the ability to accept or change any shareholder votes on the audio call. If you vote by internet or phone, you must vote no later than 11:59 p.m. Pacific Daylight Time on May 20, 2025.

Note About Forward-Looking Statements

This proxy statement includes estimates, projections, statements relating to our business plans, objectives, and expected operating results that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may appear throughout this proxy statement and relate to, among other things, our business, financial performance, prospects, executive compensation program, governance goals and commitments. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “designed,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that may cause actual results to differ materially. We describe risks and uncertainties that could cause actual results and events to differ materially in the “Risk Factors,” “Quantitative and Qualitative Disclosures about Market Risk,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our latest Form 10-K and other periodic reports we file with the U.S. Securities and Exchange Commission (“SEC”). Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise, except as required by law.

This Proxy Statement includes several website addresses and references to additional materials found on those websites. Those websites and materials are not incorporated by reference herein.

PROXY STATEMENT SUMMARY

This summary highlights information set forth elsewhere in the proxy statement of CVB Financial Corp. This summary provides an overview and is not intended to contain all the information that you should consider before voting. We encourage you to read the entire proxy statement for more detailed information on each topic prior to casting your vote.

ANNUAL MEETING INFORMATION

Meeting:	Annual Meeting of Shareholders
Date:	Wednesday, May 21, 2025
Time:	8:00 a.m. Pacific Daylight Time
Location:	CVB Financial Corp. Corporate Headquarters 701 North Haven Avenue Ontario, CA 91764
Record Date:	Close of Business on March 28, 2025
Stock Symbol:	CVBF
Exchange:	Nasdaq
Common Stock Outstanding as of Record Date:	139,091,675
How to Vote Your Shares:	Online www.investorvote.com/CVBF By Phone Call the number at the top or your proxy card By Mail Complete, sign, date and return your proxy card in the envelope provided

Matters To Be Voted Upon:		Board Recommendation:
Proposal 1	Election of Directors	FOR each director nominee Page 23
Proposal 2	Advisory resolution to approve, on a non-binding basis, the compensation of the Company’s named executive officers as disclosed in the accompanying proxy statement	FOR Page 43
Proposal 3	Ratification of the appointment of KPMG LLP as our independent public accounting firm for the year ending December 31, 2025	FOR Page 88

NOTICE REGARDING COURTESY AUDIO ACCESS TO THE ANNUAL MEETING VIA TELEPHONE

For your convenience, we are providing shareholders an opportunity to listen to the annual meeting via telephone.

You can access this option by dialing 1 (833) 630-1956 immediately prior to the start time for the annual meeting and asking to be joined into the CVB Financial Corp. audio call.

Shareholders listening to the meeting via our audio call will not be able to vote their shares of common stock via telephone during the annual meeting, nor are such shareholders considered present at the annual meeting for any legal purpose. As a result, if you plan to listen to the annual meeting via telephone, it is important that you vote your proxy prior to the annual meeting.

GENERAL INFORMATION

Who We Are

CVB Financial Corp. is a bank holding company incorporated in the State of California. Our principal banking subsidiary, Citizens Business Bank, serves the financial needs of small to medium-sized businesses and their owners throughout the State of California. We deliver a comprehensive menu of banking and wealth management products and services through an emphasis on personal service and building long-term relationships with businesses and their owners. We are consistently recognized as a top-performing bank, including achieving high ratings by Forbes magazine and by S&P Global Market Intelligence in their annual reviews of publicly-listed banks over the past decade.

We are proud to have celebrated our 50th anniversary in business during 2024 since the founding of Citizens Business Bank in 1974, including 191 consecutive quarters of profitability and 141 consecutive quarters of paying a cash dividend to our shareholders.

Our Five Core Values

We are continuing the work started by our founders in 1974 to build a strong and consistent foundation for our financial services platform. The following are the five core values on which our organization conducts our business.

Financial Strength	Superior People	Customer Focus	Cost-Effective Operation	Having Fun

Board Oversight and Structure

The business and affairs of CVB Financial Corp. and Citizens Business Bank are supervised under the direction of our Board of Directors. The Board of Directors has historically separated the roles of President and Chief Executive Officer, on the one hand, and Chairman of the Board, on the other hand. We believe this structure, together with our other strong corporate governance practices, provide robust independent oversight of management while ensuring clear strategic alignment throughout the Company.

Hal W. Oswalt was elected by our Board of Directors as the Chairman of the Board, effective May 18, 2022. Mr. Oswalt has served as a director of CVB Financial Corp. and Citizens Business Bank since 2014 and as Chair of the Board’s Compensation Committee since May 2021. Mr. George Borba, Jr., who has served as a director of CVB Financial Corp. and Citizens Business Bank since 2012, continues to serve as our Vice-Chairman of the Board.

Separate board committees exist at CVB Financial Corp. and Citizens Business Bank, each of which is responsible for supervising various areas of responsibility or risk. The Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee exist at CVB Financial Corp. The Balance Sheet Management Committee, Credit Committee, Risk Management Committee and Trust Services Committee exist at Citizens Business Bank. All of our board committees meet on regular schedules and report to the full Board of Directors.

Our Executive Officers

The Company’s executive officers are:

David A. Brager	President and CEO of CVB Financial Corp. and Citizens Business Bank (the “CEO”)

E. Allen Nicholson	Executive Vice President and Chief Financial Officer of CVB Financial Corp. and Citizens Business Bank

Yamynn DeAngelis	Executive Vice President, Chief Risk Officer of Citizens Business Bank

David F. Farnsworth	Executive Vice President, Chief Credit Officer of Citizens Business Bank

David C. Harvey	Executive Vice President, Chief Operating Officer of Citizens Business Bank

Richard H. Wohl	Executive Vice President, General Counsel of CVB Financial Corp. and Citizens Business Bank

Biographical information about each of our executive officers named above and employed by the Company as of December 31, 2024 is contained under Item 1 of our Annual Report on Form 10-K for 2024, a copy of which is being mailed with this proxy statement or, as referenced in the Notice, is available at https://investors.cbbank.com/annual-meeting.

Overview of our Financial and Operating Performance in 2024

2024 Net Income	2024 End of Period Assets	2024 End of Period Deposits and Customer Repurchase Agreements	2024 End of Period CET1 Capital Ratio

$200.7 million	$15.15 billion	$12.21 billion	16.2%

2024 presented both new and enduring sets of economic challenges for financial institutions. At the global level, the dramatic expansion of hostilities in the Middle East, and meaningful changes in the momentum of the ongoing Russian invasion of Ukraine, continued to unsettle international markets, particularly in certain industries such as energy and agricultural products. Additionally, in the U.S., the lead-up to the presidential election in November created notable apprehensions for market participants, by injecting significant uncertainties in the areas of protectionism and trade risk, divergent fiscal and tax policies, immigration policy and its impact on labor supply, particularly in the agricultural and construction sectors, and the outlook for inflation and interest rates.

In the Company’s home market of California, the economy continued its trend during recent years of exhibiting sub-par growth and employment gains, with the state’s unemployment rate hovering in excess of 5%, and the state government’s budget deficit for 2024-25 anticipated to reach levels approaching $50 billion. California’s agriculture industry, which accounts for over a third of the country’s vegetables and three-fourths of the country’s fruits and nuts, continued to experience higher labor costs, as well as water scarcity and allocation issues, while California’s dairy industry benefitted in 2024 from improving milk prices and lower feed costs, although California dairies have also been disproportionately affected by the recent spread of bird flu to bovine populations.

The banking environment presented a mixed picture in 2024. On the positive side, the U.S. economy grew a higher-than-expected rate of approximately 2.8%, while adding in excess of two million jobs. Inflation continued to moderate from an annualized rate of 3.4% in December 2023 to a rate of 2.5% by August 2024. This in turn led the Federal Reserve Bank to cut short-term interest rates three times in 2024, reducing the federal funds rate from 5.5% to 4.5%. However, bank funding costs persisted in trending higher during most of 2024, and bank operational and compliance risks increased, due to evolving cyber threats from malicious actors and enhanced regulatory oversight due to prominent regional bank failures in 2023. Commercial credit risk remained elevated, particularly in certain pockets such as the office and retail real estate sectors, and commercial real estate lending levels remained muted compared to prior years. In addition, due to the 2023 regional bank failures, many banks, including Citizens Business Bank, continued to experience deposit outflows and higher borrowing costs. The sheer variety and combination of these numerous economic and financial market cross-currents created a demanding environment for banking institutions during the course of 2024.

We believe that CVB Financial Corp. and Citizens Business Bank performed respectably during 2024, particularly on a relative basis compared to our peers, across a range of financial and credit metrics. Most importantly, the Company maintained its traditionally safe and sound financial position and stable customer franchise in a demanding environment, while exceeding the threshold of earning over $200 million in a fiscal year for the fifth time in our 50-year history. As a result, over the course of 2024, CVB Financial Corp. continued its record of achieving its 191st consecutive quarter of profitability, and its 141st consecutive quarter of paying our shareholders cash dividends. Additionally, for 2024 CVB Financial Corp. was ranked by S&P Global Market Intelligence as one of the Top 50 Best-Performing U.S. Public Banks, Citizens Business Bank was designated as a “Super Premier” Performing Bank by The Findley Reports, and the Company received a Five-Star Superior rating from BauerFinancial, as well as a continued BBB+ rating from Fitch Ratings.

CVB Financial Corp.’s financial and operational success can also be measured on a relative basis by comparing the Company’s performance to that of a group of peer companies. The Company’s peer group was reviewed in November 2024 in connection with the engagement of Pearl Meyer to assist with the Compensation Committee’s benchmarking of our executive officer compensation. This group of peer companies is described below in the section of this proxy statement on “Peer Group Criteria and Composition for 2024.” As measured by six key metrics which we believe are commonly utilized in evaluating banking entities, (ROE, ROA, net interest margin, nonperforming assets excluding restructured loans divided by total assets, efficiency ratio, and noninterest expense divided by average assets), CVB Financial Corp.’s performance for 2024 placed it in the top quartile of our peer group on four of the six measures, all except ROE and net interest margin, and at the median for ROE. For the three-year period from 2022-2024, CVB Financial Corp. attained top (fourth) quartile performance on four of the six measures and third quartile performance on ROE.

CVB Financial Corp. Percentile Rank vs. Peers on Key Performance Indicators

Source: Standard & Poor’s SNL Financial

CVB Financial Corp. achieved annualized shareholder returns for the one-year, three-year and five-year periods ending December 31, 2024 of 12%, 4%, and 4%, respectively, which places CVB Financial Corp. in the mid to third quartiles for all three measurement periods relative to its peers.

Our Social Measures

The Company is proud of its numerous initiatives and efforts to improve its performance in the areas of (1) Labor, Health and Safety, (2) Product Safety, Quality and Brand, (3) Stakeholders and Society, and (4) Human Rights. We have summarized many of these initiatives and efforts below, and additional information is set forth in our separate Corporate Responsibility Report for 2024, which is posted at www.cbbank.com. Our Board of Directors and senior management are actively engaged with the initiatives described below.

Labor, Health and Safety

Management and Labor Relations

We employed 1,089 associates as of December 31, 2024 which was a 1.6% decrease from 1,107 associates at December 31, 2023. Our workforce is generally drawn from the dozens of communities throughout the State of California, where we maintain our corporate headquarters, operations center and more than 60 banking centers and trust office locations.

At December 31, 2024, we had approximately 138 positions with the Company designated as “leadership” roles. This represents approximately 13% of our total associate population. The average tenure at the Company among our leadership group at the end of 2024 was greater than 10 years. Over the course of 2024, turnover among our leadership group was only 8.7%, and during the year we promoted three associates and hired four new associates into our leadership group. Members of the Company’s leadership group attend an annual off-site Leadership Conference where our detailed business strategies and plans are reviewed and discussed.

Our associates receive a number of important benefits, including profit-sharing contributions to our associate retirement plans, generous health and welfare benefits, and special employee programs, including holiday gift cards, an annual holiday party, and a college scholarship program for eligible student dependents of our associates. Selected associates also receive restricted stock or stock option grants. We believe our management and employee relationships are sound and positive.

Training and Development

Recruiting, training and development, and retention of our valued associates are considered vital to the achievement of our business strategies and goals and to the Company’s long-term record of achievement. With respect to recruiting, we seek qualified candidates through a wide range of channels, including social media campaigns, college campus job fairs, a dedicated internal recruiting staff, referrals from current associates, an internship program, banking industry interest groups and selected outside recruiters where necessary. The Company places a high priority on recruiting a diverse group of associates who bring the benefits of their backgrounds, experiences and perspectives to our business and professional activities. Our Human Resources Department has developed a well-structured orientation program for new associates to help acclimate them to Citizens Business Bank and to enhance their contributions to our long-term success. In addition, in 2024, Citizens Business Bank continued to sponsor a summer internship program, involving 11 college students hired as summer interns in various departments and functional areas at the Bank, as well as a rotational program involving a designated associate trainee.

Citizens Business Bank devotes substantial resources to associate training and development covering a wide range of subject matter areas for relevant personnel, such as risk management, compliance, loan underwriting and credit, sales and relationship management, business and consumer financial products, fair lending, anti-harassment and anti-discrimination, workplace safety, and the proper use of various technology applications and safeguards. In 2024, Citizens Business Bank provided more than 200 live and videoconference training sessions for the equivalent of over 10,000 associate training sessions (with many associates attending multiple sessions).

The Company further promotes associate leadership and development through various targeted initiatives, including succession planning for all key management roles, a “top talent” program, and leadership essentials training. These three programs are closely interrelated in practice, as our succession planning program requires managers to identify qualified short-term and long-term successors, managers are regularly asked to identify their best performers and potential new management candidates, and these identified individual associates in turn are chosen to participate in our top talent and leadership essentials training programs, which entail a series of structured learning sessions where the selected associates are provided with the opportunity to enhance their respective skillsets and management capabilities.

Furthermore, consistent with prior years, Citizens Business Bank is presently sponsoring eight associates to attend the Pacific Coast Banking School, which is a three-year part-time program providing in-depth and advanced education on financial topics, practical management tools and leadership skills that are considered critical to the business of banking. Additionally, we have created a Citizens Business Bank associate mentor-mentee program, wherein approximately 14 mid-level managers, who are identified as potential future leaders of the organization, are individually paired with a member of the Bank’s senior leadership team for one-on-one mentoring over an ensuing two-year period.

Occupational Health and Safety

The Company is committed to supporting the physical, mental and financial wellness of our associates and their families. We offer a comprehensive set of medical, dental, vision, life and disability insurance and retirement benefits, as well as on-site wellness programs and resources. In addition, Citizens Business Bank’s medical insurance plans include mental health services as an important component of the offered coverage components, and we also provide access to an employee assistance program to support our associates who are dealing with difficult family, substance abuse, mental health or financial issues. As of December 31, 2024, 68% of our associates were enrolled in our medical insurance plans.

In addition, Citizens Business Bank provides a variety of wellness programs and fitness contests for our entire associate population, including programs and contests that focus on health, nutrition and exercise, and approximately 78% of our associates participated in at least one wellness activity during 2024.

We also seek to be responsive to specific acute situations as well as statutory workplace requirements affecting our associates. For example, Citizens Business Bank has developed a workplace violence plan and associated protocols, and our Human Resources Department conducts annual training sessions designed to help our associates understand how to protect themselves from potential workplace violence threats or incidents. Starting July 1, 2024, under SB 553, workplace violence prevention plans became mandatory for virtually every employer in California.

In addition, our senior leadership team, with the support of our Board of Directors, continues to develop strategies and actions designed to address key risks posed to the Company by health and safety-related issues. These key risks have at times included (i) associate and workplace health and safety issues resulting from Citizens Business Bank’s need to remain open and available to our customers as an essential business during the COVID-19 pandemic, and (ii) additional cybersecurity and data security risks arising from our implementation of remote work capabilities for a significant number of our associates during the pandemic and beyond. Our Board, executive leadership team and associates continue to work together to seek to ensure that Citizens Business Bank and our banking centers remain available to provide a full range of products and services to our customers and communities in the event of potentially disruptive health and safety-related occurrences.

Workforce Diversity and Engagement

Citizens Business Bank has developed and maintained a diverse and committed workforce that reflects the diversity and distinctiveness of the many communities that we serve throughout the State of California. To this end, we have adopted and implemented a comprehensive Associate Engagement Policy that is designed to guide our investment in the professional recruitment and development of our associates and to foster an inclusive and diverse workplace. Our Associate Engagement Policy in turn is overseen by the Company’s Engagement Committee, which is chaired by our Director of Human Resources and includes our Chief Financial Officer (“CFO”), Chief Operating Officer (“COO”), Chief Risk Officer (“CRO”) and General Counsel. Our Director of Human Resources provides updates on our progress on our associate engagement initiatives and metrics to the Company’s Board of Directors on a regular basis.

Day-to-day involvement in the Company’s Engagement Program is headed by our Chief Engagement Officer and Associate Engagement Manager. This Officer serves as the Chair of our Company’s Engagement Council, which consists of approximately fifteen of our associates who represent diverse elements of our employee base and who participate in planning events and activities intended to support the Company’s diversity, engagement and inclusion initiatives and objectives.

The Company’s Associate Engagement Policy provides a framework that we use to create and strengthen our diversity and inclusion policies and practices, including our organizational commitment to active associate involvement, positive workforce and employment practices, and practices to promote transparency of organizational diversity and inclusion. We strive to hire, reward and retain talent by evidencing a strong commitment to equal opportunity.

During February 2024, Citizens Business Bank was pleased to be recognized by Newsweek magazine in its annual study highlighting “American’s Greatest Workplaces for Women 2024.” According to Newsweek, this study involved an assessment of publicly accessible employer data, discussions and interviews with selected HR professionals, and extensive, confidential on-line surveys conducted among women working for U.S. companies that employed more than 500 employees in 2023. Newsweek then rated each company’s performance on a range of relevant metrics, consisting of ten different key performance indicators, developed from the perspective of women in the workforce, including the ratio of women in leadership positions, employee compensation and benefits (including equal pay), non-discriminant hiring, initiatives for women empowerment, corporate culture, working conditions, training and career progression, work-life balance, sustainability and awareness.

Key Elements of Diversity

The following represents key elements of the Company’s diversity with respect to our leadership group and all associates at December 31, 2024:

Compensation and Benefits

Associate compensation is an important factor in connection with our recruitment and retention efforts, and we seek to develop, administer and maintain competitive compensation programs at all levels of our organization. Our Board of Directors oversees associate compensation, as well as the Company’s incentive and benefit plans (including attendant risk associated with the structuring of such compensation plans), through the Board’s Compensation Committee. The Company’s Management Compensation Compliance Committee, which operates under the direction of the Board Compensation Committee, identifies, assesses, and manages exposure to and compliance with applicable compensation laws, regulations, and other related issues. In general, the Management Compensation Compliance Committee is responsible for seeking to ensure the Company has designed and implemented compensation risk management processes that (1) evaluate the nature of inherent risks in our compensation programs; (2) are consistent with the Company’s strategic plans; and (3) foster a culture of risk-awareness and risk-adjusted decision making throughout the Company.

At Citizens Business Bank, all our associates earn base pay and are eligible for incentive compensation awards. Furthermore, Citizens Business Bank makes an annual contribution to our 401(k) plan for all eligible associates, which includes a 3% "safe harbor" contribution and may include a significant profit-sharing component. For 2024, 92% of our eligible associates earned an incentive bonus and 100% of our eligible associates received contributions to their retirement accounts through our 401(k) and profit-sharing plan. For 2024, employer contributions to our 401(k) plan amounted to 4% of each eligible associate's qualifying compensation. In this connection, 92% of our associates also made their own individual participant contributions to our 401(k) plan during 2024. In addition, during 2024, we paid a minimum hourly wage to associates throughout Citizens Business Bank of $20.00 per hour, which exceeds the highest minimum wage required to be paid in any of the locales where our corporate or banking centers are located. We are proud to report that our median employee compensation for 2024 was $93,917.

Furthermore, as noted above, Citizens Business Bank provides comprehensive medical, dental, vision, life and disability insurance and other benefits to our associates. Citizens Business Bank contributes approximately 70% of the cost of employee medical insurance for our lowest-cost health benefit plan.

Employee Performance and Retention

In view of our significant investments in recruitment and training, we place a high premium on retaining our valued associates and managers, and we have created several programs to recognize and reward associates who distinguish themselves through their performance. Citizens Business Bank provides a Citizens Experience Service Award and Recognition Program that resulted in 983 nominations of associates who were recognized for exemplifying our Five Core Values during the course of

2024, representing a 39% increase in nominations over 2023. In addition, the Company has a long-held tradition of an annual awards program that recognizes outstanding employment tenure, work commitment and job performance. In 2024, we held our annual awards ceremony at our Company’s holiday party in December, and we publicly recognized 143 associates who earned special tenure-based awards and 39 associates who stood out for their dedication to our high standards of performance. Furthermore, in 2022, Citizens Business Bank started a “Borba Scholarship” program, named for our founder, George Borba, Sr., which awards college scholarships to qualifying college student dependents of our associates. In 2024, we awarded college scholarships to 42 selected college student dependents of our associates, in amounts up to $2,500 per recipient.

Citizens Business Bank has designed specific elements of its associate compensation programs with a view toward improving our employee retention. One key element in this regard is our restricted stock and stock option grant program, which provides equity awards to selected associates that vest over periods typically ranging from three to five years. These equity awards are targeted to associates whose skill sets and performance are considered to be of particular ongoing value to our organization. We also contribute 3% of qualifying compensation for all eligible associates in the Citizens Business Bank 401(k) plan, as well as a separate profit-sharing contribution to the same plan that has traditionally ranged from 1% to 3% of the participating associate’s base salary and bonus, depending on the Company’s achievement of annual profitability goals. Moreover, Citizens Business Bank provides other benefits designed to enhance the well-being and retention of our associates, including a yearly holiday gift card program, our health and wellness programs, and a special annual reward program and trip for our top sales associates.

Citizens Business Bank is committed to enhancing associate engagement as a cornerstone of our organization’s core values of employing superior people with a strong focus on customer satisfaction. Starting in 2022, we commissioned Gallup, Inc., a workplace consulting firm, to conduct an annual survey of all our associates on a wide range of questions designed to quantitatively and qualitatively assess our levels of associate engagement, because we believe there is a strong link between associates who are engaged in their jobs and the achievement of successful business outcomes. The results of this survey, in turn, create a foundation for important dialogue and collaboration between our associates and their managers to foster a culture of engagement and opportunities for professional growth. Over the course of the past several years, our Gallup Engagement Index of engaged associates has continued to improve, from 46% in 2022 to 53% in 2023 to 54% in 2024, and the percentage of Citizens Business Bank associates who have elected to participate in our annual engagement surveys has consistently exceeded 95%.

We believe these retention programs and engagement efforts, in turn, have helped to inform and benefit our overall associate turnover numbers, which have likewise improved from an annualized rate of approximately 15.2% in 2023 to approximately 14.2% in 2024.

Product Safety, Quality and Brand

Ethical Marketing and Communication

It is the policy of Citizens Business Bank to conduct all our marketing and advertising activities in accordance with ethical practices and applicable laws and regulations. This means, among other things, that we strive to ensure that our advertisements fairly represent our products, services, pricing and other terms of doing business, and that our marketing is not misleading or inaccurate and does not contain any material misrepresentations. In addition, our marketing policies provide that Citizens Business Bank will not exclude any identifiable group on a prohibited basis, including gender, race, ethnicity, religion or national origin. All marketing campaigns and materials are overseen by our Marketing Department and, where applicable, are reviewed by our Risk Management Department and our internal legal counsel.

Data Security

We are committed to protecting our customers’ and associates’ personal and financial information, and we believe our Board of Directors and executive management team devote a significant amount of time to monitoring and managing information security and cybersecurity risks, since cybersecurity incidents compromising non-public personal financial information ("NPPI") could produce material adverse effects on the Company’s business, including but not limited to, loss of customers, reputational harm, loss of intellectual property, disruption of key business operations, governmental fines/penalties, and litigation/remediation liability and costs.

Under the direction of our Chief Information Security Officer ("CISO"), Citizens Business Bank maintains a formal information security management program to address known cybersecurity risks. This program leverages industry frameworks and standards with the goal of ensuring appropriate controls are established and regularly assessed for adequacy. Major components of the program include safeguarding customer and associate information, third party vendor oversight, incident response and seeking to ensure business continuity.

Our Board Audit Committee receives regular reports and briefings from our CISO, at least once per quarter or more frequently as circumstances may require, on cybersecurity issues, including on the Company’s risk posture to protect against cybersecurity threats, and on policies that are intended to adequately implement the Company’s information security management program. The CISO and our CRO also periodically inform our Board of Directors about efforts relating to compliance, examinations, risk assessments, results of audits, penetration and vulnerability testing, security breaches or violations, and recommended changes to our information security management program. This periodic reporting includes an annual review of regulatory requirements relating to cybersecurity, the federal Gramm-Leach Bliley Act, the California Consumer Privacy Act and the California Privacy Rights Act.

The Company maintains a cybersecurity insurance program covering a range of potential scenarios and contingent risks through Resilience Cyber Insurance Solutions (“Resilience”), and the Company’s cybersecurity program has been externally evaluated within the past year by Resilience as well as the Company’s cybersecurity insurance broker, Aon Commercial Risk Solutions. Moreover, starting in 2022, Citizens Business Bank has retained Resilience to assist us in conducting an annual simulation of a major cybersecurity event to test our organization’s readiness capabilities. In addition, Citizens Business Bank’s prudential bank regulators conduct annual cybersecurity and privacy audits. The Company also provides regular training for all associates on information security and cyberfraud issues.

Customer and Employee Privacy

We strive to engender customer trust and confidence with respect to our customers’ and our associates’ NPPI, which includes seeking to ensure compliance with the California Consumer Privacy Act and the California Privacy Rights Act. Citizens Business Bank maintains policies and procedures that address information security requirements and privacy concerns in connection with our customers, associates, business processes and relevant technology applications. Citizens Business Bank’s Privacy Notice is made available on our corporate website, which outlines our NPPI collection and usage practices, as well as privacy rights available to individual customers and employees in compliance with applicable federal and state laws.

At this time, Citizens Business Bank does not share personal information with any third parties other than certain vendors that support our core business activities, and our contracts with such parties generally require them to maintain information security standards similar to those employed by our organization. To help prevent unauthorized access and data leaks, our information security policies, procedures and programs seek to ensure that NPPI access is limited to authorized associates who have a specific business need to obtain the applicable information.

Citizens Business Bank conducts annual information security and cyberfraud training that is mandatory for all our associates, and we conduct routine internal monitoring to enhance compliance with our privacy policy and procedures. Additionally, we seek to monitor our vendors for their compliance with our established service level agreements and information security practices.

Product Quality and Safety

Citizens Business Bank is primarily a business bank, and our financial products and services are generally targeted to, and are contracted by, small and medium-sized businesses and their owners throughout the State of California. We are a relationship-based financial institution that seeks to build long-term and trusted banking and advisory relationships with our customers, and we operate in a highly competitive market for financial products and services. In addition, our business customers tend to be sophisticated about their business objectives and requirements, particularly regarding their needs for financial products and services. This in turn means that the pricing and terms of Citizens Business Bank’s products and services must be transparent and designed to deliver tangible value to our customers.

In addition, financial institutions as a general rule are highly dependent on the confidence of their customers and communities. Citizens Business Bank’s long term track record of stability and customer satisfaction is based on our reputation for integrity. As one example, over 75% of our customer deposit relationships have banked with Citizens Business Bank for three years or more, and we have numerous customer banking relationships that have persisted and grown with Citizens Business Bank for periods of over twenty years.

Furthermore, as a depositary institution with assets exceeding $10 billion, Citizens Business Bank is subject to regular audits and regulatory examinations by our prudential regulators, including the federal Consumer Financial Protection Bureau, and these audits and examinations cover all significant aspects of our business and banking operations, including our adherence to fair lending, marketing, disclosure, vendor management, cybersecurity, customer privacy, complaint management and other relevant policies, procedures and practices.

Stakeholders and Society

Citizens Business Bank strives to positively impact all our stakeholders, including our customers, associates, shareholders, vendors and the communities we serve.

Management Policies, Systems and Disclosure

Citizens Business Bank and its holding company operate under the oversight of several prudential bank regulatory agencies. These agencies include the California Department of Financial Protection and Innovation, the Federal Deposit Insurance Corporation, the Federal Reserve Board and the Consumer Financial Protection Bureau.

In addition, as a public reporting company, the Company is subject, among other laws and regulations, to the Sarbanes-Oxley Act of 2002, which implements a defined framework requiring public companies to publicly report on management’s responsibility for establishing and maintaining an adequate internal control structure and associated control systems, including controls over financial reporting, and to publicly report on the results of management’s assessment of the effectiveness of internal controls over financial reporting. This framework consists of five interrelated components, including a reporting company’s control environment, risk assessment, control activities, information and communication, and monitoring.

Management’s system of financial controls and reporting is, in turn, audited by Citizens Business Bank’s Internal Audit Department, headed by our Chief Audit Executive, and CVB Financial Corp.’s external audit firm, KPMG LLP, both of which report independently and directly to our Board Audit Committee.

Business Ethics and Anti-Corruption

We have adopted a corporate Code of Personal and Business Conduct and Ethics (“Code”) which seeks to address both business and social relationships that may present legal and ethical concerns, and the Code also sets forth our expected standards of conduct to guide the members of our Board of Directors, executives (including our principal executive officer, principal financial officer and principal accounting officer) and other associates. Our associates acknowledge annually that they have read and understood their responsibility to conduct business in accordance with the Code and other provisions of our Associate Handbook, as part and parcel of our efforts to merit and maintain the confidence and trust of our customers, shareholders, regulators and communities.

In addition to the Code described above, the Company has adopted and implemented additional, specific policies regarding (1) any actual or potential conflicts of interest involving the Company’s business and lending activities, including our Conflicts of Interest and federal “Regulation O” policies, (2) prohibitions on any insider trading in the Company’s publicly-listed stock based on material nonpublic information involving the Company, pursuant to our Insider Trading Policy (which is discussed in greater detail below), and (3) an anti-corruption mandate requiring that all directors, officers and employees of the Company comply with the relevant provisions of the U.S. Foreign Corrupt Practices Act (“FCPA”).

The Company’s Conflicts of Interest Policy requires any potential or actual conflict of interest between the Company’s financial or business interests and those of any director, officer or associate to be fully disclosed and notified to the Board’s Audit Committee for discussion and resolution, pursuant to standards outlined in the Policy, including the required recusal of any potentially conflicted directors from discussions or voting on any identified issue. Similarly, the Company has adopted a “Regulation O” Policy, as required by the Federal Reserve Board, that governs any lending or credit relationships between Citizens Business Bank and any director or executive officer of the Company, including the requirement of individualized review and approval of any covered banking transactions pursuant to the specific standards outlined in Regulation O.

The Company has also published and regularly updates an extensive Associate Handbook which, in addition to the policies discussed in the section of this proxy statement on “Labor, Health and Safety” above, prohibits any actions or conduct in violation of relevant anti-corruption prohibitions as reflected in the FCPA. This anti-corruption mandate includes strict anti-bribery prohibitions as well as related accounting and record-keeping compliance provisions, and, wherever applicable, our Associate Handbook provisions cover our directors as well as our officers and associates.

Lobbying and Political Advocacy

Citizens Business Bank as an institution does not make political contributions to any candidates for political office nor to any political action committee supporting a partisan political candidate or organization. Citizens Business Bank is a proud member of the California Bankers Association and the Mid-Size Bank Coalition of America, which are non-partisan organizations that educate and engage policy makers on important policy issues related to the banking industry and provide educational programming, networking opportunities and benchmarking for member banks across a wide range of banking issues.

Consultation and Engagement with our Communities

We are proud of our extensive activities to engage with and to support the many communities and stakeholders in our geographic footprint, including meeting our defined responsibilities under the Community Reinvestment Act of 1977 (“CRA”). The CRA, among other things, requires Citizens Business Bank to help meet the credit needs of our local communities, including low and moderate income areas where we conduct our banking business, consistent with safety and soundness considerations.

In our most recent CRA examination in February 2023, our individual ratings in the three primary review areas of lending, investment and community service were “high satisfactory,” “high satisfactory,” and “outstanding,” respectively, with an overall public CRA rating of “satisfactory”. Citizens Business Bank maintains a senior level CRA Investment Committee, and employs a designated CRA Officer at the Vice President level, as well as two Community Development Officers and a CRA data specialist.

In 2024, Citizens Business Bank made $373,272,000 in CRA-qualifying small business loans, $12,264,000 in CRA-qualifying small farm loans, and $282,584,000 in CRA-qualifying community development loans within our designated Assessment Areas. In addition, during 2024, CBB maintained $179,393,000 in CRA-qualifying investments, and CBB made in excess of $2,100,000 in charitable donations throughout the State of California. Moreover, also in 2024, our valued associates engaged in approximately 1,881 CRA-qualifying service activities, where they recorded an aggregate of approximately 4,797 hours of community service. Included in CBB’s loans, investments and charitable contributions for 2024 are significant support for affordable housing, economic development, workforce development, small business loan funds, high speed internet access for historically disadvantaged communities, food bank funding, and many similar initiatives. Citizens Business Bank’s current CRA ratings are publicly available on the web site of the Federal Financial Institutions Examination Council, posted at www.ffiec.gov.

Relevant Business Practices and Accountability

Citizens Business Bank has established a comprehensive program (now known as “CFT” for “combating the financing of terrorism”) intended to comply with the Bank Secrecy Act (“BSA”), which was enacted in order to combat illegal money laundering and access to the financial system by terrorist actors and activities. This program includes, among other things, risk-based customer due diligence and identification requirements, a monitoring regime designed to reasonably assure compliance with the BSA statute and anti-money laundering (“AML”) regulations, and detailed recordkeeping and reporting mandates, including reporting of suspicious transactions. Citizens Business Bank employs a designated BSA/AML Officer and department responsible for coordinating and monitoring our BSA/AML compliance, and our BSA/AML team provides regular training on such compliance for appropriate Citizens Business Bank personnel, including our Board of Directors. In addition, our compliance with BSA/AML requirements is examined each year by our primary federal and state banking regulators.

Human Rights

Management Policies, Systems and Disclosure

Citizens Business Bank comprehensively records, tracks and seeks to resolve customer and associate complaints through internal reporting systems established, respectively, by our Risk Management Department and our Human Resources Department.

The Company has also established several mechanisms enabling any person, including our associates, to anonymously report any activities that are believed to involve fraud, illegal conduct or financial reporting irregularities. This includes the maintenance of a “whistle-blower hotline” which automatically forwards any reports received to the Chair of our Board Audit Committee, our Chief Audit Executive, our General Counsel and our Head of Human Resources. The Company’s policies specifically forbid retaliation against any associate or person for making such a report.

Ethical Sourcing

The Company’s vendor management policies also set forth the Company’s interests in maintaining and broadening diversity among the Company’s vendors and suppliers, including firms that are majority-owned by females and/or members of underrepresented communities. We track our progress in improving our vendor sourcing diversity through the oversight of our Vendor Management Department.

Community Consultation and Engagement

Citizens Business Bank has established a CRA Community Advisory Group which consists of (i) designated representatives from a variety of community organizations dedicated to providing affordable housing, job opportunities and other important benefits to underserved communities throughout the State of California, as well as (ii) key members of our management team, including our CRO, our CRA Officer, and other senior managers. This Advisory Group meets two to three times per calendar year and provides our organization with valuable guidance and feedback regarding opportunities to better target our efforts to assist low and moderate income census tracts and individuals in the communities where Citizens Business Bank provides banking services.

The Company has published a Corporate Social Responsibility Report for 2024 which is posted on our web site at www.cbbank.com, and we encourage our shareholders and other interested parties to review this Report. Our Report highlights, among other things, the positive consultative work and services performed by our associates with a wide variety of community and charitable organizations throughout our geographic footprint. The information contained on our website and the materials available on our website, including our Corporate Social Responsibility Report, are not incorporated by reference into this proxy statement.

Our Environmental Measures

As a closely regulated depositary institution, Citizens Business Bank is committed to reducing the physical impact of our activities on our environment and to enhance the sustainability of our business practices, and we strive to engage in effective sustainability practices as a responsible member of the numerous communities in California where we operate.

With respect to our lending activities, we adhere to detailed underwriting guidelines regarding the industries, businesses and properties that we finance, and, starting in 2022, Citizens Business Bank has offered a targeted clean energy lending program, known as Commercial Property Assessed Clean Energy (“C-PACE”), which is designed to fund environmentally-related commercial property improvements for our prospective and current customers, as further outlined below.

Accordingly, where feasible in view of the nature and scope of our banking business, the Company has undertaken a number of specific initiatives in the areas of (1) Carbon and Climate, (2) Natural Resources and (3) Waste and Toxicity. We have summarized these initiatives below, and additional information is set forth in our separate Corporate Responsibility Report.

Management of Environmental Risks and Opportunities

We are subject to various federal and state statutes and regulations, as well as substantial governmental and regulatory oversight, regarding our management of environmental risks and opportunities.

On March 6, 2024, the SEC purported to adopt rules that would have required most U.S. publicly traded companies, including the Company, to disclose annually how their businesses are assessing, measuring, and managing certain climate-related risks, including activities to mitigate or adapt to such risks; information about the reporting company's board of directors' oversight of climate-related risks and management’s role in managing material climate-related risks; and information on any climate-related targets or goals that are material to the reporting company's business, results of operations, or financial condition. Further, to facilitate investors' assessment of certain climate-related risks, these SEC rules purported to require disclosure of Scope 1 greenhouse gas emissions (direct greenhouse gas emissions from sources that are owned or controlled by the reporting company) and/or Scope 2 greenhouse gas emissions (indirect greenhouse gas emissions from the generation of purchased electricity, heat or cooling), on a phased-in basis, starting in some cases as early as 2026.

However, on April 4, 2024, less than a month after adopting its purportedly final rules on climate-related risks and greenhouse gas emissions, the SEC issued a further order staying such rules, pending the resolution of various lawsuits filed to challenge the rules’ validity, and, subsequently, on March 27, 2025, the SEC voted to end its legal defense of such rules.

On October 7, 2023, the State of California enacted two climate-related reporting statutes, SB 253 and SB 261. SB 253 will require certain corporations and other entities doing business in California with total annual revenues over $1 billion to make public disclosures of their Scope 1 and 2 greenhouse gas emissions, as well as an additional category of Scope 3 greenhouse gas emissions (indirect greenhouse gas emissions not included in Scope 2 emissions which occur in the upstream and downstream activities of the reporting company’s business activities). SB 261 will require certain corporations and other entities doing business in California with total annual revenues over $500 million to report, on a biennial basis, their “climate-related financial risks” and their efforts to address such risks. Currently, we believe that, under the standards likely to be applied regarding the calculation of an entity’s total annual revenues, the Company will be subject to SB 261 but not SB 253, although this could change prior to the initial compliance deadline of January 1, 2026. Under SB 261, “climate-related financial risks” are defined to mean material risks of harm to immediate and long-term financial outcomes due to physical and transition risks, including, but not limited to, risks to corporate operations, provision of goods and services, supply chains, employee health and safety, capital and financial investments, institutional investments, financial standing of loan recipients and borrowers, shareholder value, consumer demand, and financial markets and economic health. The legislative findings supporting this statute describe climate change-related impacts as including wildfires, sea level rise, extreme weather events and droughts.

Additionally, on October 24, 2023, the U.S. federal banking regulators finalized interagency principles for the effective management and supervision of climate-related financial risks (the “Climate Principles”). The Climate Principles are formally targeted at larger banking organizations, with total assets in excess of $100 billion, and are intended to convey consistent supervisory expectations regarding how climate-related financial risks should be managed by financial institutions. More specifically, the Climate Principles are intended to support efforts by larger financial institutions to focus on key aspects of climate-related financial risk management, including through their governance; policies, procedures, and lending limits; strategic planning; risk management; data, risk measurement and reporting; and scenario analysis. Additionally, the Climate Principles describe how climate-related financial risks can be addressed via management of traditional risk areas, including credit, market, liquidity, operational, and legal risks. Although the Climate Principles do not formally apply to Citizens Business Bank at our current asset size, the Climate Principles expressly state that all financial institutions may have “material exposures” to climate-related financial risks, and, accordingly, we believe it is likely that our prudential regulators will expect us to address certain elements of the Climate Principles in connection with their review of specific loans or perceived risks.

Carbon and Climate

During 2024, Citizens Business Bank made or maintained numerous loans designed to support borrowers in financing environmentally sound and sustainable projects that foster a net-zero emissions economy, facilitate adaptation to climate change, or provide other environmental benefits. Specifically, during 2024, Citizens Business Bank made or maintained 17 loans, with an aggregate principal balance of approximately $14 million, to finance our customers' purchase and installation of solar equipment to generate electricity, including solar arrays and panels. In addition, also in 2024, Citizens Business Bank originated a guidance line of credit with a commitment amount of $400,000 to provide financing for the purchase of electric vehicles. The Bank also renewed three loans, with respective outstanding principal balances of $1.2 million for electric car charging stations, $4.9 million to reduce ash emissions in mining, and $1.4 million in the form of a letter of credit for solar panels to power electric vehicle charging stations.

Furthermore, during 2024, Citizens Business Bank continued to maintain a term loan with a committed principal amount up to $70 million to provide financing for the construction of a customer’s co-generation plant which is designed to replace an older on-site generator and to produce both electricity and heat more efficiently. Moreover, as part of Citizens Business Bank’s dairy and agricultural lending activities, we continued to maintain a commitment up to a maximum amount of $7 million loan to provide a gas pipeline partnership with working capital, pending the partnership’s receipt of low carbon fuel credits on a biogas facility designed to process and utilize raw methane gas generated by local dairy farms that would otherwise be released into the atmosphere.

With respect to our ongoing lending programs, among other targeted products, Citizens Business Bank offers C-PACE loans for commercial property owners and developers. Commercial property owners and developers can utilize C-PACE loans to fund environmental improvements to reduce their properties’ carbon footprint and energy usage. The C-PACE program enables such owners and developers to improve their properties’ infrastructure, by providing support for lender financing to help advance important public purposes, including greenhouse gas emission reductions, lower water usage, wildfire mitigation and seismic safety. These enhancements are typically focused on resiliency features and clean and efficient energy improvements that are installed in and integrated into the properties themselves.

During 2024, Citizens Business Bank made C-PACE loans with committed principal balances in the aggregate amount of $11,455,000. This amount included loans (i) to improve the seismic resiliency, utility efficiency, building management systems and water conservation for a 118-room hospitality development, as well as (ii) to finance the installation of a solar carport adjacent to an office building to enable the office building to become self-sufficient in generating electric power.

Also during 2024, Citizens Business Bank made additional investments, totaling approximately $25 million, in connection with the financing of a number of energy projects, including community solar electricity projects, which in turn enabled Citizens Business Bank to qualify for federal and California state tax credits.

As noted above, where consistent with the needs of our customers and our business imperatives, we have implemented remote work options for associates in a variety of functions and departments, and we believe this in turn has significantly reduced commuting time and automobile use for our affected associates. In addition, we support our associates' use of electric vehicles for their work commutes, and, to this end, we have installed nine electric vehicle chargers at our corporate headquarters in Ontario, California and an additional six chargers at our primary banking operations center in Rancho Cucamonga, California, at no charge to our associates.

As a separate initiative, Citizens Business Bank has replaced conventional lighting, where cost-effective to do so, with more efficient LED lights, at both our corporate headquarters and our separate banking operations center (as well as in the associated parking areas for both facilities). This project has resulted in annual power usage savings in excess of 500,000 kWh. Moreover, when we open a new banking center or remodel an existing center, we typically seek to upgrade the lighting to utilize LED products.

We plan to continue to enhance these important environmental initiatives, including evaluating the feasibility of installing solar panels on the roof of our corporate headquarters and primary banking operations center buildings, in order to further reduce our conventional electricity power usage and costs.

Natural Resources

At the corporate level, Citizens Business Bank has adopted and implemented a company-wide paper recycling program, for at least the past ten years, and in 2024, we recycled approximately 430 tons of paper products. In addition, we have continued to implement a company-wide plan to reduce paper use and paper printing in favor of utilizing digital media and storage for document viewing, management and maintenance purposes.

To this end, starting in 2022, in connection with our core lending and deposit-gathering activities, we commenced bank-wide utilization of a digital imaging and document management system. This digital imaging and document management application has enabled Citizens Business Bank, and our associates engaged in originating and managing our loan and deposit portfolios, to eliminate the need to otherwise generate tens of thousands of paper documents and instead to maintain an essentially paperless lending, credit tracking and customer portfolio management process. Additionally, we have employed this same document imaging system to convert thousands of paper lending and credit files belonging to banks that we have acquired in recent years, including the loan and deposit portfolios of Community Bank (acquired in 2018) and Suncrest Bank (acquired in 2022) to electronic images.

Environmental Waste and Toxicity

Citizens Business Bank finances a wide range of commercial properties within the State of California, including offices, industrial facilities, retail, hospitality, multi-family and mixed-use properties. In such cases, as part of our standard underwriting and credit review process, we typically require an environmental review to determine whether the property has any history or evidence of environmental contamination.

Pursuant to our credit underwriting policies, we implement additional reviews and financing hurdles for any proposed loans involving commercial properties that we deem at high risk for environmental issues, including gas stations, properties where transformers are present, refineries, dry cleaners, auto dealerships, recycling centers, waste disposal sites, mining, oil and gas production, heavy construction, chemical manufacturing, plastics and rubber products manufacturing, fabricated metal manufacturing, funeral homes, automotive repair, leather, paper and machinery manufacturing, general medical and surgical hospitals, golf courses, extermination and pest control.

When engaging in commercial property lending, we also typically review the subject property’s operating history and expense profile, including energy and other ongoing operating expenses, as well as relevant activities by the occupant or tenants that could affect the property’s environmental integrity or liabilities. Additionally, we normally investigate and consider whether the property is exposed to any significant environmental hazards or events such as flood, sea-level rise, water and electrical usage and/or wildfire risks in accordance with our lending polices.

We do not use significant volumes of packaging or other physical materials in conducting our business activities, either internally or externally with our customers and vendors.

All computer and other electronic equipment that is utilized in our banking business and has reached the end of its useful life or is otherwise no longer functional is disposed of in accordance with applicable laws and regulations, in order to minimize any environmental impacts.

In addition, over the past five years, we have been engaged in a bank-wide initiative to retire and dispose of thousands of dated paper files, with a view towards reducing our overall storage capacity and storage footprint. This initiative also continued during 2024.

Shareholder Engagement

Our Board of Directors and management place a high priority and value on direct engagement with our shareholders and prospective shareholders. Our President and CEO and our Chief Financial Officer, sometimes with the involvement of other executive officers or directors, regularly hold meetings with significant shareholders and/or prospective shareholders at investor conferences or in our corporate headquarters offices, and these executives and directors also engage in similar discussions with investors via telephone or videoconference facilities, including in the ordinary course of our quarterly public earnings calls. During 2024, excluding our quarterly earnings calls, our senior executives held approximately 121 individual meetings with current or potential investors or their representatives, including four of our top ten current shareholders. These meetings cover a wide range of topics involving the Company’s strategies, compensation policies and ongoing business activities. Our President and CEO and our Chief Financial Officer communicate the significant topics discussed and any notable concerns raised by our shareholders to our Board of Directors at our regular Board meetings.

Who Are the Largest Owners of CVB Financial Corp.’s Stock?

The following table shows the beneficial ownership of common stock by those entities or persons we know to be the beneficial owners of more than 5% of the outstanding shares of common stock of CVB Financial Corp., based on information those persons have filed with the SEC on Schedule 13G or Schedule 13D, as applicable, and/or otherwise known to us. “Beneficial ownership” is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. So, for example, you beneficially own CVB Financial Corp.’s common stock not only if you hold it directly, but also if you indirectly, through a relationship, contract or understanding, have, or share, the power to vote or sell the stock, or if you have the right to acquire it within sixty (60) days of the date selected for reference purposes below.

		Common Stock Beneficially Owned
Name	Address	Number of Shares	Percent of Class(1)

BlackRock, Inc.(2)	50 Hudson Yards New York, NY 10001	19,468,132	14.0%
The Vanguard Group(3)	100 Vanguard Boulevard Malvern, PA 19355	15,701,547	11.3%
The Marital Trust Under the George Borba Family Trust (“Borba Family Trust”); The Borba Children’s Holding Trust (“Borba Children’s Trust”); George Borba and Son Dairy, L.P.; George A. Borba, Jr., individually and as co-trustee (with shared voting and dispositive power) of the Borba Family Trust and Borba Children’s Trust; and Linda B. Gourdikian, individually and as co-trustee (with shared voting and dispositive power) of the Borba Family Trust and the Borba Children’s Trust (collectively, the “Borba Family Group”)(4)	14461 Taft Highway Bakersfield, CA 93311	7,592,211	5.5%
State Street Corporation(5)	State Street Financial Center 1 Congress Street, Suite 1 Boston, MA 02114	7,191,721	5.2%

(1)
The “Percent of Class” calculations in the table were made using (x) the number of shares reported as beneficially owned by the shareholder in the applicable Schedule 13G or Schedule 13D filing, and/or otherwise known to us, and (y) the number of shares of our common stock outstanding on the record date of March 28, 2025, which was 139,091,675.
(2)
This information is based on a Schedule 13G/A filed by BlackRock, Inc. on January 23, 2024. This Schedule 13G/A states that BlackRock, Inc. has sole voting power over 19,155,260 shares and sole dispositive over all 19,468,132 shares. According to its Schedule 13G/A, BlackRock, Inc. holds the shares in the ordinary course of business and various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares held by BlackRock, Inc.; and the interest of only one such person in such shares, iShares Core S&P Small-Cap ETF, represents more than 5% of CVB Financial Corp.’s total outstanding shares.
(3)
This information is based on a Schedule 13G/A filed by The Vanguard Group on February 13, 2024. This Schedule 13G/A states that The Vanguard Group has sole voting power over zero shares, shared voting power over 117,307 shares, sole dispositive power over 15,441,478 shares, and shared dispositive power over 260,069 shares. According to its Schedule 13G/A, The Vanguard Group holds the shares in the ordinary course of business.
(4)
This information is based on a Schedule 13D filed by the Borba Family Group on February 8, 2021, which has not been subsequently amended, and subsequent information made known to us, and include the following items: (i) 4,599,439 shares owned by the Borba Family Trust, (ii) 2,277,000 shares owned by the Borba Children’s Trust, (iii) 665,121 shares owned by George Borba & Son Dairy, L.P., (iv) 50,363 shares owned by George A. Borba, Jr., individually (which total includes 288 shares held by Mr. Borba as custodian for minor children), (v) 28,547 shares owned by Mr. Borba’s sister, Linda B. Gourdikian, individually, and (vi) 47,625 shares owned by the Gourdikian Family Trust. Mr. Borba and Ms. Gourdikian have disclaimed beneficial ownership of the shares held by each other, the Borba Family Trust and the Borba Children’s Trust, except to the extent of their respective distributable interests in the Borba Children’s Trust. In addition, in computing the percentage of shares beneficially owned, any shares which Mr. Borba, Ms. Gourdikian, George Borba and Son Dairy, L.P., the Borba Family Trust or the Borba Children’s Trust has a right to acquire pursuant to stock options that become exercisable within sixty (60) days after March 28, 2025 are deemed outstanding for the purpose of computing the percentage of common stock beneficially owned by the Borba Family Group, but are not deemed outstanding for the purpose of computing percentages of shares beneficially owned by the other shareholders in this table. Furthermore, any annual grants of restricted shares awarded to Mr. Borba in his capacity as one of CVB Financial Corp.’s outside directors, even if unvested as of the date of this proxy statement, are deemed outstanding both for the purposes of computing the percentage of common stock beneficially owned by the Borba Family Group and for the purpose of computing total CVB Financial Corp. shares outstanding, because grantees of unvested restricted shares have the right to vote such shares and to receive dividends on such shares prior to vesting, pursuant to CVB Financial Corp.’s 2018 Equity Incentive Plan.
(5)
This information is based on a Schedule 13G filed by State Street Corporation on January 24, 2024. This Schedule 13G states that State Street Corporation has sole voting power over zero shares, shared voting power over 806,522 shares, sole dispositive power over zero shares, and shared dispositive power over all 7,191,721 shares. According to its Schedule 13G, State Street Corporation holds the shares in the ordinary course of business.

How Much Stock Do CVB Financial Corp.’s Directors and Executive Officers Own?

The following table shows the beneficial ownership of CVB Financial Corp.’s common stock as of the record date for our annual meeting, which is March 28, 2025, by (i) each of our directors, all eight of whom are also nominees for director, (ii) those persons serving as our named executive officers as of December 31, 2024 and (iii) by all directors and current executive officers as a group.

	Common Stock Beneficially Owned
Name	Number of Shares(1)	Percent of Class(2)
George A. Borba, Jr.(3) Vice-Chairman of the Board and Nominee	7,592,211	5.5%

David A. Brager President and Chief Executive Officer, Director and Nominee	206,367	0.1%

Stephen A. Del Guercio Director and Nominee	42,842	*

Anna Kan(4) Director and Nominee	40,031	*

Jane Olvera Majors(5) Director and Nominee	21,648	*

Raymond V. O’Brien III Director and Nominee	57,131	*

Hal W. Oswalt Chairman of the Board and Nominee	45,131	*

Kimberly Sheehy Director and Nominee	13,156	*

David F. Farnsworth Executive Vice President, Chief Credit Officer	71,250	0.1%

David C. Harvey Executive Vice President, Chief Operating Officer	124,612	0.1%

E. Allen Nicholson(6) Executive Vice President, Chief Financial Officer	120,211	0.1%

Richard H. Wohl Executive Vice President, General Counsel	41,155	*

Current Directors and Executive Officers as a Group(7) (13 persons)	8,503,671	6.1%

(1)
Except as otherwise noted below, each person directly or indirectly has sole or shared voting and investment power (as community property and/or with such person’s spouse) with respect to the shares listed.
(2)
The percentage for each of these persons or group is based upon the total number of shares of CVB Financial Corp.’s common stock outstanding as of our record date of March 28, 2025, which was 139,091,675, plus the shares which the respective individual or group has the right to acquire within sixty (60) days after March 28, 2025, by the exercise of stock options or the vesting of restricted stock units. In computing the percentage of shares beneficially owned by each person or group of persons, any shares which the person (or group) has a right to acquire within sixty (60) days after March 28, 2025 are deemed outstanding for the purpose of computing the percentage of common stock beneficially owned by that person (or group), but are not deemed outstanding for the purpose of computing the percentage of shares beneficially owned by any other person.
(3)
Represents 4,599,439 shares held by the Borba Family Trust; 2,277,000 shares held by the Borba Children’s Trust, of which Mr. Borba is co-trustee (with shared voting and dispositive power) and as to which Mr. Borba disclaims beneficial ownership, except to the extent of his distributable interest in the Borba Children’s Trust; 665,121 shares owned by George Borba & Son Dairy, L.P.; and 50,363 shares which Mr. Borba owns outright or which are subject to time vesting restrictions, of which 288 shares are held by Mr. Borba as custodian for minor children.
(4)
Includes 1,900 shares held by Ms. Kan's spouse as sole and separate property and as to which Ms. Kan disclaims beneficial ownership.
(5)
Includes 1,200 shares held by Ms. Olvera Majors’ spouse as sole and separate property and as to which Ms. Olvera Majors disclaims beneficial ownership.
(6)
Includes 6,000 shares which Mr. Nicholson may acquire within 60 days after March 28, 2025 by the exercise of stock options.
(7)
The total number of directors and executive officers as a group includes one executive officer of the Company who is not a named executive officer. Number of shares includes 6,000 shares which members of the group may acquire within 60 days after the record date of March 28, 2025 by the exercise of stock options or vesting of restricted stock units or restricted shares.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities and Exchange Act of 1934 (the “Exchange Act”) requires our executive officers and directors, and persons who own more than 10% of CVB Financial Corp’s equity securities, to file reports of ownership and changes in ownership with the SEC. The SEC requires our executive officers, directors and greater than 10% shareholders to furnish to us copies of all Section 16(a) forms they file.

Based solely on our review of these reports and of certifications furnished to us, we believe that, during the fiscal year ended December 31, 2024, with two exceptions, all executive officers, directors and greater than 10% beneficial owners timely complied with all applicable Section 16(a) filing requirements under the Exchange Act. The first exception known to us related to the late filing of a Form 4 in connection with the sale of 2,961 shares of stock of CVB Financial Corp. by one of our directors, Kimberly Sheehy. According to Ms. Sheehy, these shares were inadvertently sold by her broker without instruction from Ms. Sheehy. The second exception known to us related to the late filing of two Form 4’s in connection with the inadvertent grant of a duplicate annual equity award of 10,000 shares of restricted stock in CVB Financial Corp. to our Executive Vice President and Chief Risk Officer, Yamynn De Angelis, which duplicate grant was rescinded once it was discovered. The two late Form 4 filings reflected the mistaken duplicate grant and its subsequent rescission.

Questions and Answers About the Annual Meeting and Voting

What is the Purpose of this Proxy Statement?

The purpose of this proxy statement is to solicit your vote at our 2025 annual meeting of shareholders. This proxy statement summarizes the information you need to know to cast an informed vote at the meeting. The record date for those shareholders entitled to vote at the meeting is March 28, 2025. On the record date there were 139,091,675 shares of our common stock outstanding.

How Can I Access the Proxy Materials?

We follow the SEC’s notice and access rule. On or about our mailing date, we mailed our shareholders who are entitled to vote at the meeting a notice about the Internet availability of the proxy materials (the “Notice”). Along with the proxy statement, we also made available by Internet our 2024 Annual Report and our Annual Report on Form 10-K for our fiscal year ended December 31, 2024. Instructions on how to access the proxy materials over the Internet and to request a paper copy of the proxy materials, if desired, may be found in the Notice. We mailed to shareholders who have previously asked to receive paper copies of the proxy materials, a full set of the proxy materials, instead of the Notice. If you hold your CVB Financial Corp. shares in street name, and currently receive paper copies of our proxy materials, please refer to the information provided by your bank, broker or other holder of record for instructions on how to elect to receive only electronic copies of future proxy statements and annual reports.

How Do I Vote by Proxy?

You can vote by proxy whether or not you attend the annual meeting. Shareholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card. The Board of Directors is soliciting your proxy.

•
To vote, follow the instructions printed on the Notice.
•
If you received a full set of proxy materials:

– To vote by Internet, go to www.investorvote.com/CVBF and follow the instructions there. You will need the 15-digit number included on your proxy card.

– To vote by telephone, dial the number listed on your proxy card. You will need the 15-digit number included on your proxy card.

– To vote using the traditional proxy card, please sign and date the enclosed proxy card and return it promptly in the envelope provided.

To reduce our administrative and postage costs, we ask that you vote through the Internet or by telephone, both of which are available 24 hours a day. To ensure that your vote is counted, please remember to submit your vote by 11:59 p.m., Pacific Daylight Time, on May 20, 2025. Voting by proxy will not affect your right to attend the annual meeting and vote in person if you desire to do so.

How Do I Vote in Person?

If you plan to attend the annual meeting and vote in person, we will give you a ballot form when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a legal proxy from your broker, bank or other nominee to vote the shares at the meeting.

How Will My Proxy Be Voted?

If you properly complete your proxy card and we receive it in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If we receive an executed proxy card from you, on which you have not made specific choices with respect to the proposals, your proxy will vote your shares as recommended by the Board of Directors as follows:

•
“For” the election of all eight nominees for director;
•
“For” the approval of the compensation of our named executive officers, as disclosed in this proxy statement; and
•
“For” the ratification of the appointment of KPMG LLP as our independent registered public accountants for 2025.

If any other matters are presented, your proxy will vote in accordance with the recommendation of the Board of Directors, or, if no recommendation is given, in the proxy’s own discretion. At the time this proxy statement went to press, we knew of no matters which needed to be acted on at the meeting, other than those discussed in this proxy statement.

How Many Votes Do I Have?

Each share of common stock entitles you to one vote. The proxy card indicates the number of shares of common stock that you own. However, in the election of directors, you are entitled to cumulate your votes if you are present in person at the meeting, the nominee’s(s’) name(s) has/have properly been placed in nomination, and a shareholder has given notice at the meeting prior to the actual voting of his or her intention to vote his or her shares cumulatively. Cumulative voting allows you to give one or more nominee as many votes as are equal to the number of directors to be elected, multiplied by the number of shares you own, or to distribute your votes in the same fashion between two or more nominees. Our receipt of an executed proxy grants the Board of Directors and proxy holder the discretionary authority to also cumulate votes.

May I Change My Vote After I Have Voted?

Yes. Even if you have submitted your proxy, or cast your vote by telephone or Internet ballot, you may change your vote at any time before the proxy is exercised, if you file with CVB Financial Corp’s Corporate Secretary either a notice of revocation or a duly executed proxy bearing a later date, or properly cast a new vote by telephone or Internet or in person at the meeting. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What Vote is Required for Each Proposal?

The eight nominees for director who receive the most “FOR” votes will be elected. So, if you do not vote for a particular nominee, or you indicate “WITHHOLD” authority to vote for a particular nominee on your proxy card, your vote will not count either “FOR” or “AGAINST” the nominee.

Proposal 2 regarding our advisory “Say-On-Pay,” and Proposal 3 regarding the ratification of the appointment of our independent auditors each requires the approval of a majority of the shares represented and voting at the meeting, with affirmative votes constituting at least a majority of the required quorum.

Who Are Shareholders of Record Versus Beneficial Owners?

If you are a shareholder of record, CVB Financial Corp. has sent the Notice directly to you.

If your shares are held in street name, you are considered the “beneficial owner” of the shares. Your broker, bank or other holder of record, who is considered the shareholder of record with respect to those shares, should have forwarded the Notice directly to you. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instructions on the proxy card or in the Notice.

What Constitutes a Quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the conduct of business at the meeting. Shares that are voted “FOR,” “AGAINST” or “ABSTAIN” in a matter are treated as being present at the meeting for purposes of establishing the quorum, but only shares voted “FOR” or “AGAINST” are treated as shares “represented and voting” at the annual meeting with respect to such matter.

How Are Broker Non-Votes and Abstentions Treated?

“Broker non-votes” and abstentions are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Under applicable rules, brokers or other nominees may not exercise discretionary voting power on certain matters. Brokers or other nominees have discretionary voting power for Proposal 3 (approval of KPMG LLP as independent auditor), but not for Proposal 1 (election of directors) or Proposal 2 (Say-On-Pay). It is therefore important that you provide instructions to your bank, broker, or other holder of record if your shares are held by a bank, broker, or other holder of record, so that your votes with respect to these proposals are counted.

Abstentions and broker non-votes will have no effect on Proposal 2, and abstentions will have no effect on Proposal 3 unless, in each case, there are insufficient votes in favor of the proposals, such that the affirmative votes constitute less than a majority of the required quorum. In such cases, abstentions and broker non-votes will have the same effect as a vote against such proposals. Broker non-votes will have no effect on Proposal 1 (election of directors).

What Are the Costs of Solicitation of Proxies?

We will bear the costs of this solicitation, including the expense of preparing, assembling, printing and mailing the Notice and any requested paper copies of this proxy statement and the materials used in this solicitation of proxies.

The proxies will be solicited through the mail, and as noted above, shareholders may also vote by the Internet or telephone. Voting by the Internet or telephone is fast, convenient, and your vote is immediately confirmed and tabulated. Most important, by using the Internet or telephone, you help us reduce postage and proxy tabulation costs. Although there is no formal agreement to do so, we may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to their principals. We have retained the services of Georgeson, Inc. to serve as our proxy solicitor in connection with our annual meeting at an estimated cost of approximately $15,000.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Voting for Director Nominees

Plurality Vote Standard. Director nominees are elected by a plurality of votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election. Votes against any nominee or withheld from any nominee shall have no legal effect.

Voting of Proxies. Unless instructions to the contrary are specified in a proxy properly voted and returned through available channels, the proxies that are received will be voted FOR each of the nominees listed below.

Nomination of Director Candidates

We have nominated for election eight (8) directors, all of whom are presently members of our Board of Directors, to serve until our 2026 annual meeting of shareholders or until their successors have been duly elected and qualified. Each of these persons is also a member of the Board of Directors of our principal subsidiary, Citizens Business Bank. Proxy holders will cast their votes to effect the election of these nominees. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board of Directors. Proxies cannot be voted for a greater number of individuals than the number of nominees named.

Each of our Board members was nominated based on the assessment of our Nominating and Corporate Governance Committee and our Board of Directors that the nominees have demonstrated an ability to make meaningful contributions to the oversight of our Company’s business and affairs, have a reputation for honesty and ethical conduct in their personal and professional activities, exhibit independence, experience and sufficient communication and analytical skills, and meet our Board diversity objectives. On an annual basis, the members of our Board of Directors are required to complete detailed questionnaires which assess, among other things, the specific skill sets and qualifications of our directors, and the responses to these questionnaires are in turn reviewed by our Nominating and Corporate Governance Committee.

Our Board of Directors Recommends a Vote “FOR” All Nominees.

The Nominees

Our directors standing for reelection are:

				Committee Memberships

				CVBF Board Committees			CBB Board Committees

Name, Current Position and Occupation	Age	Director Since	Independent	Audit	Compensation	Nominating & Corporate Governance	Balance Sheet Management	Credit	Risk	Trust Services

Hal W. Oswalt Chairman of the Board	77	2014	YES		Chair	Chair

President and CEO, Oswalt Consulting

George A. Borba, Jr. Vice Chairman of the Board	57	2012	YES				Chair

Partner, George Borba & Son Dairy, LP; President, Belonave Dairy; President, 5 Mile Ranch LLC

David A. Brager Director	57	2020	NO

President and Chief Executive Officer, CVB Financial Corp./Citizens Business Bank

Stephen A. Del Guercio Director	63	2012	YES						Chair

Partner, Demetriou, Del Guercio, Springer & Francis, LLP

Anna Kan Director	51	2016	YES							Chair

CEO, Mustard Seed Enterprises

Jane Olvera Majors Director	56	2021	YES

Founder and President, JP Marketing

Raymond V. O’Brien Ill Director	68	2012	YES					Chair

CEO, Cal Plate, Inc.

Kimberly Sheehy Director	60	2022	YES	Chair

Retired Financial Executive

All eight of our nominees for our Board of Directors were elected as directors at our 2024 annual meeting of shareholders.

Director since: 2012 Age: 57 CVBF Committees: Compensation Nominating & Corporate Governance CBB Committees: Balance Sheet Management (Chair) Credit Risk Management Trust Services

George A. Borba, Jr.

Experience

George A. Borba, Jr. is Vice-Chairman of the Board and has served on our Board since 2012. Mr. Borba, a dairy farmer, became partner in George Borba and Son Dairy in 1990. He is currently President of Belonave Dairy and 5 Mile Ranch LLC, in Bakersfield, California, which together represent one of the larger dairy operations in the State of California. Mr. Borba earned a B.S. in Agricultural Business Management from the California Polytechnic University in San Luis Obispo. He has served on various boards in San Bernardino and Kern Counties and is active in the Bakersfield community. Currently, Mr. Borba serves as a board member of The Open Door Network serving homeless and at-risk families.

Qualifications

Mr. Borba brings to our Board a deep understanding of the dairy and agricultural industries, which are important components of Citizens Business Bank’s loan portfolio, as well as strong connections with the business community in the Central Valley of California, which is a vital region for Citizens Business Bank’s current and potential future growth. Mr. Borba's family was instrumental in the founding and long-term success of Citizens Business Bank, and his family continues to be one of the Company's largest shareholders.

Director since: 2020 Age: 57 CVBF Committees: None CBB Committees: Balance Sheet Management Credit Risk Management Trust Services

David A. Brager

Experience

David A. Brager is the President and Chief Executive Officer and a director of CVB Financial Corp. and Citizens Business Bank, having been appointed to these positions in March 2020. From 2010 to 2020, Mr. Brager served as Executive Vice President of Citizens Business Bank’s Sales Division which includes oversight of all business financial centers, customer lending and deposit relationships, marketing, treasury management, international services, government services and bankcard products. Mr. Brager previously served as the Senior Vice President and Regional Manager of Citizens Business Bank’s Central Valley Region, after serving as Manager of the Bank’s Fresno Business Financial Center. Mr. Brager received his B.S. from California State University, Fresno, and graduated from the Pacific Coast Banking School, which is in partnership with the University of Washington Graduate School of Business. He presently also serves as a member of the respective boards of directors of the California Bankers Association, the Pacific Bankers Management Institute, and Oasis Center International, and as a member of the Governance Council of the College and Career Preparatory Academy under the Orange County Office of Education.

Qualifications

Mr. Brager’s qualifications to sit on the Board include his extensive banking, sales, operational and executive leadership experience.

Director since: 2012 Age: 63 CVBF Committees: Audit Compensation Nominating & Corporate Governance CBB Committees: Balance Sheet Management Risk Management (Chair) Trust Services

Stephen A. Del Guercio

Experience

Stephen A. Del Guercio has served on our Board since 2012. Mr. Del Guercio is a partner with the law firm Demetriou, Del Guercio, Springer & Francis, LLP. He was admitted to the California Bar in 1986. His practice areas include real estate and corporate transactional law, serving mid-sized businesses and high net worth individuals. He received his B.A. from the University of Southern California, graduating magna cum laude in 1983, and he received his J.D. from the University of Southern California Law School, graduating Order of the Coif in 1986. Mr. Del Guercio served on the City Council of the City of La Canada Flintridge from 2001 to 2013, including three one-year terms as Mayor. He is also involved with various community and charitable organizations in the greater Pasadena and Los Angeles areas.

Qualifications

Mr. Del Guercio’s qualifications to sit on the Board include his legal and financial experience and his extensive relationships in the business community in the San Gabriel Valley, which is another key region for Citizens Business Bank.

Director since: 2016 Age: 51 CVBF Committees: Audit Compensation Nominating & Corporate Governance CBB Committees: Balance Sheet Management Risk Management Trust Services (Chair)

Anna Kan

Experience

Anna Kan was appointed as a director of CVB Financial Corp. and Citizens Business Bank in 2016. Ms. Kan is the CEO of Mustard Seed Enterprises, which invests in early stage companies and is an incubator of several entrepreneurial consumer packaged goods ventures. From 2015 to 2021, Ms. Kan served as Chair of the Board of California Manufacturing Technology Consulting (CMTC), the largest Manufacturing Extension Center in the U.S., which in partnership with the U.S. Department of Commerce, is dedicated to serving and promoting U.S. manufacturing. Previously, Ms. Kan served as the President and CEO of privately held Formosa Meat Company (dba Golden Island Jerky) from 1997 to 2013. Under her leadership, the company achieved seventeen consecutive years of growth. In 2013, Ms. Kan negotiated a successful sale of the company to Hillshire Brands. Ms. Kan earned her B.A. degree in communication studies from the University of Iowa and received her Executive Masters of Business Administration from the Kellogg School of Management, Northwestern University.

Qualifications

Ms. Kan’s qualifications to sit on our Board include her organizational and strategic planning expertise in innovation and growth and her knowledge of commercial and industrial lending, family businesses and customer relationship management.

Director since: 2021 Age: 56 CVBF Committees: Audit Compensation Nominating & Corporate Governance CBB Committees: Balance Sheet Management Risk Management Trust Services

Jane Olvera Majors

Experience

Jane Olvera Majors was appointed as a director of CVB Financial Corp. and Citizens Business Bank in 2021. Ms. Majors has specialized in the fields of marketing and communications for over three decades and is the Founder and President of HYPHEN (formerly JP Marketing), which is based in Fresno, California and provides clients with competitive insights and tactical communication plans and implementation, particularly for challenged or vulnerable populations. She is also a founding partner of Windsong Productions, a video production company, TMD Innovations, a start-up incubator, and Brade Media, a platform for crowd-sourcing digital content. Ms. Majors has a B.A. in Speech Communication and a pending thesis for a M.A. in Organizational Communication from California State University, Fresno. Her numerous professional awards include “Silver Award for Industry Contributions” by the Advertising Federation and “Torch Award for Ethics” by The Better Business Bureau. Ms. Majors is a member of the Public Relations Society of America and the Fresno State Bulldogs Alumni Association, and is former Chair of the Institute for Family Business.

Qualifications

Ms. Major’s qualifications to sit on our Board include her extensive experience in providing direction, brand guidance, sales advice and diversity, equity and inclusion-sensitive marketing strategies to a wide variety of organizations to help accelerate their growth and expansion, as well as her strong connections with the business community in the Central Valley of California, which is a key region for Citizens Business Bank.

Director since: 2012 Age: 68 CVBF Committees: Audit Compensation Nominating & Corporate Governance CBB Committees: Balance Sheet Management Credit (Chair) Risk Management Trust Services

Raymond V. O’Brien III

Experience

Raymond V. O’Brien III was appointed a director in 2012, and served as our Chairman of the Board from 2014 until May 18, 2022. Mr. O’Brien has an extensive background in both manufacturing and banking. Mr. O’Brien began his professional career in banking in 1979 with Chase Manhattan Bank and moved to 1st Business Bank in 1983. In 1988, he left the banking profession and became CEO and owner of I.L. Walker, a Los Angeles-based manufacturing company. Over the next three-plus decades, Mr. O’Brien has owned and led several manufacturing companies. He is currently the Chief Executive Officer and owner of Cal Plate, Inc., based in Artesia, California. Mr. O’Brien was a founding director of American Business Bank in 1997 and served as a director at that institution until 2012. Mr. O’Brien earned his B.B.A. in Finance from the University of Notre Dame in 1979. Mr. O’Brien is an active “49er” member of the Young Presidents’ Organization.

Qualifications

Mr. O’Brien’s qualifications to sit on our Board include his operational and financial expertise gained from the successful operation of a number of business entities, as well as his direct experience as a banker and bank director.

Director since: 2014 Age: 77 CVBF Committees: Audit Compensation (Chair) Nominating & Corporate Governance (Chair) CBB Committees: Balance Sheet Management Credit Risk Management Trust Services

Hal W. Oswalt

Experience

Hal W. Oswalt has served as Chairman of the Board since May 18, 2022, and was originally appointed as a director of CVB Financial Corp. and Citizens Business Bank in 2014. Mr. Oswalt spent 16 years as a commercial banker in Oklahoma, where he served in the positions of President, CEO and director of several community banks in Oklahoma City and Tulsa. He has extensive experience working in the financial consulting industry where his roles have included serving as Managing Director of Global Consulting for an international IT software and outsourcing provider, as Managing Director of Sheshunoff Consulting Services, President of Brintech, Inc., President of SC+S Risk Management Services and President of Oswalt Consulting. Mr. Oswalt has managed consulting projects throughout the United States, Europe, Asia and Australia. Mr. Oswalt earned a B.S. in Business and a M.B.A. from Oklahoma State University. He is also a graduate of the University of Wisconsin’s Graduate School of Banking.

Qualifications

Mr. Oswalt’s qualifications to sit on our Board include his extensive background in both commercial banking and financial consulting, and his expertise in financial planning, strategic planning, cost management, systems implementation and organizational change management.

Director since: 2022 Age: 60 CVBF Committees: Audit (Chair) Compensation Nominating & Corporate Governance CBB Committees: Balance Sheet Management Risk Management Trust Services

Kimberly Sheehy

Experience

Kimberly Sheehy was appointed as a director of CVB Financial Corp. and Citizens Business Bank in 2022. Ms. Sheehy is a seasoned financial executive with more than 30 years of experience across the telecommunications, technology, SaaS, data center, software development and REIT industries. Throughout her career as an executive, she held senior leadership positions, including the position of CFO at StackPath from 2015 to 2017, and the position of CFO at CyrusOne from 2012 to 2015, and she worked for 16 years with integrated communications provider Cincinnati Bell, where she rose to the position of Vice President of Finance, Investor Relations and Treasurer from 2007 to 2012. She began her career as a Senior Staff Auditor and Tax Manager with Ernst & Young. Ms. Sheehy currently serves as an independent board member and chair of the board audit committee at Evolv Technologies (Nasdaq: EVLV), and she previously served on the respective boards of Switch Inc. (NYSE: SWCH) from 2017-2022 and Shift Technologies (Nasdaq: SFT) from 2021-2023. She holds a B.S. in Accounting from the University of Cincinnati and is a Certified Public Accountant. In 2013, she was named CFO of the Year by the Dallas Business Journal.

Qualifications

Ms. Sheehy’s qualifications to sit on our Board include her extensive experience and expertise in finance, accounting and tax matters, as well as her work as a director of two leading technology companies.

Director Skills and Experience Matrix

KNOWLEDGE, SKILLS AND EXPERIENCE	Borba, Jr.	Brager	Del Guercio	Kan	Olvera Majors	O’Brien	Oswalt	Sheehy
Banking/Financial Services		•				•	•
Credit Management/Underwriting	•	•				•	•
Finance/Accounting/Audit		•	•	•	•	•	•	•
Governance/Legal			•				•
Human Resources/Compensation/Succession Planning		•		•	•	•	•
Regulatory/Risk Management		•	•			•	•	•
Sales/Marketing	•	•		•	•	•
Strategic Planning		•			•		•
Technology/Cybersecurity							•	•
Trust/Investment Services	•	•	•	•

Corporate Governance Principles and Guidelines

Our Board of Directors is committed to good business practices, transparency in financial reporting and strong corporate governance. To that end, the Board of Directors has adopted Corporate Governance Guidelines, which among other things, provide for:

•
Annual director elections;
•
At least a majority of independent directors;
•
Non-executive, independent chair of the Board of Directors;
•
Audit, compensation and nominating and corporate governance committees consisting solely of independent directors;
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Director selection process that includes diversity and skillset considerations;
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Director stock ownership guidelines;
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Periodic executive sessions of non-management directors and Audit Committee directors;
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An annual self-evaluation and assessment process for the Board of Directors and its committees;
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Ethical conduct of directors;
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Prohibitions on unlawful insider trading and restrictions on pledging or hedging Company stock;
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Special procedures and limits on related party transactions;
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Director access to officers and associates;
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Director access to independent advisors;
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Periodic review of management’s compensation and succession plans; and
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Methodology for anonymous reports of concern to non-employee directors and/or the Audit Committee.

A copy of our Corporate Governance Guidelines is available on our website at www.cbbank.com by clicking the tab “Investors,” “Corporate Overview” and then “Governance Documents.”

Board Risk Oversight Our Board of Directors is charged with providing oversight of the Company’s risk management policies and processes.

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The Audit Committee

In accordance with the rules and regulations of Nasdaq, the Audit Committee is primarily responsible for overseeing our financial and internal controls, external and internal audit functions at CVB Financial Corp., and our information security management program under the Company’s Chief Information Security Officer (“CISO”).

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The Risk Management Committee

The Risk Management Committee of Citizens Business Bank oversees the Bank’s Risk Management Division under our Chief Risk Officer (“CRO”). The Risk Management Committee is presented with a report on enterprise risk management by management on at least a quarterly basis, and this report is shared and discussed with the full Board of Directors. The Risk Management Division of Citizens Business Bank conducts periodic monitoring of compliance efforts with a special focus on those areas that expose the Bank to compliance, enterprise and governance risk. The purpose of this periodic monitoring is to seek to ensure that Citizens Business Bank’s associates and business practices are adhering to established policies and procedures and regulatory and corporate governance requirements. The CRO notifies the appropriate department head, the Management Compliance Committee, the Risk Management Committee of Citizens Business Bank and the Audit Committee of CVB Financial Corp. of any significant violations noted.

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Our Board Committees and Management

Our Board committees meet periodically with various members of management, as well as with outside advisors, and receive comprehensive reports on risk management, including management’s assessment of risk exposures (such as risks related to liquidity, market and interest rate sensitivity, credit, cybersecurity, fraud, bank operations, trust operations, litigation and regulatory compliance, among others), and the policies and processes in place to monitor and control such risk exposures. From time to time, our Board committees also receive updates between meetings from members of management relating to risk oversight and corporate governance matters.

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Additional Risk Oversight

In addition to the Risk Management Committee of Citizens Business Bank and the Audit Committee of CVB Financial Corp., other committees of the Board of CVB Financial Corp. consider the risks within their respective areas of responsibility. For example, the Compensation Committee of CVB Financial Corp. considers the risks that may be implicated by our executive compensation programs, including our Executive Incentive Plan and the associated individual or group performance compensation plans.

For a discussion of the Compensation Committee’s review of CVB Financial Corp.’s executive officer compensation plans and associate incentive plans and the risks associated with these plans, see the section of this proxy statement on “Compensation Governance and Risk Management.”

Board Nominations of Director Candidates

Pursuant to Article III, Section 3.3(a) of our Bylaws, the authorized number of directors of the Company has been established as not less than seven (7) or more than thirteen (13), with the exact number within those limits to be set by the Board of Directors by resolution. As of the date of this proxy statement, the number of directors has been set at eight (8) persons.

Our Board of Directors has established a Nominating and Corporate Governance Committee. This Committee assists the Board of Directors in director selection, as well as in review and consideration of developments in corporate governance practices. The Committee also makes recommendations to the Board of Directors regarding our director nominees for each Board of Directors committee, and reviews any director candidates submitted by shareholders. The Nominating and Corporate Governance Committee will consider candidates recommended by shareholder(s) utilizing the same criteria as candidates identified by the Committee itself (see “Shareholder Nominations of Director Candidates and Other Proposals” below).

The Nominating and Corporate Governance Committee is responsible for annually reviewing and evaluating with the Board of Directors the appropriate skills and characteristics required of members of the Board of Directors in the context of the current composition of the Board of Directors and our goals for nominees to the Board of Directors, including nominees who are current members of our Board of Directors.

The Nominating and Corporate Governance Committee has the authority to utilize, and from time to time engages, third party advisors, as appropriate, to assist it in fulfilling its Board of Directors selection function and in enhancing our corporate governance standards. Services provided by third party advisors generally include identifying and assessing potential director candidates meeting criteria established by the Nominating and Corporate Governance Committee, verifying information about the prospective candidate’s credentials, and obtaining a preliminary indication of interest and willingness to serve as a Board member. In 2022, the Committee utilized the executive recruiting firm of Chrisman & Company to help identify candidates to replace one of our retiring directors as Chair of our Board Audit Committee. In 2021, the Committee retained Michele Lando of Skillset Communications as a consultant to assist the Board with respect to performing a directors’ strengths and skills assessment and improving our Board effectiveness (see “Annual Board and Committee Self-Evaluation Process” below), and in 2019, the Committee utilized Pearl Meyer to assist in developing an enhanced Board stock ownership policy (see “Director Stock Ownership Guidelines” below).

The Nominating and Corporate Governance Committee considers the entire makeup of the Board of Directors when making its nominating recommendations to the Board of Directors, including tenure, experience, skillset and diversity considerations. In identifying and evaluating nominees for the Company’s directors, the goals of the Nominating and Corporate Governance Committee include maintaining a strong, experienced and diverse Board of Directors by regularly assessing each director’s business background, current responsibilities, community involvement, independence, commitment to CVB Financial Corp. (including meaningful ownership of our common stock pursuant to our director stock ownership policy for our continuing directors) and time available for service.

The Nominating and Corporate Governance Committee also considers diversity of viewpoints, background, experience (including skills diversity), gender, membership in an underrepresented community and demographics in the selection of nominees. Other important factors the Nominating and Corporate Governance Committee will consider in the selection of nominees include contacts in and knowledge of CVB Financial Corp.’s core industry (banking) and other industries relevant to CVB Financial Corp.’s business, and ability to work together with other members of the Board of Directors. Members of CVB Financial Corp.’s Board also serve on the Board of Directors of Citizens Business Bank. At present, the Company does not have a mandatory director retirement policy.

Shareholder Nominations of Director Candidates and Other Proposals

The policy of the Nominating and Corporate Governance Committee is to consider properly submitted shareholder proposals and nominations for candidates for membership on our Board of Directors pursuant to the Company’s Bylaws. In evaluating director nominees by shareholders, the Nominating and Corporate Governance Committee will look at the same factors described under the heading “Board Nominations of Director Candidates” above that it uses for nominees who come to its attention from current members of the Board of Directors or third-party advisors. Recommendations must be submitted in writing to the attention of the Chair of the Nominating and Corporate Governance Committee at the following address:

CVB Financial Corp.

701 North Haven Avenue, Suite 350

Ontario, California 91764

Shareholders should include in such recommendation the following items: (1) the name and address of each proposed director nominee, (2) the principal occupation of each proposed nominee, (3) the number of shares of voting stock of CVB Financial Corp. owned by each proposed nominee and the notifying shareholder, (4) the name and residence address of the notifying shareholder, and (5) a letter from the proposed nominee indicating that such proposed nominee wishes to be considered as a nominee for the CVBF Financial Corp. Board of Directors and will serve as a member of the Board of Directors if elected. In addition, each recommendation must set forth in detail the reasons why the notifying shareholder believes the proposed nominee meets the criteria set forth in the Nominating and Corporate Governance Committee Charter for serving on CVB Financial Corp.’s Board of Directors. This Charter is available on our website at www.cbbank.com by clicking the tab “Investors,” then “Corporate Overview” and then “Governance Documents.”

Our Bylaws permit shareholders to make proposals or to nominate directors for consideration prior to an annual meeting. Pursuant to our Company’s Bylaws, nominations by shareholders of persons for election to our Board of Directors or other proposals must be delivered to the Company’s Corporate Secretary, at the address specified above, no later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the anniversary date of the Company’s annual meeting for the preceding year. Any shareholder considering nominating a director or submitting a shareholder proposal should review our Bylaws in their entirety. The information set forth below is qualified in its entirety by the terms of our Bylaws.

If the notice relates to any business (other than the nomination of persons for election as directors) that the shareholder proposes to bring properly before a meeting of shareholders, our Bylaws require that the following items be included: (1) a brief description of the business desired to be brought before the meeting, (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the corporation, the language of the proposed amendment), (3) the reasons for conducting such business at the meeting, and (4) any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made.

If the notice relates to nomination of a director, in order to be deemed to be in proper form under our Bylaws, any such nomination must include, as to each nominee, among other things, (1) all information relating to such persons that is required to be disclosed in connection with solicitations of proxies for the election of directors in accordance with Regulation 14A under the Securities Exchange Act of 1934 (the “Exchange Act”), including information required in response to a director’s questionnaire in a form to be provided by the Company to the nominating shareholder, (2) the nominee’s written consent to being named in the proxy statement and to serving as a director if elected, (3) the number of shares of capital stock in any depositary institution or bank holding company (including the Company) owned by the nominee, and any hedging or similar transactions entered into by the nominee in order to increase or decrease the risks or voting power of such stockholdings, (4) whether the nominee would qualify as an “independent director” or “audit committee financial expert” under applicable law or Nasdaq regulations, (5) certain additional background information concerning the nominee, including any criminal convictions or bankruptcy petitions, (6) any arrangements or understandings between the nominating shareholder and nominee relating to the nomination, and (7) a written statement executed by the nominee acknowledging that, as a director of the Company, such person will owe a fiduciary duty under the California Corporations Code exclusively to the Company and its shareholders.

In addition, pursuant to these same provisions of our Bylaws, the nominating shareholder must provide information concerning (1) the name and address of such shareholder, (2) the number of shares of the Company’s capital stock owned by such shareholder and any derivative position in the Company’s stock held by or on behalf of such shareholder, (3) any other shareholders or beneficial owners known by such shareholder to support the nomination being proposed, and (4) whether such shareholder is prepared to deliver a proxy statement or solicitation in support of the nomination.

Lastly, upon the Company’s request, any nominee proposed by a shareholder must promptly complete and return a director questionnaire to be provided by the Company. If a nominating shareholder will solicit proxies for a nominee or nominees other than the Company’s nominees in accordance with Rule 14a-19 under the Exchange Act, the nominating shareholder’s written nomination must also include: (1) all information required to be provided to the Company by Rule 14a-19; (2) a written undertaking that such shareholder intends to deliver a proxy to holders of shares representing at least 67% of the voting power of the stock entitled to vote generally in the election of directors, in accordance with Rule 14a-19, and that a statement to such effect will be included in such shareholder’s proxy statement; (3) a written undertaking that such shareholder will comply with all requirements of the Exchange Act and the regulations promulgated thereunder, including but not limited to Rule 14a-19, and (4) each proposed director nominee’s written consent to being named in the Company’s proxy statement for the applicable meeting and the associated proxy.

Director Tenure, Age and Diversity

The distributions of our eight directors, as of the date of this proxy statement, by tenure, age and diversity are set forth in the three pie charts below.

In August 2021, the SEC approved Nasdaq listing rules that generally required Nasdaq-listed companies to (1) have, or publicly disclose why they do not have, at least two diverse directors, including at least one self-identified female director and at least one director who self-identifies as an “underrepresented minority” (Black or African American, Hispanic or Latinx, Asian, Native American or Alaska Native, Native Hawaiian or Pacific Islander, or two or more races or ethnicities) or LGTBQ+ and (2) publicly disclose board diversity statistics using a standardized matrix format on an annual basis. On December 11, 2024, the U.S. Court of Appeals for the Fifth Circuit vacated the SEC’s order approving Nasdaq’s board diversity rules, and Nasdaq has publicly indicated that it does not intend to appeal the Fifth Circuit’s decision.

In September 2020, California’s AB 979 was signed into law and purported to require all public corporations with principal executive offices in California to include a specified number of persons from underrepresented communities (defined similarly to the Nasdaq listing rules referenced above) on their boards of directors. Likewise, in September 2022, the State of California adopted SB 826, which purported to require that all publicly held companies with principal executive offices in California have a specified number of female directors on their boards of directors. Both AB 979 and SB 826 were challenged in courts that subsequently ruled such statutes were unconstitutional.

Notwithstanding these judicial decisions invalidating the Nasdaq and State of California diversity rules, respectively, the Company has remained in full compliance with the specific requirements imposed by such rules, because the Company presently has three female directors among our total of eight directors, and two of these three female directors also identify as members of underrepresented communities (e.g., as Asian and as Hispanic, individually). In addition, as set forth below, the Company has elected to maintain the standardized matrix format originally specified by the Nasdaq rules for the purpose of disclosing our directors’ self-identified diversity characteristics.

Board Diversity Matrix (as of the Record Date)

Board Size:

Total Number of Directors	8

Part I: Gender Identity	Male	Female	Non-Binary	Gender Undisclosed

Number of directors based on gender identity	5	3	0	0

Part II: Demographic Background

African American or Black	0	0	0	0

Alaskan Native or American Indian	0	0	0	0

Asian	0	1	0	0

Hispanic or Latinx	0	1	0	0

Native Hawaiian or Pacific Islander	0	0	0	0

White	5	1	0	0

Two or More Races or Ethnicities	0	0	0	0

LGBTQ+	0

Undisclosed	0

Director Independence

With the exception of our President and CEO, Mr. Brager, who is the only management member serving on our Board, each of our directors is “independent” within the meaning of the rules and regulations promulgated by Nasdaq, and has been determined to be “independent” by our Nominating and Corporate Governance Committee, with respect to his or her Board service and the committees on which each such director respectively serves. In making such determinations, our Nominating and Corporate Governance Committee evaluates banking, commercial service, familial or other connections and transactions involving each director or immediate family member and his or her related interests, and the Company, if any.

Executive Sessions

Executive sessions of our independent directors are held at least four times a year. The person who presides at these meetings is typically our Chairman of the Board who is also an independent director.

Director Stock Ownership Guidelines

Director Stock Ownership Guidelines
3X Annual Retainer

Our directors are expected to evidence their commitment to CVB Financial Corp. through, among other things, ownership of a meaningful amount of our common stock. In 2019, our Compensation Committee revised its guidelines for stockholdings by our non-employee directors to increase the target ownership level of CVB Financial Corp. common stock, from a dollar value of $100,000 to an amount equal to three times (3x) the annual base retainer provided to our non-employee directors. Because the amount of the annual base retainer for 2024 was $70,000 (see the section of this proxy statement on “Director Compensation”), this means the target stock ownership level for our non-employee directors was $210,000 for our 2024 fiscal year. However, under these same guidelines, new directors are provided with a reasonable period to enable them to accumulate the target amount of stock, including through the annual stock grants that are provided to our directors as part of their compensation for serving on our Board. We believe that all our current directors are in compliance with our current stock ownership policy. Please see the earlier Table in this proxy statement on “How Much Stock Do CVB Financial Corp.’s Directors and Executive Officers Own?”

Policy on Insider Trading, Pledging and Hedging of Company Equity Securities by Directors, Officers and Employees

The Company has adopted an “Insider Trading Policy” governing transactions in CVB Financial Corp. equity securities by officers, directors, associates (employees) and consultants of the Company. In addition to the Policy’s general prohibitions on insider trading in violation of applicable securities law, this Policy contains a more specific set of restrictions which apply to any of our directors, NEOs and certain other officers whom the Company has designated as restricted persons due to their positions with the Company or their access to material non-public information regarding the Company (collectively, “Restricted Persons”).

Under the Policy, if a director, officer, employee or consultant knows of material nonpublic information relating to the Company, neither that person nor any related person may buy or sell the Company’s securities or engage in any other action to take advantage of, or pass on to others, that information. In addition, it is the policy of the Company that no director, officer, employee or consultant of the Company who, in the course of working for the Company, learns of material nonpublic information about another public company, including a company involved in a potential sale or acquisition, a competitor company, or a company with which the Company does business, such as a customer or supplier of the Company, may trade in that company’s securities until the information becomes public or is no longer material. Directors, executive officers, and certain other individuals who have access to material nonpublic information regarding the company are restricted from engaging in transactions in the Company’s securities, including purchases, sales and gifts of the Company’s common stock, during any “blackout” periods (except pursuant to preapproved trading plans which comply with Rule 10b5-1, as further discussed below).

In addition, under the Policy, our Restricted Persons are prohibited from engaging in specified types of transactions involving the Company’s equity securities, including any trading in violation of the federal short-swing profit rules (i.e., purchases and sales within a six-month period), short-selling or buying or selling options (including the trading of puts, calls or other market derivatives). Except with the consent of the General Counsel upon provision of detailed justification and pre-clearance, Restricted Persons are also prohibited from engaging in other forms of hedging or monetization transactions, such as equity swaps, zero-cost collars and forward sale contracts, which would allow the Restricted Person to continue to own the affected CVB Financial Corp. equity security, but without the full risks and rewards of outright ownership, because such Restricted Person may no longer have the same incentives as the Company’s other shareholders. Likewise, the pledge or placement in a margin account of any equity securities of the Company owned by a Restricted Person is prohibited except with the written justification and pre-clearance with our General Counsel.

Pre-planned stock trading programs that otherwise satisfy the requirements of Securities and Exchange Commission Rule 10b5-1 and the terms of our Policy, are generally permitted. As of the date of this proxy statement, there are no known Rule 10b5-1 plans in effect for any of the Company’s directors or Section 16 officers. In addition, there are no known outstanding hedged or pledged positions by any Restricted Persons involving equity securities of CVB Financial Corp., and no Rule 10b5-1 plans or hedging or pledging transactions involving CVB Financial Corp. stock by any Restricted Persons have been approved within the prior fiscal year or the current year.

In addition, with regard to the Company’s trading in its own securities, it is the Company’s policy to comply with the federal securities laws and the applicable Nasdaq listing requirements.

Timing of Equity Grants

We do not grant stock options, stock appreciation rights or similar option like instruments in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock, such as a significant positive or negative earnings announcement, nor do we time the public release of such information based on stock option grant dates. In addition, we do not grant stock options, SAR’s or similar option like instruments during periods in which there is material nonpublic information about our Company, including (i) during a “blackout period” established in connection with the public release of earnings information under our Insider Trading Policy or (ii) at any time during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses material nonpublic information. These restrictions do not apply to restricted stock, restricted stock units, performance units, or other types of equity awards that do not include an exercise price related to the market price of our common stock on the date of grant. If stock options are granted by the Company, they are granted with an exercise price equal to the closing market price of our common stock on the date of grant.

Director Attendance at Board Meetings and Annual Shareholders Meeting

During the 2024 calendar year, CVB Financial Corp.’s Board of Directors held 12 regular monthly meetings and one special meeting, and the Board of Directors of Citizens Business Bank held 12 regular meetings.

All of the eight persons who served as a director of CVB Financial Corp. and Citizens Business Bank during 2024, and all eight directors of CVB Financial Corp. who are nominated for re-election at the 2025 annual meeting of shareholders, attended at least 75% of the aggregate of (i) the total number of CVB Financial Corp. and Citizens Business Bank Board meetings during 2024 which they were eligible to attend and (ii) the total number of meetings held by all committees of the Board of Directors of CVB Financial Corp. or Citizens Business Bank on which they served during 2024 and which they were eligible to attend.

The Board of Directors encourages all of its members to attend the Company’s annual meeting of shareholders. All of our directors either attended our 2024 annual meeting of shareholders in person or listened in via our audio call facility.

Committees of the Board of Directors

The Board of Directors of CVB Financial Corp. accomplishes much of its work through committees, which undertake work delegated by the Board, make recommendations to the Board for discussion and action, and enhance Board focus and productivity. As set forth previously, the Board of Directors of CVB Financial Corp. has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Board of Directors of Citizens Business Bank has four standing committees: a Balance Sheet Management Committee, a Credit Committee, a Risk Management Committee and a Trust Services Committee.

Audit Committee

The Audit Committee of the Board of Directors is composed of Kimberly Sheehy (Chair), Stephen A. Del Guercio, Anna Kan, Jane Olvera Majors, Raymond V. O’Brien III, and Hal W. Oswalt. The Audit Committee operates under a written charter, adopted by the Board of Directors, which is available on our website at www.cbbank.com by clicking the tab “Investors,” then “Corporate Overview” and then “Governance Documents.” The Audit Committee is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. Each of the members of the Audit Committee is "independent" within the meaning of the rules and regulations of Nasdaq.

The purpose of the Audit Committee is to oversee and monitor (i) the integrity of our financial statements and the Company’s systems of internal accounting and financial controls; (ii) our compliance with applicable legal and regulatory requirements; (iii) our independent auditor qualifications and independence; (iv) the performance of our internal audit function and independent auditors; and (v) our information security program. The Board of Directors has determined that Ms. Sheehy is an “audit committee financial expert” within the meaning of the rules and regulations of the SEC and an “independent” director within the meaning of the rules of Nasdaq.

The Audit Committee has the sole authority to appoint or replace the Company’s independent auditors (including oversight of audit partner rotation). The Audit Committee is also directly responsible for the compensation and oversight of the work of the Company’s independent auditors. Our internal audit function, headed by our Chief Audit Executive, our independent auditors and our CISO, report directly to the Audit Committee.

Among other things, the Audit Committee prepares the audit committee report for inclusion in our annual proxy statement; reviews and discusses with management and the independent auditors our independent certified audits; reviews and discusses with management and the independent auditors our quarterly and annual financial statements; reviews the adequacy and effectiveness of our disclosure controls and procedures; approves all auditing and permitted non-auditing services performed by our independent auditors; oversees our information security program; reviews any significant findings by our bank regulators and management’s response thereto; establishes procedures to anonymously and confidentially handle any complaints we receive regarding auditing matters and accounting and internal accounting controls; and handles the confidential, anonymous submissions to it by our associates of concerns or questions relating to accounting or auditing matters.

The Audit Committee also has authority to retain independent legal, accounting and other advisors as the Audit Committee deems necessary or appropriate to carry out its duties. During 2024, the Audit Committee held 11 regular monthly meetings, plus four quarterly meetings for the purpose of reviewing and approving our SEC filings and appointing our independent auditing firm.

Nominating and Corporate Governance Committee

The Board of Directors has a Nominating and Corporate Governance Committee consisting of Hal W. Oswalt (Chair), George A. Borba, Jr., Stephen A. Del Guercio, Anna Kan, Jane Olvera Majors, Raymond V. O’Brien III and Kimberly Sheehy. Each of the members of the Nominating and Corporate Governance Committee is independent within the meaning of the rules and regulations of Nasdaq.

As set forth above, the Nominating and Corporate Governance Committee:

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Assists the Board of Directors by identifying individuals qualified to become members of the Board of Directors;
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Recommends to the Board of Directors the director nominees for our next annual meeting;
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Recommends to the Board of Directors the director nominees for each Board committee;
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Develops and recommends a set of corporate governance principles applicable to CVB Financial Corp. and Citizens Business Bank; and
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Conducts our annual Board, committee and director self-evaluations and self-assessments.

Other specific duties and responsibilities of the Nominating and Corporate Governance Committee include: retaining and terminating any outside search firm to identify director candidates; receiving communications from shareholders regarding any matters of concern regarding corporate governance; and reviewing and reassessing the adequacy of its Charter and its own performance on an annual basis.

The procedures for nominating directors and for making proposals at our annual meeting, other than by the Board of Directors itself, are set forth in CVB Financial Corp.’s Bylaws and discussed above under the respective headings “Board Nominations of Director Candidates” and “Shareholder Nominations of Director Candidates and Other Proposals.” The Charter of the Nominating and Corporate Governance is available on our website at www.cbbank.com by clicking on the tab “Investors,” then “Corporate Overview” and then “Governance Documents.” The Nominating and Corporate Governance Committee held three meetings during 2024.

Compensation Committee

The Compensation Committee of the Board of Directors of CVB Financial Corp. (the “Compensation Committee”) has overall responsibility for overseeing our compensation and employee benefit plans and practices, including our executive compensation plans and our incentive compensation, bonus and equity-based plans. This Committee is composed of Hal W. Oswalt (Chair), George A. Borba, Jr., Stephen A. Del Guercio, Anna Kan, Jane Olvera Majors, Raymond V. O’Brien III and Kimberly Sheehy. Each of the members of the Compensation Committee is independent within the meaning of the rules and regulations of Nasdaq. During 2024, the Compensation Committee held eight regular meetings and one special meeting. The Compensation Committee has a charter which can be found on CVB Financial Corp.’s website at www.cbbank.com by clicking the tab “Investors,” then “Corporate Overview” and then “Governance Documents.”

The Compensation Committee has the responsibility, among other things, of recommending to the Board of Directors the appropriate level of compensation for the Board of Directors, and for determining the total compensation of all executive officers of CVB Financial Corp. and Citizens Business Bank. During 2024, this responsibility included (i) working with the Company’s outside compensation consultants at Pearl Meyer to review and make appropriate adjustments to the Company’s peer group of comparable financial institutions for compensation purposes, (ii) working with Pearl Meyer to benchmark and make appropriate adjustments to the compensation parameters applicable to our named executive officers and certain other members of our senior leadership team, (iii) overseeing the formulation and implementation of the Company’s performance incentive and bonus plans for our senior officers, (iv) negotiating and completing a new employment agreement with our President and CEO, Mr. Brager (see the section of this proxy statement below on "Compensation Arrangements with our President and Chief Executive Officer"), and (v) conducting the annual performance evaluation of our President and CEO.

The Compensation Committee may delegate its authority to others within the organization in certain instances as it deems necessary. Our President and CEO, Chief Financial Officer and Human Resources Director participate, when requested to do so, in determining or recommending the amount or form of executive and director compensation (except with respect to their own compensation).

Compensation Committee Interlocks and Insider Participation

None of the directors serving as members of the Compensation Committee during 2024 has ever been an officer or employee of CVB Financial Corp. or any of its subsidiaries. During the last fiscal year, none of our executive officers served on the board of directors or on the compensation committee of any other entity, any officers of which served on either our Board or our Compensation Committee. We do not believe that any current member of our Compensation Committee has a relationship with the Company that would compromise such member’s ability to be independent of management.

Certain Relationships and Related Person Transactions

Some of the directors and executive officers of CVB Financial Corp. and/or their associates were customers of, and had loans, deposits and commitments with, Citizens Business Bank in the ordinary course of its business during 2024, and we expect such transactions will continue in the future. All of these loans, deposits and commitments were made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other persons of similar credit worthiness who were not related to the Company in accordance with the provisions of the Sarbanes-Oxley Act of 2002. In our opinion, these transactions did not involve more than a normal risk of collectability or present other unfavorable features.

Policies and Procedures for Approving Related Person Transactions

CVB Financial Corp. has a Related Party Transaction Policy which prescribes policies and procedures for approving a “Related Party Transaction.” The term “Related Party Transaction” is defined as a transaction or arrangement (or, any series of similar transactions or arrangements) in which CVB Financial Corp. (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000, and in which any Related Party had, has or will have a direct or indirect interest. “Related Party” is defined as:

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Any person who is, or at any time since the beginning of CVB Financial Corp.’s last fiscal year was, a director or executive officer of CVB Financial Corp. or a nominee to become a director of CVB Financial Corp.;
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Any person who is known to be the beneficial owner of more than 5% of any class of CVB Financial Corp.’s voting securities;
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Any immediate family member of any of the foregoing persons, who might control or influence such person, or be controlled or influenced by such person, which would normally include any child, stepchild, parent, step-parent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; or
•
Any firm, corporation or other entity in which any of the forgoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

The procedures exclude from coverage loans made by Citizens Business Bank if the loan (a) is made in the ordinary course of business, (b) on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, (c) did not involve more than the normal risk of collectability or present other unfavorable features, and (d) is otherwise made pursuant to the Company’s applicable policies and applicable law for extension of credit to Related Persons. In the case of such loans, the procedures set forth in the policies and procedures applicable to such loans shall be followed rather than the procedures set forth in the Related Party Transaction Policy.

The Board of Directors has delegated to the Audit Committee the responsibility of reviewing and approving Related Party Transactions. In evaluating Related Party Transactions, the Audit Committee considers all of the relevant facts and circumstances available to the Audit Committee, including:

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The benefits to CVB Financial Corp.;
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The impact on a director’s independence in the event the Related Party is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer;
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The availability of other sources for comparable products or services;
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The terms of the transaction; and
•
The terms available to unrelated third parties or to our associates generally.

No member of the Audit Committee may participate in any review, consideration or approval of any Related Party Transaction with respect to which such member or any of his or her immediate family members or affiliated entities is the Related Party. The Audit Committee or the Chair may approve only those Related Party Transactions that are in, or are not inconsistent with, the best interests of CVB Financial Corp. and its shareholders, as the Audit Committee or the Chair (as applicable) determines in good faith. The Chair is required to report to the Audit Committee at the next Audit Committee meeting any approvals made pursuant to delegated authority.

In the event CVB Financial Corp.’s President and CEO or Chief Financial Officer becomes aware of a Related Party Transaction that has not been previously approved or previously ratified under the Policy, the following procedures apply: (a) if the transaction is pending or ongoing, it will be submitted to the Audit Committee or the Chair promptly, the Committee or Chair will consider all the relevant facts and circumstances, including those items listed above, and, based on the conclusions reached, the Audit Committee or Chair shall evaluate all options, including ratification, amendment or termination of the Related Party Transaction, and (b) if the transaction is completed, the Audit Committee or Chair will evaluate the transaction, taking into account the same factors described above, to determine if rescission of the transaction is appropriate, and shall request that the Chief Financial Officer evaluate CVB Financial Corp.’s controls and procedures to ascertain the reason the transaction was not submitted to the Audit Committee for prior approval and whether any changes to these controls and procedures are recommended.

Annual Board and Committee Self-Evaluation Process

On an annual basis, our Board of Directors undertakes to perform a self-evaluation review in order to evaluate the performance and efficient functioning of the Board and its respective committees, and to consider how to improve and optimize our Board and committee composition and structure, including board refreshment, expertise and skill sets, independence and diversity. This self-evaluation process is conducted under the auspices of our Nominating and Corporate Governance Committee.

This review process typically commences with the completion of a detailed self-assessment questionnaire that asks each director to assess whether the Board as a whole, and each holding company committee on which such director serves, demonstrates the appropriate level of effectiveness and understanding regarding its priorities and oversight role, with a view towards ensuring the Company is fulfilling its overall corporate mission and its primary business and risk management objectives. At the same time, the directors are encouraged to provide written comments in order to elaborate and provide context for their responses.

The topics encompassed by the self-assessment questionnaire, and the Board’s subsequent deliberations, are both general and specific. At the general level, the questionnaire and review process includes questions regarding the independence, structure and functioning of the Board and its committees, as well as questions regarding whether the Board’s membership reflects the appropriate mix of diversity, talents and expertise relative to the Company’s current business and risk management objectives. At the specific level, we believe the questionnaire and review process help the Board evaluate whether it and its committees are adequately fulfilling their designated, required or recommended functions, including corporate governance best practices, setting the appropriate “tone at the top,” overseeing corporate strategy and financial goals, understanding the Company’s risk profile and risk management, monitoring the CEO’s and management’s performance, determining the proper levels of executive compensation and incentive structures, etc.

Each individual director’s responses to the questionnaire are compiled in a manner designed to preserve the respondent’s anonymity, the collective results are shared and reviewed with the Board as a whole, and the Board then determines whether any changes should be discussed and implemented. In recent years, this process has resulted in a number of modifications to director recruitment, committee membership configurations, the information to be included in our Board and committee information packages, the optimal timing of committee meetings and the Board’s agenda-setting procedures.

In addition, at least annually, the Board's Nominating and Corporate Governance Committee discusses potential director retirement timetables, the potential recruiting of new directors and board refreshment. On occasion, this Committee or its Chair may consult with outside recruiting consultants on such matters. Since January 1, 2021, the Board has added two new directors: Ms. Olvera Majors (2021) and Ms. Sheehy (2022).

Director Compensation

Our Board of Directors holds monthly meetings of the full Board, and also meets in various committees on a monthly or quarterly basis, depending upon the committee concerned. Our Chairman and Vice Chairman meet separately on occasion with our Chief Executive Officer, forming the Executive Committee of the Board of Directors.

CVB Financial Corp. uses a combination of cash and stock-based compensation to attract and retain qualified individuals to serve as directors. The most recent review by our Compensation Committee of compensation for our Board of Directors was conducted in September 2019, when the Committee engaged our outside compensation consultant, Pearl Meyer, to perform a study of the key elements of compensation for our Board of Directors relative to our then-current peer group of financial institutions. Based on this review, compensation of our non-employee directors was adjusted to (i) increase the annual cash compensation to be paid to our non-employee directors (other than our Chairman and Vice Chairman of the Board), (ii) increase the annual compensation to be paid to two of our Board Committee Chairs, (iii) change the formula for the amount of annual restricted stock grants to be made to our non-employee directors, and (iv) increase the minimum amount of stock ownership in CVB Financial Corp. to be expected of a non-employee director.

Only non-employee directors are entitled to receive monthly cash compensation for serving on our Board of Directors. Each director who is not the Chair of the Audit Committee, Chair of the Risk Management Committee, Vice Chairman of the Board or Chairman of the Board received a cash payment of $5,833 per month, for an annualized cash total of $70,000, for our 2024 fiscal year. In addition to the foregoing monthly payments, the Chair of our Audit Committee is paid an additional stipend of $20,000 per annum in monthly installments (annualized cash total of $90,000), and the Chair of our Risk Management Committee is paid an additional stipend of $10,000 per annum in monthly installments (annualized cash total of $80,000), in recognition of the heightened responsibilities demanded by those two committee chair positions on our Board. For similar reasons, our Vice Chairman of the Board currently receives compensation of $8,333 monthly, or an annualized total of $100,000, and our Chairman of the Board currently receives compensation of $11,917 per month, or an annualized total of $143,000.

We make annual restricted stock grants to our non-employee directors for a number of shares of restricted stock having a dollar value of $85,000, so that the number of shares awarded annually to each non-employee director is calculated by dividing $85,000 by the per share closing price of the Company’s stock on the grant date, rounded to the nearest whole share.

These non-employee director stock grants are typically made and issued immediately following the Company's annual shareholder meeting in May of each year.

For our 2024 fiscal year, at a meeting of our Compensation Committee on May 15, 2024, each of our non-employee directors was granted 4,899 shares of restricted stock of CVB Financial Corp., which is the rounded whole share total closest to $85,000 in stock value divided by the closing price of $17.35 for CVB Financial Corp.’s stock on that day. These 2024 restricted stock grants to our non-employee directors were made pursuant to our 2018 Equity Incentive Plan, and each of the 2024 restricted stock grants to our non-employee directors is scheduled to vest one year from the grant date.

Lastly, starting in 2008, our directors could elect to participate in our 2007 Deferred Compensation Plan for Directors and Certain Specified Officers (“2007 DCP”), which was established for the benefit of our directors and NEOs and certain other executives and employees. Under the 2007 DCP, each director was given the opportunity to defer up to 100% of his or her director fees that are paid in cash, and any independent contractor compensation, for each calendar year in which such Plan was available. Effective January 1, 2021, our directors were provided with the same opportunity to defer up to 100% of cash director fees, and any independent contractor compensation, under an updated CVB Financial Corp. Deferred Compensation Plan adopted in December 2020 (“2020 DCP”), with our 2007 DCP remaining in force only for deferrals made prior to 2021. Each of the 2007 DCP and 2020 DCP provides for participants to make notional investment selections with respect to their deferred compensation, but neither the 2007 DCP nor the 2020 DCP provides for any fixed or minimum yield or return on deferred compensation. Among our current directors, only Raymond V. O’Brien III has elected to participate in the 2007 DCP and the 2020 DCP.

The Compensation Committee intends to conduct periodic reviews of our director compensation using our outside compensation consultants and other available information, because the Committee believes that retention and continuity of board service is important to our success, and because we seek to provide an appropriate blend of cash compensation and equity-based incentives to better align board and shareholder perspectives and interest. Based on the 2019 review of board compensation conducted by Pearl Meyer, and other more recent information available to the Compensation Committee, we believe our compensation for director service is currently in approximately a median to above-median range compared to peer companies.

The following table summarizes the compensation earned or paid to our non-employee directors by the Company during 2024. Compensation paid to our President and CEO, Mr. David A. Brager, is set forth in the Summary Compensation Table below, because our President and CEO is an employee of the Company who does not receive separate compensation for serving on our Board of Directors.

OUTSIDE DIRECTOR COMPENSATION IN 2024

	Fees Earned or Paid in Cash	Restricted Stock Awards	Stock Option Awards	All Other Comp	Total
Name	($)(1)	($)(2)(3)	($)(3)	($)(4)	($)

George A. Borba, Jr.	100,000	84,998	-	-	184,998
(Vice Chairman)
Stephen A. Del Guercio	80,000	84,998	-	-	164,998
Anna Kan	70,000	84,998	-	-	154,998
Jane Olvera Majors	70,000	84,998			154,998
Raymond V. O’Brien III	70,000	84,998	-	-	154,998
Hal W. Oswalt	143,000	84,998	-	-	227,998
(Chairman)
Kimberly Sheehy	90,000	84,998	-	-	174,998

(1)
As noted above, for 2024, standard cash compensation levels for our outside directors were as follows: (i) base director fees of $70,000, or $5,833 per month; (ii) an additional stipend of $10,000 for Mr. Del Guercio as the Chair of our Risk Management Committee, for total director fees of $80,000, or $6,667 per month; (iii) an additional stipend of $20,000 for Ms. Sheehy as the Chair of our Audit Committee, for total director fees of $90,000, or $7,500 per month; (iv) total director fees for our Vice-Chairman of $100,000, or $8,333 per month; and (v) total director fees for our Chairman of $143,000, or $11,917 per month.
(2)
As noted above, the value of the restricted stock grants to each of our non-employee directors was set at a dollar value of $85,000 for calendar year 2024. Accordingly, the number of shares of CVB Financial Corp. stock awarded to each of our non-employee directors for 2024 was 4899, which is the closest number of whole shares equal to the grant value of $85,000 divided by the per share closing price of our Company’s stock on the grant date, which was $17.35 on May 15, 2024.
(3)
Pursuant to SEC regulations regarding the valuation of equity awards, each amount under Restricted Stock Awards and Stock Options Awards represents the applicable full grant date fair values of the restricted stock award or stock option award, as applicable, in accordance with FASB ASC Topic 718, excluding the effect for forfeitures. These amounts correspond to our accounting expense and do not correspond to the actual value that will be realized by the director. For information on the valuation assumptions, refer to the Note on “Stock Option Plans and Restricted Stock Awards” in the financial statements filed with our Annual Report on Form 10-K for 2024.
(4)
All other compensation represents the value of reimbursements for occasional expenses incurred from time to time (if any) in connection with a director’s spouse’s attendance at certain business conferences and seminars.

On December 31, 2024, none of our non-employee directors who served as directors during 2024 held options to purchase our common stock. As of December 31, 2024, each of our non-employee directors held 4,899 restricted shares of our common stock which had not yet vested.

Communications with the Board of Directors

Shareholders wishing to contact CVB Financial Corp.’s Board of Directors, including a committee of the Board of Directors, may do so by writing to the following address to the attention of the Board of Directors or a committee of the Board of Directors at:

Board of Directors

CVB Financial Corp.

701 North Haven Avenue, Suite 350

Ontario, California 91764

Confidential communications may be sent through the Internet by logging on to http://www.reportit.net and entering the username: “Citizens” and the password: “Citizens.” All communications sent to the Board of Directors will be communicated to the entire Board of Directors unless the communication is intended only for a specific committee or director. In the case of issues relating to our financial reporting, communications should be directed to the Chair of our Audit Committee who is an independent director. CVB Financial Corp.’s Corporate Secretary keeps a log of all communications sent to the Board of Directors or its committees.

PROPOSAL NO. 2

ADVISORY RESOLUTION TO APPROVE OUR EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) requires, among other things, that we permit a non-binding, advisory vote on the compensation of our named executive officers, as described in the Compensation Discussion and Analysis, compensation tables and accompanying narrative discussion contained in this proxy statement.

As described in greater detail below, we seek to closely align the interests of our named executive officers with the interests of our shareholders and the safe and sound management of our Bank. Our compensation practices are designed to encourage and motivate our named executive officers to achieve superior performance on both a short-term and long-term basis, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

Accordingly, we ask our shareholders to indicate their support for our compensation practices for our named executive officers and vote for the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of SEC Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.

This vote is advisory, which means that the vote on executive compensation is not binding on CVB Financial Corp., our Board of Directors or the Compensation Committee of the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. See “Consideration of 2024 Say-on-Pay Results” below. Our next Say-on-Pay vote will occur at the 2026 annual meeting of shareholders.

Your advisory vote will not be construed (i) as overruling a decision by CVB Financial Corp. or the Board of Directors, (ii) to create or imply any change to the fiduciary duties of CVB Financial Corp. or the Board of Directors, (iii) to create or imply any additional fiduciary duties for CVB Financial Corp. or the Board of Directors, or (iv) to restrict or limit the ability of shareholders to make proposals for inclusion in proxy materials related to executive compensation.

Vote Required

The affirmative vote of a majority of the shares represented and voting at the meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) is required to approve this proposal on a non-binding, advisory basis. Unless instructions to the contrary are specified in a proxy properly voted and returned through available channels, proxies that are received will be voted FOR this proposal.

The Board of Directors Recommends a Vote “FOR” the Approval of the Compensation of our Named Executive Officers, as disclosed in this Proxy Statement.

COMPENSATION DISCUSSION AND ANALYSIS — GENERAL INFORMATION

The following compensation discussion and analysis describes and summarizes the structure, objectives and results of the various compensation programs administered by our Compensation Committee for our 2024 fiscal year for those of our executive officers for whom disclosures must be provided under SEC rules (“named executive officers” or “NEOs”). Item 402 of SEC Regulation S-K requires reporting entities to include (i) all individuals who served as such entity’s principal executive officer (“PEO”) during any portion of the most recent fiscal year, (ii) all individuals who served as such entity’s principal financial officer (“PFO”) during any portion of the most recent year, plus (iii) the entity’s three most highly compensated executive officers other than any PEOs or PFOs who were serving as executive officers at the end of the most recent fiscal year, plus (iv) up to two additional individuals for whom disclosure would have been provided but for the fact that such individual was not serving as an executive officer of such entity at the end of this last completed fiscal year. Accordingly, CVB Financial Corp.’s reportable NEOs for 2024 are as follows:

David A. Brager	President and CEO of CVB Financial Corp. and Citizens Business Bank (sometimes referred to as the “CEO”)
E. Allen Nicholson	Executive Vice President, CFO of CVB Financial Corp. and Citizens Business Bank
David F. Farnsworth	Executive Vice President, Chief Credit Officer of Citizens Business Bank
David C. Harvey	Executive Vice President, COO of Citizens Business Bank
Richard H. Wohl	Executive Vice President, General Counsel of CVB Financial Corp. and Citizens Business Bank

2024 Compensation Program Overview

The Compensation Committee believes that CVB Financial Corp.’s executive compensation program is well-designed to support growth in enterprise and shareholder value within the context of maintaining a sound and compliant financial and risk management structure. The following points summarize how the Compensation Committee addressed the key issues and components of our executive compensation program for our 2024 fiscal year:

•
The Company’s overall compensation program for our executive officers for 2024 adhered to our traditional structure consisting of three primary components, including (i) a base salary, (ii) metrics-based incentive compensation and a plan-based discretionary bonus, both of which are elements of our executive Performance Compensation Plans (“PCPs”), and (iii) equity-based compensation.
•
The Committee determined that it was in the best interests of the Company to enter into an early renewal of Mr. Brager’s employment arrangements as our CEO in the form of a Second Amended and Restated Employment Agreement dated July 1, 2024 (“2024 CEO Employment Agreement”), the key terms of which are outlined in the section of this proxy statement on “Compensation Arrangements with our President and Chief Executive Officer.”
•
Mr. Brager’s compensation as our CEO for 2024 conformed to the terms of his 2024 CEO Employment Agreement and his 2022 CEO Employment Agreement, as applicable, for the respective portions of 2024 during which each such Agreement was in effect:
o
Mr. Brager’s base salary was set at an annualized rate of $850,000 (this annualized base salary was increased by the Compensation Committee from its previous level of $800,000, effective on January 1, 2024), and this $850,000 base salary level was further increased to an annualized rate of $915,000, effective on July 1, 2024, pursuant to the revised terms of Mr. Brager’s 2024 CEO Employment Agreement;
o
Mr. Brager earned an aggregate annual cash incentive and bonus of $924,150 for 2024 in accordance with the metrics and other criteria specified in his 2024 CEO PCP, which was revised effective July 1, 2024 to reflect the revised terms of his 2024 CEO Employment Agreement; and

o
On January 24, 2024, Mr. Brager received grants of 32,600 performance-based restricted stock units ("PRSUs") and 32,600 time-based restricted stock units ("RSUs") for our 2024 fiscal year (with the performance metrics keyed in equal measure to the Company’s relative return on average tangible common equity and relative return on average assets, calculated over a three-year performance period, as compared to the same two metrics for the group of banks included in the KBW Nasdaq Regional Banking index).
•
Effective on July 2, 2024, the Company entered into employment agreements (collectively, the “2024 NEO Employment Agreements”) with each of our four other current named executive officers, the key terms of which are outlined in the section of this proxy statement on “Compensation Arrangements with our Other Named Executive Officers.”
o
Each of the 2024 NEO Employment Agreements provides that the applicable NEO shall be paid a base salary at an annual rate to be determined from time to time by the Company’s CEO and the Compensation Committee;
o
Each NEO will continue to be eligible to participate each year in the Company’s Executive Compensation Plan, with a target metrics-based incentive opportunity of 0% to 60% of base salary and with an additional discretionary bonus opportunity in the range of 0% to 20% of base salary; and
o
The respective 2024 NEO Employment Agreements further provide for the Compensation Committee to make additional equity grants to the applicable NEO annually, with an expected target grant date value of approximately 100% of such NEO’s annual base salary for the preceding calendar year, but with no minimum guaranteed annual grant date value.
•
Base salary increases were also implemented for our four other NEOs on January 1, 2024 at moderate but varying levels, reflecting adjustments based on changes in market compensation rates and individual performance levels.
•
With respect to metrics-based incentive compensation for our NEOs for 2024, the Compensation Committee continued to utilize CVB Financial Corp.’s 2023 Executive Incentive Plan, which was originally adopted by the Committee on February 22, 2023 and included as an exhibit to CVB Financial Corp.’s Form 10-K for 2023. The Committee employed the business criteria and other key terms outlined in our 2023 Executive Incentive Plan in connection with reviewing and approving our CEO PCP and our individual NEO PCPs for our 2024 fiscal year.
•
Annual incentive payouts for our five NEOs under the Company’s annual CEO and NEO PCPs for 2024 were keyed to our traditional metrics of net profit and operating expense management goals, loan and deposit growth and retention, non-interest income, credit quality and loan delinquency metrics.
o
As in the past, the net profit measure remained the most important metric for all five of our NEOs under their respective PCPs, and the relative weighting of other measures was allocated to emphasize areas over which each individual executive had more direct responsibilities;
o
Overall annual incentive payouts under our CEO and NEO PCPs varied by executive, at 75% of base salary for our CEO and ranging from 14% to 22% of the applicable NEO’s base salary for our other NEOs;
o
Similar to past years, in 2024, the PCPs for our NEOs included an added discretionary component, based upon a more subjective evaluation of each eligible NEO’s individual performance, which allows for an assessment of each such NEO’s individual contributions to CVB Financial Corp. that could not be captured by looking solely at our financial metrics;
o
Each of Messrs. Nicholson, Farnsworth, Harvey and Wohl could earn up to an additional 20% of their respective base salaries under this separate plan-based discretionary component. For 2024, each of these NEOs received a payout of 20% of base salary for this separate individual performance component; and
o
In the case of Mr. Brager, this discretionary component of compensation was set at a higher potential range of up to 30% of base salary, and he received an award of 26% of base salary for this additional individual component.
•
Long-term equity incentives for our five NEOs continued to be an important component of our overall NEO compensation packages in 2024, and these equity awards continued to be granted on an annual basis and split evenly between PRSUs and RSUs. The Committee believes the inclusion of performance contingent goals relative to shares measured over a three-year period serves to significantly enhance the pay-for-performance structure of our NEO compensation program.

Philosophy and Objectives of Our Executive Compensation Program

We have adopted a basic philosophy and objective of offering an overall compensation program and package designed to attract and retain highly qualified managers and associates. We actively seek to implement compensation practices that we believe will encourage and motivate our Company’s managers to achieve superior performance on both a short-term and long-term basis. This underlying philosophy pertains specifically to executive compensation as well as to associate compensation at all other levels throughout our organization.

Our compensation program is generally designed to achieve the following objectives:

•
Attract and retain talented and experienced executives;
•
Provide a base salary that is competitive in our industry;
•
In the annual PCP, align the interests of our executives with those of our shareholders, by utilizing performance-based incentive compensation, based primarily on financial metrics that we believe support shareholder value, along with a discretionary component or components based on an evaluation of individual performance or other special considerations that may apply; and
•
Offer equity-based compensation that also serves to better align the interests of our executives with those of our shareholders (through an emphasis on the creation of long-term shareholder value) and, in the case of our NEOs, is in part contingent upon the achievement of performance metrics relative to peer banking companies.

Each of these elements is intended to incentivize our executives to accomplish our corporate goals. Our primary objectives are to achieve a level of earnings growth and loan and deposit growth consistent with enhancing shareholder value, while maintaining safe and sound banking practices in accordance with our legal and regulatory requirements.

The elements of the Company’s comprehensive compensation package for our executives typically consist of base salary, an annual performance incentive plan, an annual plan-based discretionary bonus opportunity, a long-term equity compensation component, 401(k) plan contributions, a tax-qualified profit-sharing plan, a non-qualified deferred compensation program, and health and welfare benefits. Our annual PCPs for our executives, in turn, have historically been based on a subset of the objective financial and operational metrics that are set forth in our 2023 Executive Incentive Plan described above. The specific elements of our annual PCPs for 2024 are provided below in the section of this proxy statement on “Annual Performance Compensation Plans (Incentive Compensation and Plan-based Discretionary Bonus Amounts)."

WHAT WE DO:		WHAT WE DO NOT DO:
✓	Align short-term and long-term executive incentive plan targets with business goals and stockholder interests	X	Provide Section 280G or Section 409A tax gross-up payments
✓	Conduct annual say-on-pay advisory votes	X	Reward executives for taking excessive, inappropriate or unnecessary risks
✓	Conduct stockholder outreach to solicit feedback and discuss our business and compensation practices	X	Allow for the repricing or backdating of equity awards
✓	Retain an independent compensation consultant to advise our Compensation Committee	X	Provide multi-year guaranteed salary increases or non-performance-based incentive arrangements
✓	Use financial performance metrics that compare our performance to external benchmarks	X	Rely exclusively on any single metric such as total stockholder return as our only performance metric
✓	Maintain a robust and SEC-compliant insider trading policy	X	Provide incentive awards for below-threshold performance
✓	Maintain a “clawback” policy, including SEC and Nasdaq requirements, for any erroneously paid incentive compensation that applies to our NEOs and other associates	X	Provide multi-year stock grants
✓	Benchmark our CEO and NEO compensation components against comparable levels at peer institutions	X	Permit hedging and pledging of our stock by our directors or executives without special approval
✓	Re-evaluate and update the composition of our peer group periodically, particularly in light of changes in our asset size and mergers involving peer banks	X	Have single trigger vesting for cash compensation due our executives on change in control under our 2024 CEO Employment Agreement or our 2024 NEO Employment Agreements
✓	Provide minimum thresholds for vesting of PRSUs in the event the results of a performance metric are below a minimum acceptable level	X	Grant stock options or stock appreciation rights to our NEOs close in time to our Company's release of material non-public information

Compensation Clawback Policy

The Board of Directors of CVB Financial Corp. has adopted a Compensation Recoupment Policy that is intended to comply with the requirements of Section 10D of the Exchange Act and Section 5608 of the Nasdaq Listing Rules. This Policy provides for the recoupment of certain officer incentive compensation in the event of an accounting restatement resulting from the Company’s material noncompliance with financial reporting requirements under U.S. federal securities laws. This in turn includes any accounting restatement required to correct an error in the Company’s previously issued financial statements or that would result in a material misstatement if the error were corrected or were left uncorrected in the current period. This Policy is applicable regardless of fault on the part of the individual executive, and it applies to all incentive-based compensation received by any covered officer, on or after October 2, 2023, that is granted, earned or vested wholly or in part upon the attainment of a financial reporting measure utilized by the Company (including any compensation in the form of performance-based restricted stock units). This Policy applies to our executive officers and to any other manager or employee of the Company designated by our Compensation Committee. Our complete Compensation Recoupment Policy is included as an exhibit to the Company’s Form 10-K for 2024.

Summary of Components of Executive Compensation

The following table outlines the various compensation components for which our NEOs are typically eligible in any given fiscal year of the Company. The allocation in our program between cash and non-cash compensation is based on the Compensation Committee’s determination of the appropriate mix among base salary, annual cash incentives and long-term equity incentives to encourage executive officer retention and performance.

Component	Characteristics	Purpose
Base Salary

This is a fixed cash compensation amount. Each executive officer is eligible for an annual salary increase, which will typically occur on or between January 1 and March 31 of each calendar year, based on performance and market adjustments.

The base salary component allows us to compensate our officers at a level that we believe is competitive in our industry. This helps us to attract and retain highly qualified executives. This rewards individual performance and tenure of experience, and provides a level of stability for our officers.

Annual Incentive Compensation Awards

Paid based on CVB Financial Corp.’s and/or Citizens Business Bank’s attainment of enumerated financial and business metrics and goals established annually pursuant to our Executive Incentive Plan. Individual executives are provided with specific performance criteria based on their respective positions with CVB Financial Corp. and/or Citizens Business Bank.

The incentive compensation element serves to reward our executives when CVB Financial Corp. and/or Citizens Business Bank meet specified financial and business metrics and goals for the year, which we believe add to shareholder value. This component incentivizes our executives to meet objective annual performance targets, which in turn helps us to meet the Company’s overall strategic goals.

Plan-Based Discretionary Bonus Payments

This component (for 2024, up to 30% of base salary for our CEO and up to 20% of base salary for our other NEOs) is discretionary and based on each executive’s individual performance as a senior manager of CVB Financial Corp. and/or Citizens Business Bank. The evaluation criteria are tailored to each executive’s areas of responsibility.

This discretionary bonus element is designed to encourage our executives to meet their enumerated non-financial goals, such as risk management, customer retention, staff recruitment and retention, and support for other divisions. This component incentivizes teamwork and the achievement of non-metrics-based objectives that are critical for our overall success.

Supplemental Discretionary Bonus Payments (not awarded to any of our NEOs for 2024)

This component is entirely discretionary and is awarded by the Committee only in rare instances, under circumstances where the Committee determines that extraneous and unexpected events or circumstances have occurred that would otherwise materially and unfairly reduce the overall incentive and/or bonus compensation for the executive concerned.

This supplemental discretionary bonus component, in the occasional cases when it is utilized by our Compensation Committee, is intended to partially mitigate the impact of specific events or circumstances that would otherwise unduly affect an executive's annual incentive compensation, so that the executive's overall incentive and bonus compensation fairly reflects, in the Committee's view, the executive's contributions to the Company's overall financial success and/or safety and soundness for the period in question.

Component	Characteristics	Purpose
Restricted Stock and Time-Vesting RSUs

Awarded in most cases annually to selected officers, including our NEOs, based on position and performance. Our grants of restricted stock and time-vesting RSUs are subject to time-based vesting requirements. Recipients of awards of restricted stock or RSUs are also entitled to currently receive dividends associated with the underlying shares before such shares have vested.

Restricted stock and time-vesting RSUs link the interests of recipients to those of our shareholders, by focusing on the long-term value of CVB Financial Corp.’s stock, and have less dilution to our shareholders compared to stock option grants, because restricted stock and RSU grants usually involve fewer shares. Restricted stock and time-vesting RSU awards to our executive officers typically vest over a three or five-year period in order to encourage long-term employment at the Company and/or to support the achievement of long-term Company objectives.

Performance-Vesting RSUs

Awarded in most cases annually to selected officers, including our NEOs, and typically awarded in tandem with time-vesting RSUs. The number of shares to be issued upon vesting is tied to the attainment of specific financial or performance-based goals. Recipients of performance-vesting RSUs are also entitled to receive dividends associated with the underlying shares after the date of grant and prior to the date of vesting, although such dividends are paid retroactively, only after the actual number of shares earned under the award is finally determined.

Performance-vesting RSUs incentivize an executive to achieve specific financial or other goals, typically over a three-year measurement and vesting period, that are considered to be important to the Company’s overall long-term success.

Stock Options (not granted to any of our directors or NEOs for 2024)	Recipients must pay an exercise price that is not less than the fair market value of the stock at the time of grant in order to acquire the related shares of stock.

Stock options allow the executive to share in the long-term appreciation of CVB Financial Corp.’s stock. This helps to align the compensation of the executive with the interests of our shareholders. Stock option grants typically vest over a three or five-year period and have a ten-year term.

Component	Characteristics	Purpose
401(k) Plan/Profit Sharing

This Plan has two components: (i) “safe harbor” 401(k) Plan contributions which are paid by CVB Financial Corp. in a fixed percentage for eligible Plan participants, including our NEOs (in addition to which participants may elect to make deferral contributions), and (ii) profit-sharing cash contributions which are paid to eligible Plan participants, including our NEOs. Contributions with respect to both components are at the discretion of the Compensation Committee and may be up to an aggregate of 6% of salary and bonus (subject to a ceiling of total salary and bonus for calculation purposes for any individual of $345,000 for 2024).

The 401(k) Plan assists the executive in saving for retirement because all contributions go into a tax-qualified retirement plan. The profit-sharing portion also allows the executive to share in the profits of CVB Financial Corp. and, to that extent, encourages our executives to meet targeted performance goals.

Deferred Compensation Plans	A non-qualified deferred compensation plan is available for contributions by our NEOs (and other qualifying senior officers), without any guaranteed rate of return.	Deferred compensation allows for the tax deferral of compensation and the potential growth of any deferred amounts based on returns of specified investment alternatives.
Health and Welfare Benefits

These benefits are the same as those offered to the Company’s eligible associate base, including medical, dental, vision, life and disability insurance. Our NEOs pay a portion of the costs in the same manner as all eligible employees.

These benefits assist all our eligible associates, including our NEOs, in meeting their and their respective families’ basic health and welfare needs.

Methodologies for Establishing Executive Compensation

In determining the appropriate compensation levels for our President and CEO, the Compensation Committee meets outside the presence of all our named executive officers. With respect to the compensation of all our other NEOs, the Compensation Committee meets outside the presence of all our executive officers, other than, as requested by the Compensation Committee, our President and CEO, our Chief Financial Officer (except with respect to his own compensation) and our Human Resources Director. The Compensation Committee generally reviews and approves any incentive compensation and discretionary bonus plans for our NEOs and other key managers within the first ninety days of the applicable fiscal year, although there may be exceptions in the case of extraordinary or unique circumstances or events. Base salary increases, if any, for our executive officers are generally reviewed and approved by the Compensation Committee in December to take effect at the beginning of January of each fiscal year.

With the input of our Human Resources Department, our President and CEO summarizes the previous year’s performance of selected officers and associates for the Compensation Committee and makes recommendations to the Compensation Committee regarding base salary levels, cash incentive compensation targets, performance goals, discretionary bonus targets and equity incentive awards for our NEOs (other than for himself) for approval or modification. The Compensation Committee determines each element of the President and CEO’s compensation.

In February and March of each calendar year, the Compensation Committee determines cash payments under the prior year’s incentive compensation plans and plan-based discretionary bonus plans, as applicable, and generally in the first ninety days of each year (except as noted above), the Compensation Committee determines target amounts and performance criteria for the current year’s annual incentive plans. The Compensation Committee similarly meets from time to time to determine equity incentive awards for eligible associates, including our NEOs.

Role of our Compensation Consultants

The Compensation Committee has the authority to consult and retain internal and external advisors as needed. In determining the compensation of our named executive officers, including our President and CEO, and our Board of Directors, the Compensation Committee has elected to utilize a variety of resources, including, from time to time, reports, information and advice provided by leading national and regional firms specializing in providing compensation consulting services to public companies.

Since June 2019, our Compensation Committee has retained Pearl Meyer as the Company’s primary outside compensation consultants. During the Company’s 2024 fiscal year, Pearl Meyer supported the Compensation Committee in connection with the following specific projects: (i) advising the Committee regarding the terms and conditions associated with the negotiation of the Company’s 2024 CEO Employment Agreement with our President and CEO, Mr. David A. Brager (see “Compensation Arrangements with our President and Chief Executive Officer” below), (ii) advising the Committee regarding the terms and conditions of the Company’s new 2024 NEO Employment Agreements with each of our respective NEOs, (iii) reviewing and recalibrating the Company’s peer group of comparable banking companies for our 2024 fiscal year, (iv) performing benchmarking studies covering the compensation of our President and CEO, our other NEOs and our other executive officers, (v) providing compensation trends and regulatory updates, and (vi) providing assistance in connection with the preparation of our annual proxy statement. For further information regarding the Company’s peer group and the benchmarking of compensation for our NEOs for 2024, please refer to the section of this proxy statement below on “Peer Group Criteria and Composition for 2024.”

For our 2024 fiscal year, CVB Financial Corp. engaged Pearl Meyer for the projects described above at a total cost of approximately $124,574. Our assessment found no conflict of interest posed by the retention of Pearl Meyer as compensation consultants for CVB Financial Corp.

Peer Group Criteria and Composition for 2024

As noted above, the Compensation Committee has engaged Pearl Meyer to perform various compensation reviews, including identifying comparable commercial banking organizations in order to assist the Committee in evaluating whether the key components of compensation at CVB Financial Corp. for our Board of Directors, our President and CEO, our other NEOs and our other executive officers, as applicable, are competitive with comparable compensation packages provided for similar positions and roles at peer commercial banking organizations. In addition, from time to time, our Compensation Committee analyzes salary surveys from relevant organizations such as the California Bankers Association and similar data provided by other recognized industry sources in order to make peer compensation comparisons.

In connection with benchmarking compensation for our executive officers, in November 2024, the Compensation Committee, in consultation with Pearl Meyer, also conducted a review of our peer group of comparable financial institutions consistent with the criteria developed and utilized for this purpose over the past decade. These criteria focus on banks and bank holding companies that we believe are reasonably comparable to the Company with respect to key indicators such as asset size, market capitalization and geographic location.

In consideration of the November 2024 peer group study by Pearl Meyer, the Committee determined that no adjustments to the Company's prior 2023 peer group were needed for 2024, since the composition of Company's peer group had previously been oriented more toward financial institutions focused on business banking and commercial lending, and the Committee further noted that no mergers or consolidations had occurred during 2024 involving banks within our prior year’s peer group. As a result, the Company's 2024 peer group consisted of the same fifteen banking institutions (not including CVB Financial Corp.) utilized for our 2023 fiscal year, as shown in the chart below, although the individual peer group members have been re-ranked by our traditional criteria of total assets and market capitalization, respectively. The data below reflects the financial information available at the time the peer group was reviewed by Pearl Meyer and the Committee during October 2024, which was based on public filings dated September 30, 2024 and stock market capitalization data available as of October 17, 2024.

Peer Group Criteria and Composition Table

These banking institutions were selected by the Compensation Committee because we believe they have similar business models and capabilities, and generally operate in a similar manner, to CVB Financial Corp. Specifically, the institutions in our peer group were all within an approximate ratio of 0.23x to 3.37x in both key components of total assets and market capitalization, as compared to CVB Financial Corp. Within this defined universe of banks and bank holding companies, the Committee and Pearl Meyer then focused on the subset of institutions that engaged in business banking and commercial lending and also operate in major metropolitan areas, where the Committee believes that competitive costs, pay levels and pay structures are more similar and relevant to those of the Company. Compared to the fifteen peers, CVB Financial Corp. ranked at the 27th percentile for total assets and at the 59th percentile for market capitalization as of a December 31, 2024 comparison date.

While our market analysis of the peer group and the surveys utilized by our outside compensation consultants inform our range of compensation alternatives, we do not tie our executive officers’ or directors’ compensation levels to specific market percentiles. Instead, the Compensation Committee uses this comparative compensation information as a set of reference points to assist in the retention of key executives whose performance is critical for the success of the organization and in the setting of appropriate goals with respect to the Company’s desired performance and results.

The Compensation Committee has observed that, based on the Pearl Meyer benchmarking study conducted in November 2024, the total compensation targeted to be paid to our five NEOs, collectively, during our 2024 fiscal year, based on then-available data on their 2024 base salaries and actual incentives paid for 2023, generally falls at approximately the 50th percentile for the peer group, while Mr. Brager's compensation as our President and CEO generally aligns with the 45th percentile for peer group CEOs.

By contrast, with respect to the Company’s financial and operational performance on six key metrics commonly utilized to evaluate banking organizations, as summarized above in the section of this proxy statement on “Overview of our Financial and Operational Performance,” the Company achieved the top (fourth) or third quartile performance on four of the six key metrics, relative to the same peer group, during 2024, and achieved top (fourth) or third quartile performance on five of the same six metrics for the three-year period from 2022-2024. As a result, effective in January 2025, the Compensation Committee approved modest increases in base salary levels for each of our NEOs, including our CEO, for our 2025 fiscal year, in order to maintain an overall target percentile that remains close to the median level of NEO compensation for the applicable position relative to our peer group. These limited upward adjustments will be covered in detail in the Company’s proxy statement to be prepared for our 2026 annual meeting of shareholders.

In addition, adjustments to our NEO compensation are calibrated to the Committee’s evaluation of each individual officer’s performance, responsibilities, contributions and experience, as well as to the Committee’s view of competitive conditions and internal equity. It may continue to be the case that specific components of a given executive’s compensation, such as base salary, annual incentive pay, bonus compensation or equity awards, may fall outside the targeted range for our NEOs generally, depending upon individual factors, such as the executive’s position relative to our other NEOs, the executive’s history with the Company, the executive’s level of achievement of specific goals, and market conditions for the executive’s position.

Lastly, it should be noted that the peer group of financial institutions summarized above, as utilized by the Committee and developed with the assistance of Pearl Meyer, differs from the separate index-based peer group employed by the Company to present stock performance and NEO pay versus performance pursuant to Item 201(e)(1)(ii) and Item 402(v) of SEC Regulation S-K. The latter peer group consists of all the financial institutions comprising the KBW Regional Banking Index (KRX), which is a weighted index of approximately 50 regional banks or bank holding companies throughout the U.S. The KRX is employed by the Company for purposes of (1) the stock performance graph provided in the Company’s Annual Report on Form 10-K for 2024, as required by Item 201(e)(e)(1)(ii) of Regulation S-K and (2) the “pay versus performance” disclosures provided by the Company pursuant to Item 402(v) of Regulation S-K (please see the section of this proxy statement below on “Pay Versus Performance”). Because the KRX is weighted by market capitalization, and is widely published and available for tracking purposes, we believe it is a reasonable benchmark for measuring comparative items such as the relative performance of the Company’s stock and “pay versus performance” metrics such as cumulative total shareholder return.

Compensation Arrangements with our President and Chief Executive Officer

David A. Brager was appointed to the position of CEO for CVB Financial Corp. and Citizens Business Bank, effective March 16, 2020, and his role and title were expanded to President and CEO effective November 19, 2021. Mr. Brager has been employed by Citizens Business Bank since 2003 and was promoted in 2020 from his prior position as our Executive Vice President and Sales Division Manager.

On July 1, 2024, the Company entered into a Second Amended and Restated Employment Agreement with Mr. Brager (the “2024 CEO Employment Agreement”), even though the term of Mr. Brager’s previous 2022 Employment Agreement was not scheduled to expire until June 30, 2025. The Compensation Committee believes that Mr. Brager’s performance as our President and CEO has been excellent, and that his continued leadership is critical to our success, and, as a result, the Committee decided that confirmation of Mr. Brager’s employment arrangements with the Company would be prudent. As per its practice, the Committee retained the Company’s outside compensation consultants at Pearl Meyer, and consulted with our external corporate counsel at Manatt, Phelps & Phillips, LLP, to assist in the formulation and negotiation of appropriate terms and conditions for the 2024 CEO Employment Agreement. Among other inputs, Pearl Meyer provided support to the Committee in reviewing and calibrating the peer group of financial institutions that we believe are comparable to the Company, which in turn provided additional data and corroboration for the purpose of benchmarking and analyzing the desired elements and projected dollar values of a comprehensive employment and compensation package for Mr. Brager.

The Company has previously disclosed the key terms of our 2024 CEO Employment Agreement with Mr. Brager, and submitted a complete copy of such Employment Agreement, pursuant to a Form 8-K filed with the SEC on July 1, 2024.

Term. The 2024 CEO Employment Agreement provides for a term of three years, commencing on July 1, 2024, and ending on June 30, 2027.

Base Salary. Pursuant to the 2024 CEO Employment Agreement, Mr. Brager’s base salary was set at an annualized level of $915,000, effective at the commencement of the renewed term, with any further merit increases in base salary at the discretion of the Compensation Committee, based on the Committee’s evaluation of Mr. Brager’s and the Company’s performance.

Annual incentive opportunity. Under the terms of his 2024 CEO Employment Agreement, operating in conjunction with his 2024 CEO Performance Compensation Plan, Mr. Brager is provided with a target cash incentive opportunity of 100% of base salary and a maximum incentive opportunity of 150% for each calendar year during the term of the Agreement. Mr. Brager’s 2024 CEO Performance Compensation Plan was revised, effective July 1, 2024, to take into account the enhanced terms of his 2024 CEO Employment Agreement, including his increased base salary, since, as noted, his potential incentive awards are calculated as a percentage of his annualized base salary.

Annual discretionary bonus opportunity. In accordance with his 2024 CEO Employment Agreement, Mr. Brager’s 2024 CEO Performance Compensation Plan was revised, effective July 1, 2024, to provide for a separate and additional discretionary bonus opportunity, ranging from 0% to 30% of his base salary, based on a set of more subjective objectives, such as attracting, developing and retaining top talent at the Company, formulating and communicating a well-conceived long term strategic plan, effective and prudent resource allocation, and effective communication with the Company’s shareholders and regulators. This discretionary bonus component for Mr. Brager is similar to the discretionary bonus opportunity that has traditionally been provided to each of our other NEOs, although our other NEOs are eligible for a maximum subjective bonus opportunity ranging from 0% to 20% of their respective base salaries, and the subjective objectives are tailored to each NEO’s position and responsibilities.

Long-term equity incentives. Under the terms of his 2024 CEO Employment Agreement, the Compensation Committee intends to grant to Mr. Brager annual equity awards with a target value equal to 180% of his annual base salary at the time of grant, and with a minimum value equal to 150% of his annual base salary at the time of grant, in such forms of awards and on such terms as may be determined by the Committee.

For our 2024 fiscal year, Mr. Brager received equity awards with an aggregate initial and target value equal to 150% of his then-current annual base salary of $850,000, because, at the time such awards were granted, on January 24, 2024, Mr. Brager’s 2022 Employment Agreement was still in effect, and this prior 2022 Employment Agreement provided for Mr. Brager to receive annual equity awards with a target value equal to 150% of his then-current annual base salary. Accordingly, on January 24, 2024, Mr. Brager received equity awards consisting of 32,600 time-based restricted stock units (Time RSUs) and 32,600 performance-based restricted stock units (PRSUs). The aggregate number of shares, divided equally between Time RSUs and PRSUs, was calculated by dividing an initial and target value of shares of $1,275,000 (150% of Mr. Brager’s then-current annual base salary) by $18.98, which was the closing price for CVB Financial Corp. stock on January 24, 2024.

The Time RSUs are scheduled to vest in three equal annual installments, in each case on the anniversary date of their grant date of January 24, 2024, in 2025, 2026, and 2027, respectively, as long as Mr. Brager is employed by the Company on the applicable vesting date. The first installment of Time RSUs vested as scheduled on January 24, 2025.

The PRSUs are scheduled to vest on the three-year anniversary of their January 24, 2024 grant date, which is January 24, 2027, based on the financial performance of the Company during a three-year performance period consisting of the Company's 2024, 2025, and 2026 fiscal years. The PRSUs are subject to two performance targets, each of which is to be weighted equally and averaged by calendar year over the three-year performance period. For further details on the required calculations regarding the vesting of our PRSUs, please see the section of this proxy statement below on "PRSU Performance Criteria and Measurement Period."

Severance Benefits. Subject to the Company’s receipt of a release of claims, the 2024 CEO Employment Agreement provides severance benefits for Mr. Brager in specified situations.

If Mr. Brager is terminated without “cause,” he will receive an amount, payable over 18 months, equal to two times (2x) the sum of his then-current annual base pay and his average annual incentive compensation and bonus for the preceding two calendar years.

In the event Mr. Brager is terminated without “cause” within 180 days before or 12 months after a “change-in-control” or resigns for “good reason” within 12 months after a “change-in-control” (as such terms are defined in the 2024 CEO Employment Agreement), he will be entitled to severance pay equal to two times (2x) the sum of (x) his then-current annual base pay plus (y) his average annual incentive compensation and bonus granted for the preceding two calendar years, which amount is payable over 18 months. In addition, upon a change-in-control, with or without Mr. Brager’s termination, Mr. Brager’s unvested Time RSUs and PRSUs would vest immediately, and unvested PRSUs would vest (x) at target levels if the relevant Performance Period is less than two years at the time of the change-in-control or (y) based on the applicable performance targets achieved if two or more years of the relevant Performance Period have transpired.

Moreover, in the event of termination of employment in connection with a change-in-control, Mr. Brager’s severance pay would be increased to include the cost equivalent of 24 months of medical and dental insurance coverage, including any applicable taxes.

Furthermore, in the event that Mr. Brager dies or becomes permanently disabled during his tenure as the Company’s President and CEO, Mr. Brager’s unvested stock options, Time RSUs and PRSUs would vest in full, with the unvested PRSUs to vest at the target number of shares established in the applicable grant.

Other Contract Terms. The 2024 CEO Employment Agreement provides for the following additional benefits: (a) Mr. Brager’s eligibility to participate in the Company’s group benefit plans and programs available to all associates of Citizens Business Bank, (b) a monthly automobile allowance of $2,000, (c) reimbursement for the reasonable costs of one country club membership, (d) eligibility to participate in the same deferred compensation program that is available to other senior executives and directors of the Company, and (e) reimbursement for other reasonable, ordinary and necessary business expenses.

Compensation Arrangements with our Other Named Executive Officers

On July 2, 2024, the Company entered into 2024 NEO Employment Agreements with Messrs. Nicholson, Farnsworth, Harvey and Wohl, respectively. Although the Company had historically not provided employment agreements to any officer other than the Company’s CEO, the Company’s Board of Directors deemed it to be in the best interests of the Company to enter into the 2024 NEO Employment Agreements in recognition of each individual NEO’s respective tenure and experience, valuable skills and sustained excellent performance. The Company has previously disclosed the key terms of our 2024 NEO Employment Agreements, and submitted a complete copy of the form of the 2024 NEO Employment Agreements, pursuant to a Form 8-K filed with the SEC on July 3, 2024.

Term. Each 2024 NEO Employment Agreements provides that the applicable NEO shall be employed for a term of two years, with successive renewal terms for one-year periods thereafter, unless terminated by either the Company or the applicable NEO.

Base Salary. The respective 2024 NEO Employment Agreements provide that each NEO shall be paid a base salary at an annual rate to be determined by the Company’s CEO and the Compensation Committee, and that this base salary may be adjusted from time to time in the CEO’s and Committee’s sole discretion.

Annual incentive opportunity. During the term of each NEO's respective 2024 NEO Employment Agreement, the NEO will continue to be eligible to participate each year in the Company’s Executive Performance Compensation Plan adopted under the Company’s 2023 Executive Incentive Plan, with a target metrics-based incentive opportunity of 0% to 60% of his applicable base salary.

Annual discretionary bonus opportunity. The 2024 NEO Employment Agreements further provide that each NEO shall be eligible to receive an additional discretionary bonus opportunity in the range of 0% to 20% of his applicable base salary, depending on his achievement of specified performance goals and the CEO’s and Compensation Committee’s evaluation of the individual NEO’s overall performance.

Long-term equity incentives. In accordance with the terms of the Company’s 2018 Equity Incentive Plan, the respective 2024 NEO Employment Agreements provide for the Compensation Committee to make additional Time RSUs, PRSUs and/or stock option or restricted stock grants to the applicable NEO annually during the term of his Employment Agreement, with an expected annual target grant date value of the underlying equity of approximately 100% of such NEO’s annual base salary for the preceding calendar year, but with no minimum guaranteed annual grant date value, in such forms of awards and on such terms as may be determined from time to time by the Compensation Committee. The performance criteria and performance targets for the PRSUs are to be established by the Compensation Committee and set forth in an award agreement as of the grant date. Except as described below, the PRSUs will vest, based on performance, at the end of their associated three-year performance periods only if the applicable NEO continues in employment with the Company through such dates.

Severance Benefits. The respective 2024 NEO Employment Agreements also provide that, if the applicable NEO is terminated without “cause” (other than by reason of his death or disability), the Company may, in its sole discretion, consider whether or not to provide the terminated NEO with severance pay, in such amount (or no amount) as shall be determined by the Compensation Committee on a case-by-case basis. In the event the applicable NEO receives any severance benefits pursuant to the terms of his 2024 NEO Employment Agreement (including severance benefits upon a “change-in-control” as described below), receipt of such severance benefits is conditioned upon the NEO's execution of a release of claims in favor of the Company.

In the event the applicable NEO is terminated without “cause” within 180 days before a “change-in-control” or within 12 months after a “change-in-control” or resigns for “good reason” within 12 months after a “change-in-control” (as such terms are defined in his respective 2024 NEO Employment Agreement), the NEO is to be paid an amount equal to the sum of two times (2x) his annual base pay, plus two times (2x) his average annual bonus granted for the preceding two calendar years during his tenure with the Company, plus a lump sum amount equal to the COBRA cost equivalent of 24 months of medical and dental coverage under the Company’s group health plans. Such aggregate amount is payable in equal installments on regular payroll dates over 18 months. In addition, upon a change-in-control, with or without any termination of employment involving an applicable NEO, the NEO’s unvested options and Time RSUs are to vest immediately; the NEO’s PRSUs for any performance period for which less than two years have been completed prior to the change-in-control are to vest immediately at the target number of shares established in the applicable grant; and the NEO’s PRSUs for any performance period that has ended or for which at least two years of the performance period have been completed prior to the change-in-control are to vest immediately for the number of shares based on actual performance during the performance period or the completed portion of the performance period.

Furthermore, in the event that the applicable NEO dies or becomes permanently disabled during his tenure with the Company, his unvested options, Time RSUs and PRSUs would vest in full, with the PRSUs to vest at the target number of shares established in the applicable grant.

The 2024 NEO Employment Agreements supersede the respective Severance Compensation Agreements, each dated February 1, 2022, between the Company and each NEO who is now party to an Employment Agreement, the form of which Severance Compensation Agreement was previously filed as an Exhibit to the Company’s 2022 Form 10-K, and such Severance Compensation Agreements have thus been terminated and are no longer in force.

COMPENSATION DISCUSSION AND ANALYSIS — DISCUSSION OF 2024 NAMED EXECUTIVE OFFICERS’ COMPENSATION PROGRAM

As noted above, our executive compensation program has traditionally consisted of three primary components, including (1) a base salary, (2) a metrics-based incentive award and a plan-based discretionary bonus award, both of which are typically awarded pursuant to metrics or criteria outlined in our executive Performance Compensation Plans (“PCPs”), and (3) equity-based compensation.

Base Salary

It is our philosophy that our executives should be paid a base salary that we believe is competitive with the salaries paid by comparable organizations. We predicate the base salary on the executive’s ability, experience and past and potential performance and contribution to CVB Financial Corp. and Citizens Business Bank. In addition, we determine the base salary range, in part, by periodically benchmarking our executives’ base salaries against the base salaries for comparable positions at the institutions in our peer group, as discussed above. Our outside compensation consultants and our Human Resources Department gather this information to analyze appropriate salary levels for our NEOs, as well as for all of our other associates. Each year we generally establish a pool for base salary increases and incentive award percentage increases for each associate based on this peer group information and his or her job performance.

Base Salaries of our NEOs. The base salaries of our NEOs other than Mr. Brager were increased effective January 1, 2024. Mr. Brager's base salary was increased from $825,000 to $850,000, or 3.0%, effective January 1, 2024, and this base salary was subsequently increased again to $915,000, effective July 1, 2024, in connection with the 2024 renewal of Mr. Brager's CEO Employment Agreement, so his annual salary and percentage increase are based on a blended rate of $882,500 for 2024.

NEO	2023 Annual Salary	2024 Annual Salary	% Increase

David A. Brager	$825,000	$882,500	7.0%
E. Allen Nicholson	$520,000	$536,000	3.1%
David F. Farnsworth	$400,000	$412,000	3.0%
David C. Harvey	$530,000	$546,000	3.0%
Richard H. Wohl	$350,000	$361,000	3.1%

The Compensation Committee believes that these increases put the base salaries of our NEOs at levels that were more comparable to those of executive officers at comparably-sized peer group banks and bank holding companies performing similar functions, based on the NEO compensation benchmarking study conducted by Pearl Meyer in November 2023.

In December 2024, the Compensation Committee made further adjustments to the base salary levels of all five of our continuing NEOs, including Mr. Brager, based on the more recent compensation benchmarking study performed by Pearl Meyer in November 2024. This set of base salary increases will take in effect on January 1, 2025, and thus will be reported in connection with the Company’s annual proxy statement to be issued in 2026 covering our 2025 fiscal year.

Annual Performance Compensation Plans (Incentive Compensation and Plan-based Discretionary Bonus Amounts)

Our Compensation Committee reviews and approves annual PCPs for each of our NEOs. The categories and parameters of the objective financial and operational metrics which underlie the determination of the incentive compensation payments under our annual PCPs are in turn derived from our Company’s 2023 Executive Incentive Plan (the “Executive Incentive Plan”). The Compensation Committee believes the Executive Incentive Plan plays a central role in linking executive compensation to specific and objective goals intended to result in both short-term and long-term increases in shareholder value.

The Company’s 2024 PCPs provide that each of our NEOs should be eligible for both annual incentive compensation awards and annual plan-based discretionary bonus awards, with the potentially larger incentive compensation payments to be based on entirely objective criteria and the potentially smaller discretionary bonus payments to be based on more subjective criteria, as further explained below. The Compensation Committee uses a combination of financial metrics and individual goals to develop an annual incentive program and plan-based discretionary bonus program for each of our NEOs. These objective financial metrics and individually-tailored goals, in turn, are calibrated to focus each of our NEOs on the drivers of Company growth over which we believe the respective NEO can have the greatest influence. We believe this binary approach strikes the appropriate balance between holding our executives accountable to quantitative financial and performance metrics while at the same time fostering the achievement of qualitative goals and projects.

Consistent with our historical practice, our Compensation Committee typically reviews and approves two separate, independent and specific annual PCPs covering (1) the objective incentive compensation and plan-based discretionary bonus compensation opportunities for our President and CEO, and (2) the objective incentive compensation and plan-based discretionary bonus compensation opportunities for each of our four other NEOs, namely, Messrs. Nicholson, Farnsworth, Harvey and Wohl.

Our President and CEO’s incentive compensation and plan-based discretionary bonus opportunities are governed by our CEO Performance Compensation Plan for 2024 (“CEO Plan”). Under our CEO Plan, our CEO may earn from 0% to 180% of his annualized base salary, with 0% to 150% available in the form of an incentive award dependent upon the achievement of specified performance levels on five objective financial metrics, and with an additional 0% to 30% available in the form of a potential discretionary bonus award based on a set of enumerated subjective criteria.

With respect to the CEO’s available incentive compensation, the five objective financial metrics are individually weighted, on a percentage basis, so that, in the aggregate, the five metrics add up to 100% of the overall incentive payment calculation, with net income being the largest constituent component at 50% of the overall metrics-based opportunity. Each of the five financial metrics, in turn, is evaluated on the basis of specified minimum, target and outperformance levels, so that the incentive payment on each such metric would amount to (i) 0% of the target opportunity at performance levels below a specified minimum threshold, (ii) 75% of the target opportunity at specified minimum performance levels (Level I), (ii) 100% of the target opportunity at specified targeted performance levels (Level II), and (iii) a maximum of 150% of the target opportunity at or above specified outperformance levels (Level III). Moreover, there is no interpolation for performance on any metric above, below or between the specified achievement levels, which means that, for each metric, the available incentive payment would be either 0%, 75%, 100% or 150% of the target amount. See the two tables below in this proxy statement on Performance Measures and Payout Levels.

With respect to the CEO’s potential discretionary bonus award, the available amount is set at between 0% and 30% of the CEO’s annualized base salary. The final amount is determined by the Compensation Committee based on an enumerated set of subjective and qualitative individual performance measures. See the section of this proxy statement below on “2024 Plan-based Discretionary Bonus Awards.”

Similar to the CEO Plan, the objective incentive compensation and plan-based discretionary bonus opportunities for our four other NEOs (Messrs. Nicholson, Farnsworth, Harvey and Wohl) are governed by our Executive Performance Compensation Plan for 2024 (“ECP Plan”). Under the ECP Plan, these four NEOs may earn from 0% to 60% of their respective base salaries as incentive compensation, depending on the achievement of five objective financial or operational metrics, which may differ by position. The ECP Plan then likewise provides for a separate, plan-based discretionary bonus opportunity for each of these four NEOs, in an amount ranging from 0% to 20% of his respective base salary, based upon an enumerated set of subjective and qualitative individual performance measures which, again, may differ by position for each such NEO. Mr. Brager's percentage opportunities in connection with his incentive compensation and discretionary bonus under his CEO Plan are larger in recognition of the plenary scope of his responsibilities compared to our four other NEOs.

With respect to the plan-based discretionary bonus amounts awarded to each of our NEOs for 2024, the amounts available to be earned by our President and CEO and our other four continuing NEOs depended upon a list of subjective and qualitative performance measures that the Committee believed to be appropriate for each applicable position. As noted above, this plan-based subjective and qualitative individual bonus opportunity is discretionary and is evaluated differently than the objective incentive awards paid under the Executive Incentive Plan. The Compensation Committee believes this subjective individual bonus opportunity for each of our continuing NEOs is important to (i) encourage and incentivize our key Company leaders to exercise their general management and teamwork skills as well as (ii) ensure consistency in the application of this evaluative factor across each of our NEO’s respective compensation programs. The Compensation Committee takes each executive’s individual job performance into account in determining whether and in what amounts to make any annual plan-based discretionary bonus awards, so that our President and CEO and each of our other four NEOs is also accountable for his or her individual (as opposed to corporate) performance.

The specific design and implementation of each of these two basic components of our President and CEO’s and each of our other NEO’s respective objective incentive awards and plan-based discretionary bonus programs for 2024 are discussed separately below for each named executive officer. The percentages of both the objective incentive compensation amounts and the individual bonus compensation amounts for which our NEOs (including our President and CEO) are eligible are based upon the dollar amount of each NEO’s respective base salary. Under each of the applicable PCPs, the amount of each NEO’s base salary utilized for incentive compensation and plan-based discretionary bonus calculation purposes is typically the annualized base salary level for such NEO in effect as of March 1st of the applicable calendar year.

2024 Executive Incentive Awards. Typically, during the first quarter of each fiscal year, the Compensation Committee establishes corporate goals for that year, with the intent to balance current profitability with long-term stability and prudent risk management. The Compensation Committee then develops specific performance measures for each of our NEOs, including our President and CEO, utilizing defined metrics which the Committee believes are based on challenging but achievable goals. As noted above, with respect to these measures, our NEOs other than our President and CEO may earn from 0% (in the case of performance below threshold levels) up to 60% (for superior performance) of their respective base salaries as performance incentive awards, whereas our President and CEO may earn from 0% (in the case of performance below threshold levels) up to 150% (for superior performance) of his base salary as a performance incentive award.

The Compensation Committee has the sole discretion, albeit, consistent with our Executive Incentive Plan, to determine the standards or formulas pursuant to which each executive’s incentive award shall be calculated, whether all or any portion of the amount so calculated will be paid, and the specific amount (if any) to be paid to each executive. Typically, in January or February of the following fiscal year, the Compensation Committee will then evaluate the Company’s performance and determine the amount of the performance incentive award payable to each participant, pursuant to our approved Executive Incentive Plan, for the prior fiscal year.

For purposes of the Company’s 2024 CEO Plan and ECP Plan (each a “Plan” and collectively, the “Plans”), the Compensation Committee determined that, under each NEO’s respective Plan, no performance incentive award would be payable unless the Company’s net profit after tax was at least $180,000,000. The Compensation Committee set this supervening threshold for the payment of performance incentive awards under our 2024 Plans because the Committee believes that it is appropriate to make such awards contingent upon the Company’s earning sufficient profits to pay shareholder dividends at currently established levels and to continue to bolster retained capital at historical accretion rates. By comparison, this threshold level was set at $200,000,000 for the purposes of the Plans for 2023.

For 2024, the specific performance measures chosen by the Compensation Committee for our CEO and other continuing NEOs, and the percentage of each executive’s annual incentive opportunity attributable to each measure, are set forth in the table below. The Compensation Committee chose these performance measures because it believed these metrics were the best measures for judging the respective contributions of these officers to the overall business success of CVB Financial Corp. and Citizens Business Bank from an operational and shareholder value perspective for our 2024 fiscal year. Each performance measure received a weighting between 10% and 50%. In the case of all our NEOs, a high degree of weighting is assigned to the net profit after tax measure, because the Compensation Committee believes this measure best incentivizes current-year profitability, which in turn is a major component of shareholder value.

2024 TABLE OF PERFORMANCE MEASURES AND THE PERCENTAGE THAT EACH MEASURE IS OF A NAMED EXECUTIVE OFFICER’S TOTAL INCENTIVE AWARD OPPORTUNITY

	Brager	Nicholson	Farnsworth	Harvey	Wohl

Performance Measures	Performance Measure Weighting as a Percentage of Total

Net Profit After Tax (CVB Financial Corp.)	50%	50%	50%	50%	50%
Average Demand Deposits(1)	10%	10%	0%	10%	0%
Average Total Loans (Net)(2)	10%	10%	20%	10%	15%
Noninterest Income(3)	10%	10%	0%	10%	10%
Noninterest (Operating) Expenses(4)	20%	20%	10%	20%	15%
Delinquencies (Quarterly Average)	0%	0%	10%	0%	0%
Nonperforming Loans + REO/Total Loans (Quarterly Average)	0%	0%	10%	0%	0%
Legal Expenses and Recoveries(5)	0%	0%	0%	0%	10%
Total incentive award opportunity under Plan	100%	100%	100%	100%	100%

(1)
Noninterest-bearing.
(2)
Net of deferred loan fees. Calculation does not include any deduction for loan loss allowance.
(3)
Excludes gains or losses on other real estate owned, and gains or losses on sales of branches and investment securities.
(4)
Excludes acquisition expenses.
(5)
Aggregate annual outside counsel expenses, net of any recoveries related to judgments, settlements and reimbursements, and not including any outside counsel expenses related to mergers and acquisitions.

For each performance measure, we established three business performance achievement levels (Threshold-Level 1, Target-Level 2 and Maximum-Level 3) to determine the performance incentive amounts for which the applicable NEO would be eligible. The business performance achievement levels for Mr. Brager, as a percentage of his base salary, were set at Level 1 — 75%, Level 2 — 100% and Level 3 — 150%. The business performance achievement levels for each of our other NEOs, as a percentage of their respective base salaries, were set at Level 1 — 20%, Level 2 — 40% and Level 3 — 60%. Based on the percentage weighting assigned to each applicable performance measure, a fixed dollar amount of performance award is determined for the performance measure, by first multiplying the associated business achievement level by the corresponding payout percentage and then multiplying the resulting percentage by the executive’s base salary, to calculate the amount of the applicable NEO’s incentive award for that performance measure. The total amount of the applicable NEO’s incentive award under our Executive Incentive Plan is the sum of such amounts for the applicable performance measures. There is no interpolation between incentive levels; that is, if a performance measure achievement is better than Level 1, but less than Level 2, only the Level 1 percentage is paid. Based on our historical performance, we believed that, while challenging, at the time it was devised, each of the business performance measures at the Target Level (Level 2) was achievable for 2024.

For example, here is an illustration of how the performance award payments would be calculated for a NEO other than the President and CEO (assuming the Company’s net profit after tax for 2024 was at least $180,000,000), if the metric in question (net profit after tax) represented 50% of the incentive opportunity and performance was at Level 2 or above but below Level 3. In this case, the performance award for this metric would equal (1) the NEO’s base salary, times (2) 50% (the incentive weighting), times (3) 40% (the payout percentage corresponding to Level 2 performance), resulting in a payout equal to 20% of base salary for this metric. The President and CEO’s calculation would be similar, with a 50% incentive weighting for the net profit after tax metric, but with his Level 2 payout being 100%, rather than 40%, his payout would be equal to 50% of base salary for this same metric.

From a timing standpoint, the Committee has sought to adopt the annual incentive compensation plans for a given fiscal year for our President and CEO and our other four NEOs prior to March 31st of such fiscal year, so that the goal-setting metrics would not be overly influenced by current-year performance to date. For 2024, the Committee adopted our CEO Plan (covering Mr. Brager) and our ECP Plan (covering Messrs. Nicholson, Farnsworth, Harvey and Wohl) on March 20, 2024. However, in the case of Mr. Brager’s CEO Plan, the Committee subsequently made certain changes, effective July 1, 2024, for the sole purpose of bringing Mr. Brager’s 2024 CEO Plan into conformity with the terms of his renewed 2024 CEO Employment Agreement, which became effective on the same date. In summary, these changes involved (i) adjusting the payout percentages corresponding to the levels of performance, and (ii) applying the percentages to Mr. Brager’s base salary as increased effective July 1, 2024, while (iii) making the structure of the CEO Plan consistent with the longstanding structure of the ECP Plan, with separate incentive compensation and discretionary bonus opportunities provided for the executives covered by either Plan, and (iv) in order to further harmonize the CEO and ECP Plans, using the same financial metrics and Level I, II and III benchmarks as had previously been approved under the ECP Plan on March 20, 2024.

Annual Performance Measures and Results. The following Table contains the Company’s 2024 targets and results for each of the performance incentive plan metrics, as well as how such 2024 results compared to the Company’s 2023 results.

The target thresholds to achieve Level 2 performance (target performance) on several metrics were set lower by the Compensation Committee for 2024, as compared to 2023 results, based on the consideration of economic forecasts which accounted for certain anticipated adverse factors expected to affect the Company’s financial performance for 2024, partly as a result of the prominent regional bank failures that occurred in 2023 and including the impact of continuing customer deposit outflows, higher bank borrowing costs, and lower net interest margins associated with reductions in short-term interest rates by the Federal Reserve. Our Compensation Committee considered these target thresholds challenging but reasonable to achieve for 2024 so did not further or subsequently adjust the plan design. As noted below, the majority of the metrics-based goals were not achieved at the target Level 2 performance thresholds established for 2024.

The cash awards provided to each of our NEOs under this incentive component of compensation are discussed below and set forth in column (g) of our Summary Compensation Table. The individual job performance appraisal for each such NEO in connection with his applicable plan-based discretionary bonus opportunity is also discussed separately below and set forth in column (d) of our Summary Compensation Table.

2024 TABLE OF PERFORMANCE MEASURES AND PAYOUT LEVELS FOR NAMED EXECUTIVE OFFICER INCENTIVE AWARDS

Performance Measures		Level 1 (Threshold)	Level 2 (Target)	Level 3 (Maximum)

CEO Opportunity		75%	100%	150%

NEO Opportunity	2023 Results	20%	40%	60%	2024 Results	Payout Level

	Dollar amounts in thousands

Net Profit After Tax Hurdle (CVB Financial Corp.)	$221,435	$180,000			Hurdle Met
Net Profit After Tax (CVB Financial Corp.)	$221,435	$185,000	$205,000	$225,000	$200,716	1
Average Demand Deposits	$7,793,000	$6,900,000	$7,150,000	$7,400,000	$7,144,000	1
Average Total Loans (Net)	$8,911,000	$8,750,000	$8,900,000	$9,050,000	$8,694,000	Not Met
Noninterest income	$59,300	$50,000	$53,000	$56,000	$56,800	3
Noninterest (Operating) Expense	$230,000	$240,000	$232,000	$224,000	$233,600	1
Delinquencies (Quarterly Average)	0.0075%	0.05%	0.04%	0.03%	0.15%	Not Met
Nonperforming Loans + OREO/Total Loans (Quarterly Average)	0.13%	0.35%	0.25%	0.15%	0.32%	1
Legal Expenses Net of Recoveries	$1,647	$950	$850	$750	$2,977	Not Met

Total Calculated Payout Levels. The following table reflects the impact of our 2024 results for each of the performance incentive plan metrics on each NEO’s incentive compensation under his respective Plan. No adjustments were made to the goals or targets for 2024 for the above mentioned performance measures.

2024 TABLE OF PAYOUT LEVELS FOR EACH NAMED EXECUTIVE OFFICER BY PERFORMANCE MEASURE

	Brager	Nicholson	Farnsworth	Harvey	Wohl

Performance Measures	Calculated Payout Levels (as a % of Salary) under the Plan

Net Profit After Tax (CVB Financial Corp.)	37.5%	10%	10%	10%	10%
Average Demand Deposits	7.5%	2%	N/A	2%	N/A
Average Total Loans (Net)	0%	0%	0%	0%	0%
Noninterest Income	15%	6%	N/A	6%	6%
Noninterest (Operating) Expenses	15%	4%	2%	4%	3%
Delinquencies (Quarterly Average)	N/A	N/A	0%	N/A	N/A
Nonperforming Loans + REO/Total Loans (Quarterly Average)	N/A	N/A	2%	N/A	N/A
Legal Expenses and Recoveries	N/A	N/A	N/A	N/A	0%
Total Incentive Award as a % of Salary under Plan	75%	22%	14%	22%	19%

2024 Plan-based Discretionary Bonus Awards. As described above, the plan-based discretionary bonus component for each of our NEOs, including for Mr. Brager under his CEO Plan, and for each of Messrs. Nicholson, Farnsworth, Harvey and Wohl in their respective ECP Plans, is provided as a separate and additional award opportunity outside of the five objective performance factors set forth for each such NEO. The amount of this individual plan-based discretionary bonus opportunity ranges from 0% to 30% of base salary for our President and CEO, and from 0% to 20% of base salary for Messrs. Nicholson, Farnsworth, Harvey and Wohl.

Depending on the specific NEO, we take into consideration factors such as customer and business retention, quality and accuracy of financial reporting, staff recruitment, development and retention, expense management, project management, sales and credit support, cybersecurity and fraud prevention, strategic plan development and communication, sales calling activity, product development and implementation, marketing, effective communication with shareholders and regulators, facilities management, loan portfolio management, cross-selling of customer products, loan documentation and servicing, special assets management, organizational structure and execution, technology enhancement, systems implementation and support for other divisions.

For their plan-based discretionary bonus awards, each of our NEOs (including the President and CEO) is individually evaluated, and the personal performance level indicated by the individual NEO’s performance is specified as a percentage up to a maximum of 30% or 20%, as applicable. This percentage is then multiplied by the executive’s base salary to calculate the applicable NEO’s plan-based discretionary bonus. As previously noted, the cash bonus awards provided to each of our NEOs under this component are reflected in column (d) of the Summary Compensation Table below.

The President and CEO evaluates the individual job performance of the NEOs (other than himself) and makes recommendations regarding their achievement levels to the Compensation Committee, which determines the amount of each NEO’s plan-based discretionary bonus. The Compensation Committee evaluates the President and CEO’s individual job performance and determines his plan-based discretionary bonus award.

Plan-based Discretionary Bonus Percentages and Amounts. The following table sets forth the respective percentages and dollar amounts of the plan-based discretionary bonus awards provided for each of our NEOs, as determined with reference to the individualized criteria enumerated under each NEO’s individual PCP, with the Committee’s assessment of each NEO’s subjective performance summarized below. The cash awards provided to each of our NEOs under this plan-based discretionary component of compensation are included in column (d) of our Summary Compensation Table below.

NEO	Maximum 2024 Plan-based Discretionary Bonus Opportunity (percent of base salary)	2024 Plan-based Discretionary Bonus Percent Awarded	Dollar Value of 2024 Plan-based Discretionary Bonus Award

David A. Brager	30%	26%	$237,900
E. Allen Nicholson	20%	20%	$107,200
David F. Farnsworth	20%	20%	$82,400
David C. Harvey	20%	20%	$109,200
Richard H. Wohl	20%	20%	$72,200

Mr. Brager’s Annual Bonus. Mr. Brager’s incentive compensation and bonus compensation for 2024 consisted of our traditional two components of a metrics-based incentive award and a plan-based discretionary award, pursuant to the financial metrics and subjective criteria respectively set forth in his CEO Plan.

Mr. Brager’s 2024 CEO Employment Agreement provides that the target amount of incentive and bonus compensation for Mr. Brager for fiscal year 2024 was a total of 120% of his base salary, with a maximum of up to 180% of base salary. These total percentages, in turn, were divided into two components, with the incentive component targeted at 100% of his base salary up to a maximum of 150%, and the discretionary bonus component targeted at 20% of his base salary up to a maximum of 30%. In order to adequately recognize and compensate Mr. Brager for the plenary scope of his overall responsibilities, including his supervision of all our other executive officers, and to further incentivize him to meet his designated performance targets, Mr. Brager’s potential incentive and bonus compensation levels are set at higher percentages than those of our other NEOs.

For the first component, which was based on the five financial performance metrics specified in Mr. Brager’s CEO Plan, as enumerated in the preceding Tables, Mr. Brager’s aggregate incentive compensation for 2024 was $686,250. This amount was based on achieving the Level 1 benchmark on three of the five financial metrics, achieving the Level 3 benchmark on one financial metric, and falling short of the Level 1 threshold benchmark on one financial metric.

For the second component, Mr. Brager’s Subjective Job Performance rating was evaluated based on a scale ranging from 0% to 30% of annual base salary, with the target level set at 20% under his CEO Plan. For 2024, Mr. Brager’s Job Performance was judged to be “Excellent,” which in turn resulted in Mr. Brager’s achieving a plan-based discretionary award level of 26% of his base salary. In calculating this plan-based discretionary award for Mr. Brager, the Compensation Committee recognized Mr. Brager’s principal role in ensuring that the Company continued to attract, develop and retain a top quality workforce, enhancing the Company’s strategic planning process, maintaining the Company’s traditional focus on efficient operations, and effectively representing the Company and communicating skillfully with key constituencies, including the Company’s shareholders, Board of Directors, regulators and associates.

The Committee noted in this regard that, despite the challenging environment faced by the banking industry during 2024, Mr. Brager had succeeded in maintaining the Company’s annual net income at a level above $200 million for the fourth consecutive year of his tenure as CEO, while maintaining a distinctively safe and sound financial profile. Crucially, Citizens Business Bank was able to preserve valuable customer relationships, increase its customer deposit base and maintain its strong capital ratios throughout the course of 2024. Equally importantly, CVB Financial Corp. declared its 141st consecutive quarterly dividend and achieved a record 191st consecutive quarter of profitability. Additionally, in 2024, S&P Global Market Intelligence ranked CVB Financial Corp. as a Top 50 Best-Performing U.S. Public Bank, Citizens Business Bank was designated as a “Super Premier” Performing Bank by The Findley Reports, and the Company received a Five-Star Superior rating from BauerFinancial, as well as a BBB+ rating from Fitch Ratings. In view of the foregoing considerations, the Committee awarded Mr. Brager a plan-based discretionary bonus in the amount of $237,900 for 2024.

In summary, Mr. Brager’s aggregate objective incentive award and plan-based discretionary bonus award for 2024 was equal to $924,150 which represents a cumulative total of 101% of his base salary in effect as of July 1, 2024. This compared to an aggregate amount of 90% of base salary for 2023 (which amount included a one-time supplemental discretionary bonus).

Mr. Nicholson’s Annual Bonus. Mr. Nicholson’s incentive compensation and bonus compensation for 2024 likewise consisted of our traditional two components of a metrics-based incentive award and a plan-based discretionary award, pursuant to the financial metrics and subjective criteria outlined in his ECP Plan.

With respect to these two components of his Plan, Mr. Nicholson’s performance measures for 2024 were similar to those of Mr. Brager, except that the individual criteria applicable to Mr. Nicholson’s rating for Subjective Job Performance for the purpose of determining his plan-based discretionary award are calibrated to the specific duties of his position.

For the first component, which was based on the five financial performance metrics set forth in Mr. Nicholson’s incentive performance plan, as enumerated in the preceding Tables, Mr. Nicholson’s aggregate incentive compensation for 2024 was $117,920. As in the case of Mr. Brager, this amount was based on achieving the Level 1 benchmark on three of the five financial metrics, achieving the Level 3 benchmark on one financial metric, and falling short of the Level 1 threshold benchmark on one financial metric.

For the second component, in calculating the plan-based discretionary bonus to be paid to Mr. Nicholson for 2024, the Compensation Committee recognized Mr. Nicholson’s successes in continuing to improve the decision support qualities of the Company’s internal financial reporting and forecasting processes, ensuring the integrity of the public financial statements and reports filed by CVB Financial Corp., enhancing the Company's liquidity and interest rate risk management and strategies, overseeing the Company’s important Finance and Accounting Department, engaging with the Company’s shareholders and investors, and helping to manage the Company’s operating expenses. The Committee further noted that Mr. Nicholson had played a leading role in overseeing the Company’s safe and sound balance sheet profile, including managing the Company’s asset-liability sensitivity, ongoing liquidity requirements and the restructuring of portions of the Company’s bond investment portfolio. In view of these considerations, the Compensation Committee approved a plan-based discretionary bonus of $107,200 for Mr. Nicholson (which represents 20% of his base salary in effect as of March 1, 2024).

In summary, the Compensation Committee awarded Mr. Nicholson an aggregate objective incentive award and plan-based discretionary bonus award of $225,120 for 2024, which represents a cumulative total of 42% of his base salary in effect as of March 1, 2024. This compared to an aggregate amount of 47% of base salary for 2023 (which amount included a one-time supplemental discretionary bonus).

Mr. Farnsworth’s Annual Bonus. Mr. Farnsworth’s incentive and bonus compensation for 2024 was similarly comprised of two components, namely, a metrics-based incentive award and a plan-based discretionary bonus, in accordance with the financial metrics and subjective criteria set forth in his ECP Plan.

With respect to these two components of his Plan, for Mr. Farnsworth, the individual performance measures and their respective percentage weightings differed from those applicable to Messrs. Brager and Nicholson in certain respects. Besides net profit after tax, average total loans and noninterest (operating) expenses, Mr. Farnsworth is also measured on average loan delinquencies and the ratio of nonperforming loans and foreclosed properties to total loans, as these metrics are considered to be indicative of sound credit management in his role as our Chief Credit Officer. In addition, with respect to his plan-based discretionary bonus, Mr. Farnsworth is evaluated on his efforts to create a positive credit environment through his active management of our loan portfolio, as well as his support of sales efforts, responsiveness to customers, visits to loan centers, oversight of our new loan originations and current loan extensions, and workouts of troubled loans. Certain of Mr. Farnsworth’s performance goals are different because his credit management functions tie more closely to these credit-related performance and management goals than those of our other NEOs.

For the first component, which was based on the five financial performance metrics set forth in Mr. Farnsworth’s incentive performance plan, as enumerated in the preceding Tables, Mr. Farnsworth’s aggregate incentive compensation for 2024 was $57,680. This amount was based on achieving the Level 1 benchmark on three of the five financial metrics and falling short of the Level 1 threshold on the other two financial metrics.

For the second component, in calculating the plan-based discretionary bonus to be paid to Mr. Farnsworth for 2024, the Compensation Committee acknowledged that the short term increases in delinquent loans experienced by Citizens Business Bank’s loan portfolio during the latter part of 2024 were primarily due to unique credit issues with a discrete group of four borrowers, and that the loans in question were expected to incur minimal (if any) losses due to proactive credit management and conservative underwriting at the time of loan origination. In addition, the Committee noted Mr. Farnsworth’s key role in supporting the sales-credit partnership throughout Citizens Business Bank’s geographic footprint, including implementation during 2024 of electronic loan processing across all of Citizens Business Bank’s geographic sales regions. Lastly, the Committee recognized that, under Mr. Farnsworth’s leadership, the Credit Management Department had reviewed and adopted validated stress testing models for Citizens Business Bank’s commercial real estate and commercial and industrial loan portfolios during 2024. In view of these considerations, the Compensation Committee approved a plan-based discretionary bonus of $82,400 for Mr. Farnsworth (which represents 20% of his base salary in effect as of March 1, 2024).

As a result of this mix of accomplishments, the Compensation Committee awarded Mr. Farnsworth an aggregate objective incentive award and plan-based discretionary bonus award equal to $140,080 for 2024, which represents a cumulative total of 34% of his base salary in effect as of March 1, 2024. This compared to an aggregate amount of 48.5% of base salary for 2023 (which amount included a one-time supplemental discretionary bonus).

Mr. Harvey’s Annual Bonus. Mr. Harvey’s incentive compensation and bonus compensation for 2024 likewise consisted of our traditional two components of a metrics-based incentive award and a plan-based discretionary award, pursuant to the financial metrics and subjective criteria outlined in his ECP Plan.

With respect to these two components of Mr. Harvey’s Plan, the weightings of Mr. Harvey’s performance measures differed from those of our other NEOs because his incentive compensation and plan-based discretionary bonus compensation are designed to align more closely with Operations and Information Technology Division management, which includes a strong emphasis on management of operating expenses, plus customer service activities, staff recruitment, organizational structure and execution, technology and cybersecurity initiatives, systems integration, and product development and implementation.

For the first component, which was based on the five financial performance metrics set forth in Mr. Harvey’s incentive performance plan, as enumerated in the preceding Tables, Mr. Harvey’s aggregate incentive compensation for 2024 was $120,120. This amount was based on achieving the Level 1 benchmark on three of the five financial metrics, achieving the Level 3 benchmark on one financial metric, and falling short of the Level 1 threshold benchmark on one financial metric.

For the second component, in calculating the plan-based discretionary bonus to be paid to Mr. Harvey for 2024, the Compensation Committee recognized Mr. Harvey’s leadership in helping Citizens Business Bank to continue to develop a diverse and effective array of business banking products, including in the cash management and treasury product areas, to effectively manage the Company’s critical ongoing technology projects, and to develop and enhance Citizens Business Bank’s customer service platform, as part of demonstrating effective leadership over his department’s wide-ranging functions. In addition, the Committee noted that Mr. Harvey played a key role in completing four sale-leaseback transactions involving Citizens Business Bank properties and in helping to further streamline the Bank’s overall real estate footprint. In view of these considerations, the Committee approved a plan-based discretionary bonus of $109,200 for Mr. Harvey (which represents 20% of his base salary in effect as of March 1, 2024).

As a result of the combination of these items, the Compensation Committee awarded Mr. Harvey an aggregate objective incentive award and plan-based discretionary bonus award equal to $229,320 for 2024, which represents a cumulative total of 42% of his base salary in effect as of March 1, 2024. This compared to an aggregate amount of 47% of base salary for 2023 (which amount included a one-time supplemental discretionary bonus).

Mr. Wohl’s Annual Bonus. Mr. Wohl’s incentive and bonus compensation for 2024 was also comprised of two components, namely, a metrics-based incentive award and a plan-based discretionary bonus, in accordance with the financial metrics and subjective criteria set forth in his ECP Plan.

With respect to these plan-based components, the performance measures for Mr. Wohl are also tailored to his position as the Company’s General Counsel. A substantial majority of his bonus compensation is tied to the same performance measures that apply to our other NEOs, including net profit after tax, average total loans and noninterest expense, in order to ensure that our key executives are commonly incented and aligned to achieve the Company’s overarching financial and strategic objectives. However, as in the case of Mr. Farnsworth, a meaningful portion of Mr. Wohl’s annual incentive plan is tied to performance measures related to the specific responsibilities of his position, which in Mr. Wohl’s case are focused on overseeing the Company’s legal risks, including managing our litigation, employment law matters, legal expenses and recoveries. Likewise, the criteria applicable to Mr. Wohl’s rating for Subjective Job Performance, which in turn are considered in determining his plan-based discretionary bonus, are designed to correspond to his duties to support and enhance our corporate governance, to facilitate our SEC and regulatory compliance, to provide timely assistance for our other corporate departments, and to supervise our Corporate Secretary function in support of our Board of Directors.

For the first component, which was based on the specific financial performance metrics set forth in Mr. Wohl’s incentive performance plan, as enumerated in the preceding Tables, Mr. Wohl’s aggregate incentive compensation for 2024 was $68,590. This amount was based on achieving the Level 1 benchmark on two of the five financial metrics and the Level 3 benchmark on one financial metric, while falling short of the Level 1 benchmark on the other two financial metrics.

For the second component, in calculating Mr. Wohl’s plan-based discretionary bonus compensation for 2024, the Compensation Committee considered, among other things, Mr. Wohl’s and his department’s role in overseeing the Company’s corporate governance framework, handling sensitive employment law and insurance renewal matters, utilizing a successful framework for management and oversight of the Company’s outside law firms, providing strong legal support for the Company’s credit, human resources, bank operations, regulatory and risk management departments, his ongoing management of the Company’s trade secrets and other litigation, and his efficient and effective supervision of the Company’s Legal Department. The Committee further noted the Legal Department’s strong record of support for Citizens Business Bank’s Credit Management and Operations Divisions in the areas of special assets management and bankruptcy claims, loan documentation for new credits, bank operations matters and vendor contract management. In view of these considerations, the Compensation Committee approved a plan-based discretionary bonus for Mr. Wohl in the amount of $72,200 (which represents 20% of his base salary in effect as of March 1, 2024).

As a result of the combination of these items, the Compensation Committee awarded Mr. Wohl an aggregate objective incentive award and plan-based discretionary bonus equal to $140,790 for 2024, which represents a cumulative total of 39% of his base salary in effect as of March 1, 2024. This compared to an aggregate amount of 45% of base salary for 2023 (which amount included a one-time supplemental discretionary bonus).

Incentive and Bonus Compensation for our NEOs for 2025. The Compensation Committee continues to review the annual incentive and bonus compensation arrangements for its named executive officers.

Effective for fiscal year 2025, the annual objective incentive compensation for which our NEOs are eligible is expected to be based upon net profit after tax, average total loans, average demand deposits, operating expenses and the other factors enumerated in the “Table of Performance Measures” above.

Effective for fiscal year 2025, the annual plan-based discretionary bonus compensation for which our NEOs are eligible is expected to be awarded on a subjective basis, utilizing criteria and percentage ranges similar to those set forth above in the discussion of “2024 Plan-based Discretionary Bonus Awards” above.

Equity-Based Compensation

All equity awards made by the Compensation Committee during our 2024 fiscal year were issued pursuant to the terms of our 2018 Equity Incentive Plan, some of the key terms of which are described below in the section of this proxy statement on “Equity Compensation Plan Information.” In determining the number and mix of incentive awards to be awarded to an executive officer, the Compensation Committee considers (i) the number of incentive awards previously granted to such executive officer, (ii) its own analysis of the executive’s contribution to CVB Financial Corp., including an assessment of the executive’s responsibilities and performance, (iii) whether the terms of the award would support the achievement of the Company’s strategic or financial goals, (iv) the number of incentive awards granted to executives with similar responsibilities at our peer group banks and bank holding companies, and (v) the projected percentage such incentive compensation would constitute of each executive’s overall compensation.

The Compensation Committee’s goal is generally to utilize an appropriate mix of stock options, restricted stock and time-based and performance-based restricted stock units, while also considering how each type of award incentivizes the Company’s executives to accomplish important corporate objectives. For example, in considering whether to grant time-based versus performance-based awards, the Compensation Committee will consider how to strike the appropriate balance between creating incentives for performance as well as retention. In addition, the Compensation Committee takes into account, with respect to the type of award under consideration, the compensation expense and potential share dilution factor associated with each form of equity incentive compensation.

Equity Incentive Grant Practices. The Compensation Committee has concluded that an annual cycle for equity awards is an appropriate interval for making grants, based on (i) prevailing practices for the grant of awards at competitor financial institutions in the peer group described above in the section of this proxy statement on “Peer Group Criteria and Composition for 2024,” (ii) the Compensation Committee’s desire to enhance the reward and retention elements of CVB Financial Corp.’s equity incentive program, and (iii) the Compensation Committee’s desire to achieve a sequential series of award values that would more accurately track the average prices of CVB Financial Corp. stock over a given period of time. In addition, on occasion, we grant stock options, restricted stock or restricted stock units on dates outside our normal award cycle. This may be done in conjunction with the hiring or promotion of an individual manager, renewal of an employment contract or as a special incentive.

For 2024, our Compensation Committee decided to maintain several key “best practices” originally adopted in connection with the Company’s 2020 equity award program, again based on peer data and recommendations provided by our outside compensation consultants at Pearl Meyer. These key elements included (i) the making of annual as opposed to multi-year equity grants for all our continuing NEOs, including our President and CEO, so as to provide the Committee with the flexibility to adjust equity awards more regularly in order to better reflect the Company’s and each executive’s ongoing performance and goals, (ii) the incorporation of a strong component of performance-based restricted stock units (“PRSUs”) in regular annual equity awards to be granted to each of our continuing NEOs, and (iii) the development of consistent performance criteria for the vesting of PRSUs and the utilization of a three-year performance period over which such performance criteria would be measured. The Committee continues to believe the employment of these features is consistent with articulated “best practices” utilized in similar equity programs by the Company’s peer banking institutions.

Pursuant to Item 402(x)(1) of SEC Regulation S-K, we do not grant stock options, SARs or similar option-like instruments in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock, such as a significant positive or negative earnings announcement, nor do we time the public release of such information based on stock option grant dates. In addition, we do not grant stock options, SAR’s or similar option like instruments during periods in which there is material nonpublic information about our Company, including (i) outside a “trading window” established in connection with the public release of earnings information under our Insider Trading Policy or (ii) at any time during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses material nonpublic information. These restrictions do not apply to restricted stock, restricted stock units, performance units, or other types of equity awards that do not include an exercise price related to the market price of our common stock on the date of grant. If stock options are granted by the Company, they are granted with an exercise price equal to the closing market price of our common stock on the date of grant.

The Compensation Committee has not granted any stock options, SARs or similar option like instruments to any of our NEOs since 2016, including no such grants having been made within the Company’s most recently completed fiscal year. The Committee has, on occasion, awarded stock options to officers below the level of our NEOs, primarily at the time when our annual equity grants are made to officers at this level, which in recent years has typically occurred during the month of March, or, less frequently, in connection with the hiring of a new officer.

CVB Financial Corp.’s Board of Directors has designated the Company’s CEO, Mr. Brager, as a Plan Administrator under our 2018 Equity Incentive Plan, and has delegated to him the authority to make equity grants to non-executive officers of restricted stock or options on shares of CVB Financial Corp., in amounts up to 5,000 shares for any individual award, subject to reporting any and all such grants to the Compensation Committee at its next scheduled meeting.

Additionally, under our 2018 Equity Incentive Plan, dividends are paid on grants of restricted stock shares and dividend equivalents are paid on Time RSUs which have not yet vested at the same rate as dividends declared on all other shares of our common stock. With respect to PRSUs, dividend equivalents are paid retroactively for periods prior to vesting once the number of shares to be awarded has been finally determined under the applicable performance metrics.

Equity Incentive Grants to our President and CEO for 2024. As noted above in the section of this proxy statement on “Compensation Arrangements with our President and Chief Executive Officer,” Mr. Brager received an equity award of 32,600 Time RSUs and 32,600 PRSUs (target number of shares), on January 24, 2024, as his aggregate equity grant for the Company’s 2024 fiscal year. Mr. Brager's equity grant for 2024 was made pursuant to the terms of his 2022 CEO Employment Agreement, since the grant was made on January 24, 2024, whereas Mr. Brager's 2024 CEO Employment Agreement did not come into effect until July 1, 2024. Accordingly, pursuant to his 2022 Employment Agreement, Mr. Brager was targeted to receive an annual grant with a dollar value of shares equal to 150% of his annualized base salary for the immediately preceding year. The Committee’s grant to Mr. Brager for a total of 65,200 shares of PRSUs (at target number of shares) and Time RSUs for 2024 equated to a dollar value of approximately $1,237,500, at the closing price for the Company’s shares of $18.98 on the grant date of January 24, 2024, as compared to Mr. Brager's base salary for the immediately preceding year of $825,000. The specific criteria and performance measurement period applicable to Mr. Brager’s grant of PRSUs for 2024 are summarized below in the section of this proxy statement on “PRSU Performance Criteria and Measurement Period.” The Time RSUs granted to Mr. Brager for 2024 are set to vest in equal annual increments over a three-year period on the respective anniversary dates of the grant date.

Equity Incentive Grants to our Other NEOs for 2024. Messrs. Nicholson, Harvey, Farnsworth and Wohl each received equity grants of restricted stock units on January 24, 2024 for the Company’s 2024 fiscal year. For Mr. Nicholson and Mr. Harvey, the restricted stock units are for 27,398 shares, divided equally between PRSUs (13,699 target shares) and Time RSUs (13,699 shares). For Mr. Farnsworth and Mr. Wohl, the restricted stock units are for 21,074 shares and 18,440 shares, respectively, split equally between PRSUs (at target number of shares) and Time RSUs. For our NEOs other than Mr. Brager, their annual equity grants are generally targeted at a dollar value of shares equal to 100% of the applicable NEO's annualized base salary for the immediately preceding year. Similar to Mr. Brager’s equity grants, the PRSUs awarded to Messrs. Nicholson, Harvey, Farnsworth and Wohl are subject to the identical performance criteria and performance measurement period as are being applied to Mr. Brager’s 2024 PRSU grant, and the Time RSUs are set to vest in equal annual increments over the same three-year period.

PRSU Performance Criteria and Measurement Period. For each of our five NEOs who received grants of PRSUs in 2024, such PRSUs are scheduled to vest on the three-year anniversary of their January 24, 2024 grant date, based on the financial performance of the Company during a three-year performance consisting of the Company’s 2024, 2025 and 2026 fiscal years (the “Performance Period”).

The PRSUs are subject to two performance targets, each of which is to be weighted equally and averaged by calendar year over the three-year Performance Period: (i) the Company’s relative return on average tangible common equity compared to that of the other banks in the KBW Nasdaq Regional Banking Index (“Relative ROATCE”) and (ii) the Company’s relative return on average assets compared to that of the other banks in the KBW Nasdaq Regional Banking Index (“Relative ROAA”). These two measures are commonly utilized by banking organizations as reflective of important aspects of their overall financial performance.

The target number of shares under the PRSU grants would be vested on January 24, 2027 if the Company achieves the 50th percentile performance on both the Relative ROATCE and Relative ROAA measures over the Performance Period. The actual number of shares earned under the PRSU grants is subject to adjustment on a linear basis, plus or minus a maximum of 25% of the target number of shares (i.e., up to 125% or down 75% of the target number of shares), for (x) performance above the 50th percentile up to the 75th percentile (with no additional shares to be awarded for performance above the 75th percentile) and (y) performance below the 50th percentile down to the 25th percentile (with no shares to be awarded for performance below the 25th percentile) as follows:

			Performance and Payout

Performance Measure	Weighting	Measured Against	Below Threshold	Threshold	Target	Maximum

Relative Return on		KBW Nasdaq Regional	<25th	25th	50th	75th
Average Assets (“ROAA”)	50%	Banking Index Peers (KRX)	Percentile	Percentile	Percentile	Percentile
Relative Return on		KBW Nasdaq Regional	<25th	25th	50th	75th
Average Tangible Common Equity (“ROATCE”)	50%	Banking Index Peers (KRX)	Percentile	Percentile	Percentile	Percentile
Payout as of % of Target			0%	75%	100%	125%

By way of example, using Mr. Brager’s PRSU grant for 2024 of 32,600 shares, if performance by the Company under each of the Relative ROAA and Relative ROATCE measures was achieved at the 45th percentile for the Performance Period, the percentage of the target number of shares vesting under those performance criteria for that Performance Period would be 95% (100% - 5%) on each measure, and the final number of such shares vesting for Mr. Brager would be 30,970 (95% x 32,600 share target), which is the mathematical calculation rounded up or down to the nearest whole share.

Equity Compensation for our NEOs for 2025. As will be further explained in our proxy statement for our 2026 annual meeting of shareholders, all equity grants awarded to our NEOs for 2025, as the date of this proxy statement, have been made on terms consistent with the “best practices” adopted by our Compensation Committee for our NEO equity award program starting in 2020, including the employment of annual as opposed to multi-year grants, the inclusion of PRSUs in the amount of 50% (at target levels) of the overall number of shares granted to each of our NEOs, the use of consistent performance criteria as compared to prior year PRSU grants, and the utilization of a three-year performance measurement period for PRSU vesting.

Employee Retirement Plans

CVB Financial Corp. and Citizens Business Bank have established a 401(k)/Profit Sharing Plan that provides retirement benefits to all eligible associates, including our named executive officers. It also has death and disability benefit features.

All eligible associates receive a Qualified Non-Elective Contribution to the 401(k) portion of the Plan each year, which is immediately vested. Annual Qualified Non-Elective Contributions are made solely by CVB Financial Corp. These contributions are provided to eligible 401(k) Plan participants. For 2024, CVB Financial Corp. contributed 3% of total eligible associate base salary and bonus (which salary and bonus amount eligible for Plan contributions for any associate was subject to a statutory maximum of $345,000 in 2024) in the form of a Qualified Non-Elective Contribution, resulting in 401(k) Plan contributions of $10,350 for each of our NEOs.

For our Profit Sharing Plan, associates become eligible upon completing at least one year of employment and having at least 1,000 hours of service in the applicable calendar year. Profit Sharing Plan participants become fully vested in amounts contributed upon reaching six years of service. Contributions to the Profit Sharing Plan are made by CVB Financial Corp. at the discretion of the Board of Directors. For 2024, CVB Financial Corp. contributed 1% of total eligible associate base salary and bonus to our Profit Sharing Plan, resulting in contributions of $3,450 for each of our NEOs.

Employee Health and Welfare Benefits

Health and welfare benefits are an additional part of our associate compensation package. We offer our associates a full range of medical, dental, vision, life and long-term disability coverage. All associates, including our NEOs, pay approximately 30% of the associated costs, while the Company pays the remaining approximately 70%. We believe these benefits are comparable to those offered to employees by our peer group banks and financial institutions.

Tax Deductibility and Executive Compensation

Section 162(m) of the Internal Revenue Code (IRC) limits the corporate tax deduction for compensation paid to our NEOs in any fiscal year to $1 million per individual. This limitation applies to compensation paid to or with respect to anyone who had been a NEO in fiscal year 2017 or in any later fiscal year, even if the individual is not a NEO in the year for which deduction would be taken. Prior to 2018, this deduction limitation did not apply to compensation that met certain requirements to be considered performance-based. However, as a result of amendments made to IRC Section 162(m) by the Tax Cuts and Jobs Act of 2017, performance-based compensation is included in compensation covered by the $1 million annual deduction limitation, subject to certain exceptions for performance-based compensation granted before November 3, 2017. Beginning with our fiscal year 2019, the California Revenue and Taxation Code was conformed to the 2017 amendments to IRC Section 162(m), so that performance-based compensation, unless granted before April 1, 2019, is included in compensation subject to the $1 million annual deduction limitation in determining the Company’s California franchise tax liability.

Stock options granted under our 2008 Equity Incentive Plan were intended to qualify as performance-based compensation that would be exempt from the deduction limitation under Section 162(m), and we believe that our stock options granted on or before November 2, 2017 (on or before March 31, 2019 for California tax purposes), and not modified thereafter, will continue to so qualify. However, as a result of the tax law changes described above, income recognized on exercise of options granted after November 2, 2017, will not be exempt from the Section 162(m) federal tax deduction limitation, and income recognized on exercise of options granted after March 31, 2019, will not be exempt from the deduction limitation under California tax law.

Additionally, on January 14, 2025, the Department of the Treasury and the Internal Revenue Service (IRS) issued proposed regulations under Section 162(m) intended to implement amendments to Section 162(m) made by the American Rescue Plan Act of 2021. The proposed regulations provide clarity on the application of the deduction limit to a broader group of covered employees. Notably, “covered employee” was formerly limited to a public company's five executive officers, plus former covered executive officers. By contrast, under the expanded definition, the next five highest-compensated employees are included, even if they are not executive officers, do not work directly for the publicly held corporation, or were employed for only part of the year. Comments on the proposed regulations must be submitted by March 17, 2025. If finalized, the changes are set to take effect for taxable years beginning after December 31, 2026 (or the date the final regulations are published in the Federal Register, if later).

The Compensation Committee believes that shareholder interests are best served if the Committee has discretion and flexibility to award compensation to our executives that is not restricted to $1 million annually, even though some compensation awards may result in non-deductible compensation expenses. Therefore, the Committee has approved bonus compensation and equity grants for our NEOs that may not be fully deductible because of the Section 162(m) limitation and may approve other compensation that is not deductible for income tax purposes.

The Compensation Committee will continue to modify our compensation practices and programs as necessary to maintain our ability to attract and retain key executives while taking into account the tax deductibility of our compensation programs. The Committee has retained the flexibility, however, to pay compensation that is not deductible for tax purposes, because it believes that doing so permits it to take into consideration factors that are consistent with good corporate governance, retention of key executives, and the best interests of our shareholders.

Compensation Governance and Risk Management

The Compensation Committee considers risk management to be an essential component of a properly conceived executive compensation program.

First, the Committee takes into account the structure of the compensation plans pursuant to which incentive awards are made. In this regard, the Committee notes that, while CVB Financial Corp.’s cash incentive awards reward associates, including senior executives, based in part on their business line performance and the achievement of certain performance objectives, specifically profit and expense metrics, loan growth and retention, and deposit growth and retention, which presented the potential for excessive risk taking, CVB Financial Corp. also has a practice of paying long-term compensation as a significant portion of total compensation and an emphasis on overall performance in making incentive award and bonus compensation decisions.

Second, the Committee has implemented a compensation plan review and oversight process that is designed to help identify, manage and monitor compensation-related risks. With respect to Board oversight, the Compensation Committee believes that CVB Financial Corp., through the monitoring of its Board Audit Committee and the Board Risk Management Committee of Citizens Business Bank, has implemented appropriate compliance, internal control, and disclosure review and reporting programs.

At the management level, Citizens Business Bank’s CRO actively oversees the Company’s compliance with the requirements of the Risk Management Policy and Program, acts as chair of the management-level Management Compliance Committee at Citizens Business Bank, and is in regular contact with the foregoing Board committees to address material business and compliance risks. Furthermore, Citizens Business Bank has a standing Management Compensation Compliance Committee which is specifically tasked with reviewing officer compensation plans and advising our Board Compensation Committee regarding any associated significant risks and other legal or regulatory requirements. This Management Compensation Compliance Committee meets at least two times per calendar year, is chaired by our Director of Human Resources, and includes several additional key senior executives at Citizens Business Bank, including our CFO, CRO and General Counsel.

Third, the Committee notes that CVB Financial Corp. has adopted additional guidelines and controls intended to address compensation risks. For example, the Committee believes that CVB Financial Corp.’s director stock ownership guidelines and the prohibition on, and right to discipline associates and/or “claw back” bonus payments made to our executives for, any material misstatements or manipulations involving financial statements or business goals for compensation purposes, in accordance with our Code of Ethics, also contribute to mitigating any risks associated with compensation incentives.

In the final analysis, the Compensation Committee has determined that the foregoing measures provide adequate safeguards that should either prevent or discourage excessive risk taking by our executives due to the design and structure of our executive compensation programs.

Consideration of 2024 Say-On-Pay Results

At our 2024 annual meeting of shareholders, our Say-On-Pay proposal received the support of approximately 91.75% of the total shareholder votes cast. In view of this positive vote and other relevant considerations, the Compensation Committee does not presently expect to make any significant changes to our historical approach to NEO compensation for 2025.

Our Board of Directors is soliciting a non-binding, advisory vote on the compensation of our NEOs for the Company’s 2024 fiscal year. See “Proposal No. 2: Advisory Resolution to Approve of Our Executive Compensation.”

Compensation Committee Report

The following Compensation Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filings under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof, and irrespective of any general incorporation language in any such filings, except to the extent we specifically incorporate this Report by reference.

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management, and based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE
Hal W. Oswalt, Chair	Jane Olvera Majors
George A. Borba, Jr.	Raymond V. O’Brien III
Stephen A. Del Guercio	Kimberly Sheehy
Anna Kan

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation awarded to, earned by or paid for services and received by our five NEOs, Messrs. Brager, Nicholson, Farnsworth, Harvey and Wohl, who served as NEOs for the last three fiscal years ended December 31, 2024, 2023 and 2022.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)(4)	Option Awards ($)(4)	Non-Equity Executive Incentive Plan Comp. ($)(5)(6)	Change in Pension Value and Nonqualified Deferred Comp. Earnings ($)	All Other Comp. ($)(6)	Total ($)

David A. Brager	2024	879,039	686,250	1,237,496	-	237,900	-	76,530	3,117,215
President and CEO of the Company and the Bank	2023	824,039	681,000	1,200,005	-	61,875	-	71,720	2,838,638
	2022	796,923	200,000	959,469	-	880,000	-	76,244	2,912,636

E. Allen Nicholson	2024	535,385	117,920	520,014	-	107,200	-	48,425	1,328,943
EVP, Chief Financial Officer	2023	519,231	194,000	499,994	-	52,000		48,654	1,313,879
of the Company and the Bank	2022	498,396	90,000	516,810	-	260,000	-	49,713	1,414,919

David F. Farnsworth	2024	411,539	57,680	399,985	-	82,400	-	44,183	995,786
EVP, Chief Credit Officer of the Bank	2023	399,310	138,000	380,013	-	56,000	-	44,091	1,017,414
	2022	378,781	64,600	415,695	-	212,800	-	45,521	1,117,397

David C. Harvey	2024	545,464	120,120	520,014	-	109,200	-	67,172	1,361,971
EVP, Chief Operating Officer of the Bank	2023	529,310	196,000	499,994	-	53,000	-	61,254	1,339,559
	2022	508,077	91,800	516,810	-	265,200	-	60,054	1,441,941

Richard H. Wohl	2024	360,657	68,590	349,991	-	72,200	-	41,424	892,862
EVP, General Counsel of the Company and the Bank	2023	349,310	125,000	330,009	-	31,500	-	41,718	877,537
	2022	329,311	56,100	224,700	-	168,300	-	43,121	821,532

(1)
These are the base salary amounts paid to each of our NEOs for each of the years indicated.
(2)
The amounts shown in column (d) for 2024 and 2022 reflect the plan-based discretionary awards made to each of our NEOs pursuant to their respective 2024 Performance Compensation Plans. For 2023, the amounts shown in column (d) reflect the plan-based discretionary awards made to each of our NEOs pursuant to their respective 2023 Performance Compensation Plans, plus a supplemental discretionary bonus made to each of our NEO’s, as described in the section of our 2024 proxy statement on “2023 Supplemental Discretionary Bonus Awards.”
(3)
For our 2024 fiscal year, the amounts of the respective stock awards shown in column (e) are described in detail in the section of the proxy statement on “Equity-Based Compensation.” Each of the specified equity awards for our five NEOs for 2024, 2023 and 2022, was in turn equally divided (50%/50%) between PRSUs and Time RSUs, and the dollar amounts disclosed with respect to the PRSU grants made to each such NEO reflects the number of PRSUs to be granted based on performance at target levels under the performance criteria applicable to the vesting of such PRSUs.
(4)
Pursuant to SEC regulations regarding the valuation of equity awards, all amounts listed in columns (e) and (f) represent the applicable full grant date fair values of stock awards and stock options in accordance with FASB ASC Topic 718, excluding the effect for forfeitures, and including the value of dividends and dividend equivalents to be paid on unvested shares of restricted stock, Time RSUs and PRSUs. For each of our NEOs, the grant date fair value received in 2024 is based on the sum of the target number of shares awarded (in the case of PRSUs), and the number of shares awarded (in the case of the Time RSUs), as applicable, times the per share closing price of the Company’s common stock on the grant date of January 24, 2024, which was $18.98. The amounts reflected in the table correspond to our accounting expense and do not correspond to actual value that will be realized by the NEOs. For additional information on valuation assumptions in connection with our equity grants, refer to the Note on “Stock Option Plans and Restricted Stock Awards” in the financial statements filed with our Annual Report on Form 10-K for the respective year end.
(5)
The amounts shown in column (g) for 2024 reflect the incentive compensation awards made to each of our NEOs, pursuant to the objective factors enumerated in their respective 2024 Performance Compensation Plans, as set forth in the 2024 Table of Performance Measures and Payout Levels provided above in the section of this proxy statement on “Annual Performance Compensation Plans” and the subsection on “2024 Executive Incentive Awards.”
(6)
The components for the amounts shown in column (i) for each of our NEOs for 2024 are set forth below in the “All Other Compensation Table.”

ALL OTHER COMPENSATION TABLE

Name	Year	401(k)/Profit Sharing Plan Contributions	Auto Allowance	Insurance(1)	Country Club Dues	Other(2)	Total

David A. Brager	2024	13,800	24,000	18,719	10,725	9,286	76,530
E. Allen Nicholson	2024	13,800	14,400	18,704	-	1,521	48,425
David F. Farnsworth	2024	13,800	14,400	13,784	-	2,199	44,183
David C. Harvey	2024	13,800	14,400	18,719	16,914	3,339	67,172
Richard H. Wohl	2024	13,800	12,000	13,807	-	1,817	41,424

(1)
The amount represents the Company's contribution to health care and life insurance premiums.
(2)
The amount represents special expenses (if any) associated with the NEO’s spouse’s attendance at business events. For Mr. Brager, this amount also includes $3,800 for reimbursement for legal expenses associated with his 2024 Employment Agreement.

GRANTS OF PLAN-BASED INCENTIVE AWARDS TABLE FOR 2024

The following Table illustrates the terms of plan-based incentive awards initially granted to our NEOs during our 2024 fiscal year as follows: (i) the cash performance incentive compensation award for Mr. Brager under his CEO Plan for 2024, (ii) the respective cash performance incentive compensation awards for our four other continuing NEOs, Messrs. Nicholson, Farnsworth, Harvey and Wohl, pursuant to our ECP Plan for 2024, and (iii) the equity grants made to Messrs. Brager, Nicholson, Farnsworth, Harvey and Wohl for 2024, which consisted of equal components (50%/50%) of PRSUs and Time RSUs.

			Estimated Possible Payouts Under Non-Equity Performance Compensation Plan Awards(1)			Estimated Possible Payouts Under Equity Performance Incentive Plan Awards: Number of Shares of Stock or Units(2)			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Shares of Stock	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option
Name	Grant Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)(3)	Units (#)	($/ Share)	Awards ($)(4)

David A. Brager	Cash Incentive Award	3/20/2024	686,250	915,000	1,372,500
	Time RSUs	1/24/2024							32,600			618,748
	PRSUs	1/24/2024				24,450	32,600	40,750				618,748

E. Allen Nicholson	Cash Incentive Award	3/20/2024	107,200	214,400	321,600
	Time RSUs	1/24/2024							13,699			260,007
	PRSUs	1/24/2024				10,274	13,699	17,124				260,007

David F. Farnsworth	Cash Incentive Award	3/20/2024	82,400	164,800	247,200
	Time RSUs	1/24/2024							10,537			199,992
	PRSUs	1/24/2024				7,903	10,537	13,171				199,992

David C. Harvey	Cash Incentive Award	3/20/2024	109,200	218,400	327,600
	Time RSUs	1/24/2024							13,699			260,007
	PRSUs	1/24/2024				10,274	13,699	17,124				260,007

Richard H. Wohl	Cash Incentive Award	3/20/2024	72,200	144,400	216,600
	Time RSUs	1/24/2024							9,220			174,996
	PRSUs	1/24/2024				6,915	9,220	11,525				174,996

(1)
These amounts represent the threshold, target and maximum payouts which could be earned by each of our NEOs, based upon the applicable percentage of his base salary level in effect on the date specified in his respective 2024 Performance Compensation Plan, by calculating the incentive compensation to be awarded to such executive under the objective factors set forth in his respective Performance Compensation Plan, as described in the section of this proxy statement on “Compensation Discussion and Analysis.” These threshold, target and maximum amounts are on an aggregate basis for all performance criteria; differing levels of performance can be achieved for each performance criteria, resulting in overall payouts between performance levels or below threshold. However, these threshold, target and maximum amounts do not include the separate components of each executive’s compensation for 2024 that were based on subjective criteria and are considered to have been made on a fully discretionary basis. See the section of this proxy statement above on “Annual Performance Compensation Plans (Incentive Compensation and Plan-based Discretionary Bonus Amounts)” for more specific information about the plan-based discretionary bonus awards provided to our President and CEO and to each of our other NEOs for our 2024 fiscal year.
(2)
The “Estimated Possible Payouts Under Equity Performance Incentive Plan Awards” column in this Table includes the 50% portion of the equity grant received by each executive for 2024 in the form of PRSUs. The specific criteria and performance period governing the vesting of each of the PRSU equity grants made to our NEOs who received such grants in 2024, at threshold, target and maximum levels, are identical and are discussed in detail in the section of this proxy statement above on “PRSU Performance Criteria and Measurement Period.”
(3)
The “All Other Stock Awards” column in this Table includes the 50% portion of the equity grant received by each executive for 2024 in the form of Time RSUs.
(4)
For information on equity grant valuation assumptions, refer to the Note on “Stock Option Plans and Restricted Stock Awards” in the financial statements filed with our Annual Report on Form 10-K for the applicable year end. In the case of restricted stock shares or units that are subject to time-based vesting, the fair value is computed as the target number of shares, within the range specified in the award, multiplied by the closing price of our stock on the date of grant. For 2024, all equity grants to our NEOs were made on January 24, 2024, and the closing price of our stock on such date was $18.98.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following Table lists the outstanding equity awards for our named executive officers who had outstanding equity awards at December 31, 2024. All of the awards have been adjusted for stock dividends and stock splits declared by CVB Financial Corp. since the grant date, if any.

	Option Awards				Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock (#) That Have Not Vested	Market Value of Shares or Units of Stock (#) That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Shares, Units or Other Rights That Have Not Vested ($)(1)

David A. Brager					32,600(2)	697,966	32,600(5)	697,966
					16,543(3)	354,186	24,814(6)	531,268
					7,118(4)	152,396	26,688(7)	571,390

E. Allen Nicholson	6,000		16.62	6/22/2026	13,699(2)	293,296	13,699(5)	293,296
					6,893(3)	147,579	10,339(6)	221,358
					3,834(4)	82,086	14,375(7)	307,769

David F. Farnsworth					10,537(2)	225,597	10,537(5)	225,597
					5,239(3)	112,167	7,858(6)	168,240
					3,084(4)	66,028	11,563(7)	247,564

David C. Harvey					13,699(2)	293,296	13,699(5)	293,296
					6,893(3)	147,579	10,339(6)	221,358
					3,834(4)	110,668	14,375(7)	307,769

Richard H. Wohl					9,220(2)	197,400	9,220(5)	197,400
					4,550(3)	97,416	6,824(6)	146,102
					1,668(4)	35,712	6,250(7)	133,813
					2,000(8)	42,820

(1)
The market value of the unvested stock awards represents the product of the closing price of CVB Financial Corp. common stock on December 31, 2024, which was $21.41, and the applicable number of shares underlying such awards.
(2)
One-third of the unvested shares vest on each January 24, 2025, 2026 and 2027.
(3)
One-half of the unvested shares vest on each January 25, 2025 and 2026.
(4)
The unvested shares vest on January 26, 2025.
(5)
The unvested shares, reflected at target award levels, are scheduled to vest on January 24, 2027, subject to the achievement of performance criteria set forth above in the section of this proxy statement on “PRSU Performance Criteria and Measurement Period” over a three-year measurement period. Target award levels for these PRSU grants have been utilized based on interim 2024 performance results exceeding threshold levels but below target levels for both of the two specified performance measures.
(6)
The unvested shares, reflected at maximum award levels, are scheduled to vest on January 25, 2026, subject to the achievement of performance criteria set forth above in the section of this proxy statement on “PRSU Performance Criteria and Measurement Period” over a three-year measurement period. Maximum award levels for these PRSU grants have been utilized based on interim 2023 and 2024 performance results exceeding target levels for both of the two specified performance measures.
(7)
This PRSU award, which was unvested at December 31, 2024, vests on January 26, 2025 at maximum award levels, based on the achievement of performance results exceeding maximum levels for both of the two specified performance measures over the three-year performance period from 2022-2024, pursuant to the criteria set forth above in the section of this proxy statement on "PRSU Performance Criteria and Measurement Period."
(8)
The unvested shares vest on March 25, 2025.

OPTION EXERCISES AND RESTRICTED STOCK VESTED IN 2024 TABLE

The following table lists option exercise and restricted stock vested during the year-ended December 31, 2024.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

David A. Brager	-	-	49,667	889,845
E. Allen Nicholson	-	-	25,132	449,949
David F. Farnsworth	-	-	17,601	315,252
David C. Harvey	-	-	25,132	449,949
Richard H. Wohl	-	-	13,065	232,531

(1)
Represents the product of the number of shares acquired on option exercise (if any) and the difference between the closing price of our common stock on the exercise date and the option exercise price.
(2)
Represents the product of the number of shares acquired on vesting and the closing price of our common stock on the vesting date.

Deferred Compensation

We adopted the nonqualified Deferred Compensation Plan for Directors and Certain Specified Officers, effective as of February 21, 2007 (“2007 DCP”), for the benefit of our directors, certain of our named executive officers and certain other participants. Under our 2007 DCP, each participant had the opportunity to defer up to 90% of his or her base salary and up to 100% of his or her director’s fees, bonus, any commissions, and any independent contractor compensation, for each calendar year of compensation covered by the 2007 DCP. The 2007 DCP provides for participants to make notional investment selections from an approved list of market investments with respect to amounts credited to their deferred compensation accounts, but does not provide any guaranteed yield or return to participants.

In December 2020, an updated CVB Financial Corp. nonqualified Deferred Compensation Plan (“2020 DCP”) was adopted and made effective for deferral of compensation earned on and after January 1, 2021 for the benefit of our directors, named executive officers and certain other senior officers and consultants. Under the terms of our 2020 DCP, each participant may defer up to 100% of his or her “Compensation” as defined therein, which includes any director’s fees, bonus, any commissions, and any independent contractor compensation, for each calendar year in which the 2020 DCP is effective. As was the case with the 2007 DCP, the 2020 DCP provides for participants to make notional investment selections from an approved list of market investments with respect to amounts credited to their deferred compensation accounts, but does not provide for any guaranteed yield or return to participants. All our directors and NEOs are eligible to participate in the 2020 DCP if they have so elected for the calendar year 2021 and beyond. The 2007 DCP was effectively frozen as to any additional deferrals at the time of its replacement by adoption of the 2020 DCP.

In addition, effective October 17, 2014, a “Rabbi Trust” was established for deferral amounts and any earnings credited thereto under all of our Deferred Compensation Plans, pursuant to IRS Revenue Procedure 92-64. The purpose of the “Rabbi Trust” is to protect participants’ deferral and distribution elections regarding the funds in the Company’s Deferred Compensation Plans in the event of a change in control involving the Company, although such funds are not protected from claims of creditors in the event of any bankruptcy or insolvency of the Company.

As noted above, the following table shows the combined contributions and earnings during 2024 and cumulative account balances as of December 31, 2024 for our current NEOs under CVB Financial Corp.’s 2007 DCP and 2020 DCP.

NONQUALIFIED DEFERRED COMPENSATION TABLE

(a)	(b)	(c)	(d)	(e)	(f)
Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FY ($)(2)(3)

David A. Brager	180,090		102,263		1,872,396
E. Allen Nicholson	88,522		60,889		1,244,106
David F. Farnsworth	38,800		5,841		75,723
David C. Harvey	116,381		43,217		483,932

(1)
These amounts relate to compensation that is reported in the Summary Compensation Table for 2024 above.
(2)
Column (d) reflects 2024 earnings on deferred compensation in column (b) (or negative earnings if the measurement funds decreased in value) and the combined deferred compensation balance as of December 31, 2024 in column (f) for the named executive officer under our 2007 DCP and 2020 DCP, as applicable. The amounts reported in this column did not include any above-market or preferential earnings and were not reported as compensation in the Summary Compensation Table above.
(3)
Of the amount included in column (f) for Mr. Brager, $877,756 represents aggregate contributions that were reported as compensation to Mr. Brager in the Company’s Summary Compensation Table for prior years. Of the amount included in column (f) for Mr. Nicholson, $509,977 represents aggregate contributions that were reported as compensation to Mr. Nicholson in the Company’s Summary Compensation Table for prior years. Of the amount included in column (f) for Mr. Farnsworth, $27,740 represents aggregate contributions that were reported as compensation to Mr. Farnsworth in the Company’s Summary Compensation Table for prior years. Of the amount included in column (f) for Mr. Harvey, $259,634 represents aggregate contributions that were reported as compensation to Mr. Harvey in the Company’s Summary Compensation Table for prior years.

Potential Payments to our Named Executive Officers Upon Termination or Change in Control

As noted above in the separate sections of this proxy statement on “Compensation Arrangements with our President and Chief Executive Officer” and “Compensation Arrangements with our Other Named Executive Officers,” we have entered into (i) the 2024 CEO Employment Agreement with our President and CEO, Mr. Brager, and (ii) the 2024 NEO Employment Agreements with each of our other NEOs, Messrs. Nicholson, Farnsworth, Harvey and Wohl, respectively (collectively, the “Employment Agreements”). The 2024 CEO Employment Agreement, on the one hand, and each of the 2024 NEO Employment Agreements, on the other hand, contain severance compensation arrangements whose terms are similar in the event of a change of control of the Company, the death or disability of the executive, or a termination with cause, but whose terms vary in the event of a termination of the executive without cause, in each instance as further described below.

In the case of our CEO and each of our other NEOs, if his employment is terminated without cause by the Company or its successor entity within one year following the occurrence of a “change in control” (as such term is commonly defined in the Employment Agreements), or within 180 days prior to a change in control of CVB Financial Corp. or Citizens Business Bank, or if the CEO or such NEO resigns his employment for “good reason” (as such term is also commonly defined in the Employment Agreements) within one year following a change in control, he would be entitled to receive (i) his base salary earned through the termination date, plus any accrued but unused vacation pay, and (ii) additional payments in an amount equal to (x) two times (2x) his annual base salary for the last calendar year immediately preceding the change in control, plus (y) two times (2x) his average annual bonus granted for the preceding two calendar years, plus (z) a lump sum amount (adjusted upward for any payroll and other taxes due) equal to 24 months of the cost of equivalent medical and dental plan coverage available to the affected NEO and his dependents under the Company’s then-available benefit plans. The additional payments would be made in equal installments on Citizens Business Bank’s normal payroll dates over an 18-month period, subject to a delay in payment of amounts due within the first six months following termination if and to the extent required by Section 409A of the Internal Revenue Code.

In addition, upon the occurrence of a change in control, with or without the CEO's or applicable NEO’s termination, (a) the CEO's and such NEO’s unvested Time RSUs and any options or restricted shares would vest immediately and (b) such NEO’s unvested PRSUs would vest at target levels if less than two years of the applicable Performance Period have been completed at the time of any such termination or change of control or would vest at the number of shares based upon the performance levels actually achieved if at least two years of the applicable Performance Period have been completed at the time of any such termination or change in control.

In the case of our CEO and each of our other NEOs, if his employment is terminated in connection with the affected NEO’s death or disability, the CEO or affected NEO would receive the death and disability benefits that he is entitled to be paid under Citizens Business Bank’s associate insurance plans. Furthermore, in the event that our CEO or one of our NEOs dies or becomes permanently disabled during his tenure as our CEO or one of the Company’s NEOs, respectively, the CEO's or affected NEO’s unvested stock options, Time RSUs and PRSUs would vest in full, with the PRSUs to vest at the target number of shares established in the applicable equity grant.

Under the common terms of our Employment Agreements, if our CEO or one of our NEOs is terminated for cause or as a result of his death or disability, he would be paid his base salary earned through the date of termination, as well as pay for any vacation accrued but not used as of that date.

However, in the case of Mr. Brager, by virtue his unique role as our President and CEO, his potential termination payments are triggered by an additional set of circumstances as provided in his 2024 CEO Employment Agreement. Specifically, if Mr. Brager’s employment is terminated without cause (other than in connection with a “change in control” as defined in his 2024 CEO Employment Agreement), then Mr. Brager would be entitled to (i) his base salary earned through termination date plus any accrued but unused vacation pay, and (ii) additional payments in an amount equal to (x) two times (2x) his then-current annual base salary plus (y) two times (2x) his average annual bonus granted for the preceding two calendar years. The additional payments would be made in equal installments on Citizens Business Bank’s normal payroll dates over an 18-month period, subject to a delay in payment of amounts due within the first six months following termination if and to the extent required by Section 409A of the Internal Revenue Code.

Under the terms of each executive's respective Employment Agreement, the receipt by Mr. Brager of additional payments in connection with his termination without cause, or the receipt by any of our NEOs (including Mr. Brager) of additional payments in connection with a change in control, would be conditioned upon such executive’s (i) execution of a general waiver and release agreement in favor of CVB Financial Corp. and Citizens Business Bank, (ii) agreement to specified restrictions on the use of the Company’s confidential information, and (iii) agreement not to solicit any customers or fellow employees of Citizens Business Bank for a period of one year following his termination of employment.

In addition, under the terms of the Company’s 2018 Equity Incentive Plan and 2008 Equity Incentive Plan, upon a “change of control” of the Company, unless otherwise stated in an award agreement, (i) awards granted under both Equity Incentive Plans become fully exercisable as of the date of the change in control, whether or not otherwise then exercisable and (ii) all restrictions and conditions on any award then outstanding shall lapse as of the date of the change in control. Under each of our NEO’s respective PRSU award agreements, unvested PRSUs would vest at target levels if less than two years of the applicable Performance Period have been completed at the time of any such termination or change in control or would vest at the number of shares based upon the performance levels actually achieved if at least two years of the applicable Performance Period have been completed at the time of any such termination or change in control.

The Compensation Committee believes these change in control provisions in our 2024 CEO Employment Agreement and our 2024 NEO Employment Agreements, respectively, are important for retention of the Company’s executives. By means of these agreements, CVB Financial Corp. believes it is more likely that an executive would remain in place to facilitate continuity of management and/or to assist an acquirer through the completion of a change of control. These agreements also assist an executive who may be displaced because of the change in control.

The Table below reflects the amount of compensation that would be awarded to each of our NEOs in the event of termination of such executive’s employment under the circumstances described in the Table. The amounts shown assume that such termination was effective as of December 31, 2024, and thus is based upon amounts earned through such time and are estimates of the amounts which would be paid to the respective executives upon their termination. The actual amounts to be paid can only be determined at the time of such executive’s separation.

Payments Made Upon Termination

Regardless of the manner in which a NEO’s employment terminates, he is entitled to receive amounts earned during his term of employment. Such amounts include:

•
Incentive and/or bonus compensation earned during the year, as long as the executive was employed during the entire period for which such incentive and/or bonus compensation is payable;
•
Stock options, restricted stock units and restricted stock which have already vested;

•
Vested account balances under our 401(k)/Profit Sharing Plan (including the vested portions of any Company contribution amounts);
•
Account balances under any applicable Deferred Compensation Plan; and
•
Unused vacation pay.

Since these earned amounts would be payable to our associates or officers generally, without regard to employment termination, they are not included in the Table below, which describes the potential and specific payments to which our NEOs are or would be entitled upon termination.

Payments Made Upon Retirement

Other than the items identified immediately above under “Payments Made Upon Termination” and in the next paragraph, our NEOs receive no benefits in the event of retirement, except that the Company’s 2018 Equity Incentive Plan and 2008 Equity Incentive Plan both permit the Compensation Committee to accelerate the vesting of stock options and to reduce the period of restriction on restricted stock in the event the continuous service of an associate or consultant terminates due to retirement or death.

Payments Made Upon Death or Disability

In the event of the death or disability of a NEO, in addition to the benefits listed under the heading “Payments Made Upon Termination” above, the NEO will receive benefits under our associate disability insurance plan or payments under our associate life insurance plan, as applicable.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT TABLE

Except as otherwise noted below, the amounts set forth in this table are amounts that would have been payable if the payment triggering event or events had occurred on December 31, 2024.

Name	Cash Severance Arrangements/ Compensation ($)	Acceleration of Unvested Options, Stock Awards and Any Incentive Cash Awards ($)	Total Termination Benefits ($)

David A. Brager
Voluntary Termination or Retirement(1)
Involuntary Termination (other than For Cause)	3,497,025(2)		3,497,025
Involuntary Termination (For Cause)
Termination in Connection with a Change in Control	3,559,747(3)	3,137,978(4)	6,697,725
Death or Disability(5)		2,890,885(5)	2,890,885

E. Allen Nicholson
Voluntary Termination or Retirement(1)
Involuntary Termination (other than For Cause)
Involuntary Termination (For Cause)
Termination in Connection with a Change in Control	1,605,037(3)	1,400,722(4)	3,005,759
Death or Disability(5)		1,283,829(5)	1,283,829

David F. Farnsworth
Voluntary Termination or Retirement(1)
Involuntary Termination (other than For Cause)
Involuntary Termination (For Cause)
Termination in Connection with a Change in Control	1,220,802(3)	1,087,243(4)	2,308,045
Death or Disability(5)		995,672(5)	995,672

David C. Harvey
Voluntary Termination or Retirement(1)
Involuntary Termination (other than For Cause)
Involuntary Termination (For Cause)
Termination in Connection with a Change in Control	1,632,866(3)	1,400,722(4)	3,033,588
Death or Disability(5)		1,283,829(5)	1,283,829

Richard H. Wohl
Voluntary Termination or Retirement(1)
Involuntary Termination (other than For Cause)
Involuntary Termination (For Cause)
Termination in Connection with a Change in Control	1,062,844(3)	887,188(4)	1,950,032
Death or Disability(5)		823,900(5)	823,900

(1)
The Company’s 2018 Equity Incentive Plan and 2008 Equity Incentive Plan both permit the Compensation Committee to accelerate the vesting of stock options and reduce the period of restriction stock in the event of the continuous service of the associate or consultant terminates due to retirement or death.
(2)
Pursuant to Mr. Brager's 2024 CEO Employment Agreement, this amount represents the sum of (i) two times Mr. Brager's annualized rate of base salary compensation in effect at December 31, 2024 and (ii) two times the average of Mr. Brager's annual aggregate bonuses for 2023 and 2024.
(3)
For each of our individual NEOs, this amount represents the sum of (i) two times his annual rate of base salary compensation for 2024, (ii) two times the average of his annual aggregate bonuses for 2023 and 2024 and (iii) a lump sum amount (grossed up for any applicable payroll taxes) equal to 24 months of the cost of equivalent medical and dental plan coverage then being utilized by the affected NEO and his dependents, as determined under the then-applicable health care continuation provisions of COBRA.
(4)
These amounts represent (i) the sum of (w) the number of shares of unvested Time RSUs that each individual held on December 31, 2024, (x) the number of shares of unvested PRSUs granted in 2022 (assuming vesting based on performance results for 2022, 2023 and 2024) that each individual held on December 31, 2024, (y) the number of shares of unvested PRSUs granted in 2023 (assuming vesting based on performance results for 2023 and 2024) that each individual held on December 31, 2024 and (z) the number of shares of unvested PRSUs granted in 2024 (assuming vesting at target award levels) that each individual held on December 31, 2024, times (ii) the closing price of the Company’s shares on December 31, 2024, which was $21.41. The terms of the PRSU grants to our NEOs provide that, in the event of a change in control prior to the end of the three-year vesting period, such grants are to be awarded based on then-applicable performance results if at least two of the three years in the applicable performance period have then elapsed or at target number of shares if less than two years of the applicable performance period have elapsed.

(5)
Pursuant to our CEO and NEO Employment Agreements, in the event that any of our NEOs dies or becomes permanently disabled during his tenure with the Company as a NEO, such NEO's unvested stock options, Time RSUs and Performance RSUs would vest in full, with the Performance RSUs to vest at the target number of shares established in the applicable grant.

CEO Pay Ratio Disclosure

We are providing the following information to comply with Item 402(u) of Regulation S-K.

For 2024, the annual total compensation of our median employee other than our CEO was $93,917. Our median employee’s annual total compensation was determined using the same methodology we used to determine the annual total compensation for our CEO and other NEOs for purposes of the Summary Compensation Table, which included the cost to the Company for specified employee benefits provided on a non-discriminatory basis, including group health coverage.

For 2024, the annual total compensation for our CEO for pay ratio calculation purposes was $3,117,215, as set forth in the Summary Compensation Table above. Accordingly, for 2024, the ratio of our CEO’s compensation to the median employee’s compensation was 33.2 to 1. We believe that the pay ratio disclosed herein is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

We identified our median employee as of December 31, 2024 from our entire workforce on such date of approximately 1,091 full-time and part-time employees (including any temporary and seasonal employees employed on such date) based upon stated compensation from their Form W-2s for the period from January 1, 2024 to December 31, 2024, without any adjustment for part-time status or partial year worked.

SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and various assumptions and, as a result, the pay ratio reported by the Company may not be comparable to the pay ratio reported by other companies.

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, presented below is the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company’s aligns executive compensation with the Company’s performance, see the section of this proxy statement on “Compensation Discussion and Analysis.”

PAY VS. PERFORMANCE TABLE FOR 2020-2024

(a)	(b)	(c)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Year	Summary Compensation Table Total for First PEO	Summary Compensation Table Total for Second PEO	Compensation Actually Paid to First PEO(1)(2)(3)	Compensation Actually Paid to Second PEO(1)(2)(3)	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs(1)(2)(3)	Total Shareholder Return(4)	Peer Group Total Shareholder Return(4)	Net Income	Return on Average Tangible Common Equity(5)

2024	3,117,215	-	3,480,865	-	1,144,891	1,284,568	121.86	130.90	200,716,000	14.95%
2023	2,838,638	-	2,290,144	-	1,137,097	909,251	108.83	113.43	221,435,000	18.48%
2022	2,912,636	-	3,605,442	-	1,198,947	1,480,390	133.47	111.85	235,425,000	18.85%
2021	2,635,810	-	2,878,889	-	1,049,796	1,062,332	107.62	119.77	212,521,000	15.93%
2020	2,287,691	925,898	2,343,646	327,398	862,156	873,272	94.75	91.61	177,159,000	14.25%

(1)
Amounts represent compensation actually paid to each of our PEOs and the average compensation actually paid to our remaining NEOs for the relevant fiscal year, as determined under SEC rules. Compensation actually paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table above for the applicable fiscal year, adjusted as follows:

	2024	2023	2022	2021	2020

Summary Compensation Table Amount for PEO David A. Brager	$3,117,215	$2,838,638	$2,912,636	$2,635,810	$2,287,691

(-) Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table	(1,237,496)	(1,200,005)	(959,469)	(863,835)	(934,725)

(+) Fair Value of Equity Awards Granted during the Year that Remain Unvested as of Year-End	1,395,932	1,001,989	1,099,525	927,053	1,004,250

(+) Fair Value of Equity Awards Granted during the Year that Vested during the Year	-	-	-	-	-

(+ or -) Change in Fair Value of Awards Granted in Prior Years that were Unvested as of Year-End	199,473	(249,059)	415,408	81,016	(22,880)

(+ or -) Change in Fair Value of Awards Granted in Prior Years that Vested during the Year	(112,931)	(205,097)	42,851	33,181	(35,915)

(-) Prior Year-End Fair Value of Awards that were Forfeited during the Year	-	-	-	-	-

(+) Dividends Paid or Accrued on Unvested Awards during the Year(2)	118,672	103,677	94,492	65,664	45,225

Deduction for Change in the Actuarial Present Values reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the Summary Compensation Table(3)	-	-	-	-	-

Increase for Service Cost and, if applicable, Prior Service Cost for Pension Plans(3)	-	-	-	-	-

Compensation Actually Paid for PEO	$3,480,865	$2,290,144	$3,605,442	$2,878,889	$2,343,646

	2024	2023	2022	2021	2020

Summary Compensation Table Amount for PEO Christopher D. Myers	-	-	-	-	$925,898

(-) Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table	-	-	-	-	$0.00

(+) Fair Value of Equity Awards Granted during the Year that Remain Unvested as of Year-End	-	-	-	-	-

(+) Fair Value of Equity Awards Granted during the Year that Vested during the Year	-	-	-	-	-

(+ or -) Change in Fair Value of Awards Granted in Prior Years that were Unvested as of Year-End	-	-	-	-	-

(+ or -) Change in Fair Value of Awards Granted in Prior Years that Vested during the Year	-	-	-	-	(598,500)

(-) Prior Year-End Fair Value of Awards that were Forfeited during the Year	-	-	-	-	-

(+) Dividends Paid or Accrued on Unvested Awards during the Year(2)	-	-	-	-	-

Deduction for Change in the Actuarial Present Values reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the Summary Compensation Table(3)	-	-	-	-	-

Increase for Service Cost and, if applicable, Prior Service Cost for Pension Plans(3)	-	-	-	-	-

Compensation Actually Paid for PEO	-	-	-	-	$327,398

	2024	2023	2022	2021	2020

Average Summary Compensation Table Amount for NEOs	$1,144,891	$1,137,097	$1,198,947	$1,049,796	$862,156

(-) Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table	(447,501)	(427,503)	(418,504)	(365,789)	(419,719)

(+) Fair Value of Equity Awards Granted during the Year that Remain Unvested as of Year-End	504,794	356,959	479,594	296,015	450,938

(+) Fair Value of Equity Awards Granted during the Year that Vested during the Year	-	-	-	-	-

(+ or -) Change in Fair Value of Awards Granted in Prior Years that were Unvested as of Year-End	82,928	(112,304)	161,156	28,937	(14,638)

(+ or -) Change in Fair Value of Awards Granted in Prior Years that Vested during the Year	(46,574)	(87,142)	20,273	27,867	(24,882)

(-) Prior Year-End Fair Value of Awards that were Forfeited during the Year	-

(+) Dividends Paid or Accrued on Unvested Awards during the Year(2)	46,030	42,143	38,924	25,507	19,418

Deduction for Change in the Actuarial Present Values reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the Summary Compensation Table(3)	-	-	-	-	-

Increase for Service Cost and, if applicable, Prior Service Cost for Pension Plans(3)	-	-	-	-	-

Average Compensation Actually Paid for NEOs	$1,284,568	$909,251	$1,480,390	$1,062,332	$873,272

	2024	2023	2022	2021	2020

NEOs included in Average Summary Compensation and Average Compensation Actually Paid	E. Allen Nicholson, David F. Farnsworth, David C. Harvey, Richard H. Wohl	E. Allen Nicholson, David F. Farnsworth, David C. Harvey, Richard H. Wohl	E. Allen Nicholson, David F. Farnsworth, David C. Harvey, Richard H. Wohl	E. Allen Nicholson, David F. Farnsworth, David C. Harvey, Richard H. Wohl, Brian T. Mauntel	E. Allen Nicholson, David F. Farnsworth, David C. Harvey, Richard H. Wohl

(2)
The dollar amounts in the row "Dividends Paid or Accrued on Unvested Awards during the Year" have been revised for the years 2020-2023 from the dollar amounts previously reported in last year's "Pay Versus Performance" Table in order to correct an administrative error. These revisions are likewise reflected in the columns and rows that specify final total Compensation Actually Paid for the relevant executive officer for the years 2020-2023.
(3)
The Company does not maintain, and has not maintained, any defined benefit or actuarial pension plans during the five-year period covered by this Table.
(4)
Based on initial investment of $100 at market close on December 31, 2019, and the cumulative Total Shareholder Return of investment in CVBF common stock (column (f)) and the KBW Nasdaq Regional Banking Index (column (g)) through the last day of the fiscal year indicated.
(5)
Our Company-Selected Measure is Return on Average Tangible Common Equity, which is a non-GAAP measure (net income, adjusted for tax-affected amortization of intangibles, as a percent of average tangible common equity (average stockholders’ equity, less average intangible assets)).

Pay Versus Performance Tabular List

We believe the following performance measures represent the most important financial performance measures used by us to link compensation actually paid to our NEOs for the fiscal year ended December 31, 2024:

Most Important Performance Measures

Net Profit After Tax

Relative Return on Average Tangible Common Equity

Relative Return on Average Assets

Average Demand Deposits

Average Total Loans (Net)

Noninterest Income

Noninterest (Operating) Expenses

For descriptions and additional details regarding our most important financial performance measures, please see the discussion in our Compensation Discussion and Analysis (CD&A) section in this proxy statement.

Narrative Disclosure to Pay Versus Performance Table

The graphs below compare the compensation actually paid (“CAP”) to each of our PEOs and the average of the compensation actually paid to our remaining NEOs, with

•
The Company’s cumulative Total Stockholder Return (“TSR”) and the Peer Group’s cumulative TSR
•
The Company’s Net Income
•
The Company Selected Measure, which is Return on Average Tangible Common Equity

CAP vs. TSR
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$-
Compensation ($000s)
$200.00
$175.00
$150.00
$125.00
$100.00
$75.00
$50.00
$25.00
$0.00
Total Sharehlder Return on $100 Invested at Beginning of Period
2019
2020
2021
2022
2023
2024
PEO Compensation Actually Paid
Average non-PEO NEO Compensation Actually Paid
Former PEO Compensation Actually Paid
CVBF value of $100 Invested 12/31/19
Peer Group value of $100 Invested 12/31/19

CAP vs. Net Income
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$-
Compensation ($000s)
$300
$250
$200
$150
$100
$50
$-
Net Income ($mil.)
2020
2021
2022
2023
2024
PEO Compensation Actually Paid
Average non-PEO NEO Compensation Actually Paid
Former PEO Compensation Actually Paid
Net Income ($mil.)

CAP vs. Return on Average Tangible Common Equity
Compensation ($000s)
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$-
20%
15%
10%
5%
0%
Return on Average Tangible Common Equity (%)
2020
2021
2022
2023
2024
PEO Compensation Actually Paid
Average non-PEO NEO Compensation Actually Paid
Former PEO Compensation Actually Paid
Return on Average Tangible Common Equity (%)

Equity Compensation Plan Information

Our 2018 Equity Incentive Plan (“2018 Equity Incentive Plan”) was approved by our shareholders at our annual meeting on May 23, 2018 and became effective on that date. The 2018 Equity Incentive Plan originally authorized the grant of awards covering to up to nine million (9,000,000) shares of CVB Financial Corp.’s common stock, and is administered by our Compensation Committee, which is comprised of all seven of our non-employee directors.

Our 2018 Equity Incentive Plan provides the Compensation Committee with the authority to grant a variety of types of equity awards, which include incentive stock options, nonqualified stock options, stock appreciation rights, performance-based restricted stock, restricted stock, restricted stock units and other types of stock-based awards. No individual participant may be granted any stock options, stock appreciation rights, performance-based restricted stock, restricted stock, restricted stock units or other stock-based awards under our 2018 Equity Incentive Plan during any calendar year relating, in the aggregate, to more than 500,000 shares of our common stock.

The Compensation Committee determines the types of awards to be granted from among those provided under the 2018 Equity Incentive Plan and the terms of such awards, including the number of shares of our common stock underlying the awards; restriction and vesting requirements, which may be time-based vesting or vesting upon satisfaction of performance goals and/or other conditions; the exercise price for options and stock appreciation rights, which may not be less than 100% of fair market value of a share on the grant date; and, where applicable, the expiration date of awards, which may not be more than 10 years after the grant date. In addition, without the prior approval of our shareholders, options and other awards granted under our 2018 Equity Incentive Plan may not be repriced, replaced or amended to reduce the exercise price. The exercise price for options is always the closing market price of CVB Financial Corp.’s stock as the close of business on the date of the grant.

Pursuant to the provisions of our 2018 Equity Incentive Plan, the Board of Directors of CVB Financial Corp. may designate a Committee of the Board or any executive officer of the Company to administer the Plan and to make equity awards under the Plan, subject to the provisos that (i) only a Committee of Independent Directors may make equity awards to any Section 16 officers of the Company and (ii) only the Board as a whole may make equity awards to our non-employee directors. The Board of Directors has, accordingly, designated Mr. Brager, our President and CEO, as an administrator under our 2018 Equity Incentive Plan and authorized him to make equity awards in the form of CVB Financial Corp. restricted shares or stock options to any employees or consultants of the Company who are not Section 16 officers or non-employee directors, in amounts up to 5000 shares, individually, with all such awards to be reported to the Compensation Committee at its next regular or special meeting. This limited authority is primarily intended to enable the Company’s President and CEO to provide equity grants to new employees or special retention incentives to existing employees as necessary on a timely basis.

Our previous 2008 Equity Incentive Plan (“2008 Equity Incentive Plan”) was adopted by our shareholders at our annual meeting in 2008 and expired on April 11, 2018 at the end of its ten-year term. However, while no new equity incentive awards may be issued under the 2008 Equity Incentive Plan, it continues to govern the terms of all equity incentive awards issued during its effective term, some of which currently remain outstanding. As in the case of our 2018 Equity Incentive Plan, the Compensation Committee is authorized to continue to administer our 2008 Equity Incentive Plan with respect to equity incentive awards that were issued and remain in force under its provisions.

In the event of a change of control of CVB Financial Corp. or Citizens Business Bank, all the vesting restrictions lapse on equity awards under both the 2008 and 2018 Equity Incentive Plans. Subject to the respective terms of our 2008 and 2018 Equity Incentive Plans, our Compensation Committee has the authority, in its sole and absolute discretion, to remove any or all of the vesting restrictions on the restricted stock, restricted stock unit, performance-based shares and option grants made under such Plans.

The following table provides information as of December 31, 2024, with respect to shares of CVB Financial Corp. common stock that may be issued under our equity compensation plans.

EQUITY COMPENSATION PLAN TABLE

(a)	(b)	(c)	(d)
Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights(2)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(3)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (b))(4)

Equity compensation plans approved by security holders(1)	646,531	$20.01	5,372,300
Equity compensation plans not approved by security holders	-	-	-
Total	646,531	$20.01	5,372,300

(1)
As described immediately above, these plans are the Company’s 2008 Equity Incentive Plan and 2018 Equity Incentive Plan.
(2)
This total includes an aggregate of 213,181 Performance RSUs and assumes that shares issued upon the vesting of Performance RSUs would vest at 100% of the target number of units. The actual number of shares to be issued on vesting of Performance RSUs could be zero to 125% of the target number of Performance RSUs.
(3)
Weighted average exercise price of outstanding options; excludes RSUs and Performance RSUs.
(4)
Assumes all awards are made in the form of stock options, stock appreciation rights and other less than full value awards. Each award of one Time RSU, Performance RSU or other full value award under our 2018 Equity Incentive Plan reduces the number of shares available under the plan by two, so the number of securities available for issuance will be smaller to the extent awards are made as Time RSUs, Performance RSUs or other full value awards.

PROPOSAL NO. 3

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Vote Required

The affirmative vote of holders of a majority of the shares represented and voting at the meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) is required to approve this Proposal 3. Unless instructions to the contrary are specified in a proxy properly voted and returned through available channels, the proxies that are received will be voted FOR this proposal.

The Board of Directors Recommends a Vote “FOR” Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2025.

Selection of Independent Auditors

We have selected KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2025. The Audit Committee appoints our independent auditors. KPMG LLP has served as our independent registered public accountants since July 5, 2007. We believe KPMG LLP has provided audit services at customary rates and terms.

Principal Auditor’s Fees

The aggregate fees CVB Financial Corp. incurred for audit and non-audit services provided by KPMG LLP, which acted as our independent registered public accountants for the fiscal years ended December 31, 2024 and 2023, were as follows:

	2024	2023
	($)	($)

Audit Fees(1)	1,668,000	1,662,420
Audit-related Fees(2)	-	-
Tax Fees(3)	-	-
All Other Fees(4)	-	-
Total	1,668,000	1,662,420

(1)
Audit Fees consisted of fees and out-of-pocket expenses for the audit of CVB Financial Corp.’s consolidated financial statements, internal controls over financial reporting and review of financial statements included in CVB Financial Corp.’s annual and quarterly reports.
(2)
Audit-related Fees consisted of any fees billed for professional assurance and related services other than those noted in footnote (1) above.
(3)
Tax Fees (if any) consisted of fees billed for the preparation of the Company’s federal and state income tax returns, including amended tax returns, tax planning and tax advice.
(4)
All Other Fees (if any) consisted of any fees for other non-audit services.

Audit Committee Oversight

The Audit Committee’s pre-approval policy provides for pre-approval of all audit, audit-related and tax services. Accordingly, all audit, audit-related and tax services provided by KPMG LLP were pre-approved by our Audit Committee. The Audit Committee has also granted general pre-approval for certain authorized audit, audit-related and tax services. However, if the cost of any such services exceeds the range of anticipated cost levels, the services will require specific pre-approval by the Audit Committee. In addition, if any particular service falls outside the general pre-approval, it must also be specifically approved by the Audit Committee. If specific pre-approval of a service is required, both the independent auditor and CVB Financial Corp.’s Chief Financial Officer must submit a request to the Audit Committee, including the reasons why the proposed service is consistent with the SEC’s regulations on auditor independence. In addition, with respect to each pre-approved service, the independent auditor is required to provide detailed back-up documentation, which will be provided to the Audit Committee, regarding the specific services to be provided.

The pre-approval policy also authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

The Audit Committee also considers whether any other non-audit services that may from time to time be provided by KPMG LLP are compatible with maintaining the independence of KPMG LLP.

Representatives from KPMG LLP will be present at our annual meeting, will be available to respond to your appropriate questions and will be able to make such statements as they desire. If you do not ratify the selection of independent accountants, the Audit Committee will reconsider the appointment. However, even if you ratify the selection, the Audit Committee may still appoint new independent accountants at any time during the year if it believes that such a change would be in the best interests of CVB Financial Corp. and our shareholders.

Audit Committee Report

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof, and irrespective of any general incorporation language in any such filings, except to the extent that we specifically incorporate this Report by reference.

The Audit Committee reports to the Board of Directors and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management, the audit processes of CVB Financial Corp. and our information security program. The Audit Committee manages CVB Financial Corp.’s relationship with its independent auditors (who report directly to the Audit Committee).

In discharging its oversight responsibility, the Audit Committee has met and held discussion with management and KPMG LLP, the independent registered public accounting firm for CVB Financial Corp., regarding our audited consolidated financial statements. Management represented to the Audit Committee that the consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the Company’s independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee also has received the written disclosures and the letter from the independent auditors required by the applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence. The Audit Committee also has reviewed the most recent PCAOB inspection report and peer review report of KPMG LLP by PricewaterhouseCoopers LLP.

Based on these discussions and reviews, the Audit Committee recommended that the Board of Directors approve the inclusion of CVB Financial Corp.’s audited consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.

Respectfully submitted by the members of the Audit Committee of the Board of Directors:

THE AUDIT COMMITTEE
Kimberly Sheehy, Chair	Jane Olvera Majors
Stephen A. Del Guercio	Raymond V. O’Brien III
Anna Kan	Hal W. Oswalt

Annual Report on Form 10-K

Together with this proxy statement, CVB Financial Corp. has distributed or made available via the Internet to each of its shareholders its Annual Report on Form 10-K for the year ended December 31, 2024, which includes the consolidated balance sheets of CVB Financial Corp. and its subsidiaries as of December 31, 2024 and 2023, and the related consolidated statements of earnings and comprehensive income, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2024. If you did not view or receive the Annual Report on Form 10-K (or would like a paper copy), we will send it to you without charge.

The Annual Report on Form 10-K includes a list of exhibits filed with the SEC, but the Annual Report on Form 10-K that we have posted or delivered to you does not include the exhibits. If you wish to receive copies of the exhibits, we will send them to you. Expenses for copying and mailing will be your responsibility. Please call (909) 980-4030 or write to:

Corporate Secretary

CVB Financial Corp.

701 North Haven Avenue, Suite 350

Ontario, California 91764

In addition, the SEC maintains an Internet site at http://sec.gov that contains information and exhibits we file with the SEC.

Proposals of Shareholders for 2026

If you wish to submit a proposal for consideration at our 2026 annual meeting of shareholders, you may do so by following the procedures prescribed in the Securities Exchange Act and in our Bylaws. To be eligible for inclusion in our proxy statement and proxy materials under applicable rules of the SEC, our Corporate Secretary must receive your proposal no later than December 10, 2025, at the above address. Please also refer to the section of this proxy statement on “Shareholder Nominations of Director Candidates and Other Proposals” for a summary of requirements applicable to shareholder nominations of directors and other proposals under our corporate Bylaws.

For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph), but is instead sought to be presented directly at next year’s annual meeting, SEC rules permit management to vote proxies in its discretion if CVB Financial Corp. (a) receives notice of the proposal before the close of business on February 23, 2026 and advises shareholders in next year’s proxy statement about the nature of the matter and how management intends to vote on the matter, or (b) does not receive notice of the proposal prior to the close of business on February 23, 2026.

Notices of intention to present proposals at the 2026 annual meeting of shareholders should be addressed to our Corporate Secretary, CVB Financial Corp., 701 North Haven Avenue, Suite 350, Ontario, California 91764, and must comply with the provisions of our Bylaws. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other requirements.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 23, 2026.

CVB FINANCIAL CORP.

David A. Brager

President and Chief Executive Officer

Dated: April 9, 2025

CITIZENS BUSINESS BANK
A Financial Services Company

CVB Financial Corp.

CITIZENSTRUST™

701 N Haven Avenue | Ontario, CA 91764 | 909.980.4030 | cbbank.com

701 N Haven Avenue I Ontario, CA 91764 I 909.980.4030 I cbbank.com

GB CVB Financial Corp. VOTE Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X Your vote matters - here's how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by May 20, 2025 at 11:59 PM, local time. F Online Go to www.investorvote.com/CVBF or scan the QR code login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/CVBF 2025 Annual Meeting Proxy Card ▼IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼ A Proposals - The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. 1. Election of Directors: 01 - George A. Borba, Jr. 02 - David A. Brager 05 - Jane Olvera Majors 06- Raymond V. O'Brien III 03 Stephen A. Del Guercio 07 - Hal W. Oswalt 04 - Anna Kan 08 - Kimberly Sheehy 04 05 06 07 08 Mark here to vote FOR all nominees Mark here to WITHHOLD vote from all nominees For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. 01 02 03 For Against Abstain 2. To approve, on a non-binding advisory basis, the compensation of CVB Financial Corp.'s named executive officers ("Say-On-Pay") 3. To ratify the appointment of KPMG LLP as independent registered public accountants of CVB Financial Corp. for the year ending December 31, 2025. + For Against Abstain B Authorized Signatures - This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title. Date (mm/dd/yyyy) - Please print date below. Signature 1 - Please keep signature within the box. Signature 2 Please keep signature within the box. 1 PC F 044L9B +

2025 Annual Meeting Admission Ticket 2025 Annual Meeting of CVB Financial Corp. Shareholders May 21, 2025, 8:00 AM local time CVB Financial Corp. Corporate Headquarters 701 North Haven Avenue, Ontario, CA 91764 Upon arrival, please present this admission ticket and photo identification at the registration desk. We will hold our annual meeting in person. In addition, we are planning to provide interested shareholders, members of our Board of Directors and our associates the opportunity to listen to our annual meeting by remotely dialing into an audio conference call, which will broadcast the proceedings concurrently and allow for questions and answers. There will be no food or refreshments provided at this meeting. The live audio call will be held concurrently with our annual meeting (8:00 a.m. PDT on May 21, 2025). To join our conference call facility, please dial 1 (833) 630-1956. Questions will be permitted in person and when prompted by the moderator. A taped replay will be made available approximately one hour after the conclusion of the call and will remain available until 6:00 a.m. PDT on May 28, 2025. To access the replay, please dial 1 (877) 344-7529 passcode 5400593. Please note that, in order to cast your votes on any matters to be considered at our annual meeting or otherwise to be present for purposes of California law, please either (i) vote in advance by internet, telephone or return of your proxy card, or (ii) vote in person by attending the annual meeting at its designated location. Listening to the proceedings by audio conference call will not constitute attendance for legal purposes. We will not have the ability to accept or change any shareholder votes on the annual meeting audio call. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The materials are available at: https://investors.cbbank.com/annual-meeting. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/CVBF ▼IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼ CVB FINANCIAL CORP. + Notice of 2025 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting - May 21, 2025 David A. Brager, E. Allen Nicholson and Richard H. Wohl, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of CVB Financial Corp. to be held on May 21, 2025 or at any postponement or adjournment thereof. THE BOARD OF DIRECTORS RECOMMENDS A VOTE (1) "FOR" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, (2) "FOR" APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS, AND (3) "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG, LLP. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS NOMINATED BY THE BOARD, AND "FOR" PROPOSALS 2 AND 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address - Please print new address below. Comments - Please print your comments below. +